                          SALE AND SERVICING AGREEMENT

                                      among

                       MFN AUTO RECEIVABLES TRUST 2002-A,

                                     Issuer,

                             MFN SECURITIZATION LLC,

                                     Seller,

                          MERCURY FINANCE COMPANY LLC,

                                    Servicer,

                           MFN FINANCIAL CORPORATION,

                            as Performance Guarantor

                          BANK ONE TRUST COMPANY, N.A.,

                            as Trust Collateral Agent

                                       and

                     SYSTEMS & SERVICES TECHNOLOGIES, INC.,

                               as Backup Servicer

                            Dated as of March 1, 2002


Note - this document was received on 4-18-02 from Vedder Price as the final S+S. The only subsequent change was to add this note to the cover page. Password to modify is "Vedder"


                                                 TABLE OF CONTENTS

                                                                                                               PAGE
Article I             DEFINITIONS................................................................................1

         SECTION 1.1.               DEFINITIONS..................................................................1
         SECTION 1.2.               OTHER DEFINITIONAL PROVISIONS...............................................29

Article II            CONVEYANCE OF RECEIVABLES.................................................................30

         SECTION 2.1.               CONVEYANCE OF RECEIVABLES...................................................30
         SECTION 2.2.               [RESERVED]..................................................................31
         SECTION 2.3.               FURTHER ENCUMBRANCE OF TRUST PROPERTY.......................................31

Article III           THE RECEIVABLES...........................................................................31

         SECTION 3.1.               REPRESENTATIONS AND WARRANTIES OF SELLER....................................31
         SECTION 3.2.               REPURCHASE UPON BREACH......................................................32
         SECTION 3.3.               [RESERVED]..................................................................33
         SECTION 3.4.               CUSTODY OF RECEIVABLES FILES................................................33

Article IV            ADMINISTRATION AND SERVICING OF RECEIVABLES...............................................33

         SECTION 4.1.               DUTIES OF THE SERVICER......................................................33
         SECTION 4.2.               COLLECTION OF RECEIVABLE PAYMENTS; MODIFICATIONS OF RECEIVABLES;
                                    LOCKBOX AGREEMENTS; BLOCKED ACCOUNT AGREEMENTS..............................35
         SECTION 4.3.               REALIZATION UPON RECEIVABLES................................................36
         SECTION 4.4.               INSURANCE...................................................................37
         SECTION 4.5.               MAINTENANCE OF SECURITY INTERESTS IN VEHICLES...............................39
         SECTION 4.6.               COVENANTS, REPRESENTATIONS, AND WARRANTIES OF SERVICER......................40
         SECTION 4.7.               PURCHASE OF RECEIVABLES UPON BREACH.........................................41
         SECTION 4.8.               TOTAL SERVICING FEE; PAYMENT OF CERTAIN EXPENSES BY SERVICER................41
         SECTION 4.9.               SERVICER'S CERTIFICATE......................................................42
         SECTION 4.10.              ANNUAL STATEMENT AS TO COMPLIANCE, NOTICE OF SERVICER TERMINATION
                                    EVENT.......................................................................43
         SECTION 4.11.              ANNUAL INDEPENDENT ACCOUNTANTS' REPORT......................................43
         SECTION 4.12.              ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING RECEIVABLES.......44
         SECTION 4.13.              MONTHLY TAPE................................................................44
         SECTION 4.14.              RETENTION AND TERMINATION OF SERVICER.......................................45
         SECTION 4.15.              FIDELITY BOND...............................................................45


                                                         i

                                                 TABLE OF CONTENTS
                                                    (continued)

Article V             TRUST ACCOUNTS; DISTRIBUTIONS; STATEMENTS TO NOTEHOLDERS..................................46

         SECTION 5.1.               ESTABLISHMENT OF TRUST ACCOUNTS.............................................46
         SECTION 5.2.               DEFICIENCY CLAIMS AND SHORTFALL AMOUNTS.....................................48
         SECTION 5.3.               CERTAIN REIMBURSEMENTS TO THE SERVICER......................................49
         SECTION 5.4.               APPLICATION OF COLLECTIONS..................................................50
         SECTION 5.5.               WITHDRAWALS FROM SPREAD ACCOUNT.............................................50
         SECTION 5.6.               ADDITIONAL DEPOSITS.........................................................50
         SECTION 5.7.               DISTRIBUTIONS...............................................................51
         SECTION 5.8.               NOTE DISTRIBUTION ACCOUNT...................................................53
         SECTION 5.9.               [RESERVED]..................................................................54
         SECTION 5.10.              STATEMENTS TO NOTEHOLDERS...................................................54

Article VI            THE NOTE POLICY...........................................................................55

         SECTION 6.1.               CLAIMS UNDER NOTE POLICY....................................................55
         SECTION 6.2.               PREFERENCE CLAIMS UNDER NOTE POLICY.........................................57
         SECTION 6.3.               SURRENDER OF NOTE POLICY....................................................57
         SECTION 6.4.               OPTIONAL DEPOSITS BY THE INSURER............................................57
         SECTION 6.5.               OTHER MATTERS RELATING THE INSURER..........................................58
         SECTION 6.6.               DIRECTION BY THE INSURER....................................................58

Article VII           THE SELLER................................................................................58

         SECTION 7.1.               REPRESENTATIONS OF SELLER...................................................58
         SECTION 7.2.               CORPORATE EXISTENCE.........................................................60
         SECTION 7.3.               LIABILITY OF SELLER; INDEMNITIES............................................61
         SECTION 7.4.               MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF,
                                    SELLER......................................................................62
         SECTION 7.5.               LIMITATION ON LIABILITY OF SELLER AND OTHERS................................62
         SECTION 7.6.               OWNERSHIP OF THE CERTIFICATES OR NOTES......................................62
         SECTION 7.7.               CHANGE OF JURISDICTION......................................................63

Article VIII          THE SERVICER..............................................................................63

         SECTION 8.1.               REPRESENTATIONS OF SERVICER.................................................63
         SECTION 8.2.               LIABILITY OF SERVICER; INDEMNITIES..........................................64
         SECTION 8.3.               MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF THE
                                    SERVICER OR THE BACKUP SERVICER.............................................66
         SECTION 8.4.               LIMITATION ON LIABILITY OF SERVICER, BACKUP SERVICER AND OTHERS.............67
         SECTION 8.5.               DELEGATION OF DUTIES........................................................68
         SECTION 8.6.               SERVICER AND BACKUP SERVICER NOT TO RESIGN..................................69
         SECTION 8.7.               FINANCIAL CONDITION OF CPS..................................................69


                                                        ii

                                                 TABLE OF CONTENTS
                                                    (continued)

Article IX            DEFAULT...................................................................................70

         SECTION 9.1.               SERVICER TERMINATION EVENT..................................................70
         SECTION 9.2.               CONSEQUENCES OF A SERVICER TERMINATION EVENT................................72
         SECTION 9.3.               APPOINTMENT OF SUCCESSOR....................................................73
         SECTION 9.4.               NOTIFICATION TO NOTEHOLDERS.................................................74
         SECTION 9.5.               WAIVER OF PAST DEFAULTS.....................................................75
         SECTION 9.6.               NO REMEDY EXCLUSIVE.........................................................75

Article X             TERMINATION AND OPTIONAL REPURCHASES......................................................75

         SECTION 10.1.              OPTIONAL PURCHASE OF ALL RECEIVABLES........................................75

Article XI            ADMINISTRATIVE DUTIES OF THE SERVICER.....................................................76

         SECTION 11.1.              ADMINISTRATIVE DUTIES.......................................................76
         SECTION 11.2.              RECORDS.....................................................................78
         SECTION 11.3.              ADDITIONAL INFORMATION TO BE FURNISHED TO THE ISSUER........................78

Article XII           MISCELLANEOUS PROVISIONS..................................................................78

         SECTION 12.1.              AMENDMENT...................................................................78
         SECTION 12.2.              PROTECTION OF TITLE TO TRUST................................................80
         SECTION 12.3.              NOTICES.....................................................................81
         SECTION 12.4.              ASSIGNMENT..................................................................82
         SECTION 12.5.              LIMITATIONS ON RIGHTS OF OTHERS.............................................83
         SECTION 12.6.              SEVERABILITY................................................................83
         SECTION 12.7.              SEPARATE COUNTERPARTS.......................................................83
         SECTION 12.8.              HEADINGS....................................................................83
         SECTION 12.9.              GOVERNING LAW...............................................................83
         SECTION 12.10.             ASSIGNMENT TO TRUSTEE.......................................................83
         SECTION 12.11.             NONPETITION COVENANTS.......................................................84
         SECTION 12.12.             LIMITATION OF LIABILITY OF OWNER TRUSTEE AND TRUSTEE........................84
         SECTION 12.13.             INDEPENDENCE OF THE SERVICER................................................85
         SECTION 12.14.             NO JOINT VENTURE............................................................85

Article XIII          PERFORMANCE GUARANTY......................................................................85

         SECTION 13.1.              TERMS OF PERFORMANCE GUARANTY...............................................85
         SECTION 13.2.              COVENANTS OF THE PERFORMANCE GUARANTOR......................................86
         SECTION 13.3.              REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PERFORMANCE GUARANTOR......88

                                                        iii

                             TABLE OF CONTENTS
                                   (continued)



SCHEDULES
Schedule A Schedules of Receivables
Schedule B Representations and Warranties of the Seller
Schedule C Servicing Agreements and Summary of Services for the Backup Servicer

EXHIBITS
Exhibit A      Form of Servicer's Certificate
Exhibit B      Form of Statement to Noteholders
Exhibit C      Investor Certification

         SALE AND SERVICING AGREEMENT dated as of March 1, 2002, among MFN AUTO RECEIVABLES TRUST 2002-A, a Delaware business trust, as Issuer (the "ISSUER"), MFN SECURITIZATION LLC, a Delaware limited liability company, as Seller (the "SELLER"), MERCURY FINANCE COMPANY LLC, a Delaware limited liability company, as Servicer (the "SERVICER"), BANK ONE TRUST COMPANY, N.A., a national banking association, in its capacity as Trust Collateral Agent (the "TRUST COLLATERAL AGENT") and SYSTEMS & SERVICES TECHNOLOGIES, INC., a Delaware corporation, as Backup Servicer (the "BACKUP SERVICER").

         WHEREAS the Issuer desires to purchase from the Seller a portfolio of receivables arising in connection with motor vehicle retail installment sale contracts acquired by the Seller from Mercury Finance Company LLC ("MERCURY FINANCE") and certain of its affiliates;

         WHEREAS Mercury Finance and certain of its affiliates acquired the motor vehicle retail installment sale contracts from motor vehicle dealers;

         WHEREAS the Seller has acquired such receivables from Mercury Finance and is willing to sell such receivables to the Issuer; and

         WHEREAS the Servicer is willing to service all such receivables;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. DEFINITIONS. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

         "ACCELERATED PRINCIPAL AMOUNT" for a Distribution Date will equal the lesser of (x) the excess, if any, of the amount of the total Available Funds on such Distribution Date over the amounts payable on such Distribution Date pursuant to clauses (i) through (vi) of Section 5.7(b) hereof; and (y) the excess, if any, on such Distribution Date of (i) the Pro Forma Note Balance for such Distribution Date over (ii) the Required Pro Forma Note Balance for such Distribution Date.

         "ACCOUNTANTS' REPORT" means the report of a firm of nationally recognized Independent Accountants described in Section 4.11.

         "ACCOUNTING DATE" means, with respect to any Collection Period, the last day of such Collection Period.

         "ADDITIONAL FUNDS AVAILABLE" means, with respect to any Distribution Date, the sum of (i) the Deficiency Claim Amount, if any, received by the Trust Collateral Agent with respect to such Distribution Date plus (ii) the Insurer Optional Deposit, if any, received by the Trust Collateral Agent with respect to such Distribution Date.

         "ADD-ON BALANCE" means, on any date, and with respect to any Receivable, any Insurance Add-On Amount included in the principal amount of the obligation of any Obligor.

         "AFFILIATE" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AGGREGATE PRINCIPAL BALANCE" means, with respect to any date of determination, the sum of the Principal Balances for all Receivables (other than (i) any Receivable that became a Liquidated Receivable prior to the end of the related Collection Period and (ii) any Receivable that became a Purchased Receivable prior to the end of the related Collection Period) as of the close of business on the day immediately preceding such date of determination.

         "AGREEMENT" means this Sale and Servicing Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "AMOUNT FINANCED" means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced at the time the Receivable was originated in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs. For the purposes of this definition, it is the intention of the parties hereto that the definition of Amount Financed shall not include any Add-On Balance.

         "ANNUAL PERCENTAGE RATE" or "APR" means, with respect to a Receivable, the annual percentage rate of finance charges or service charges, as stated in the related Contract.

         "AVAILABLE FUNDS" means, with respect to any Distribution Date, the sum of (i) the Collected Funds for the related Collection Period, (ii) all Purchase Amounts deposited in the Collection Account during the related Collection Period, plus Investment Earnings with respect to the Trust Accounts for the related Collection Period, (iii) following the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.3 of the Indenture since the preceding Distribution Date by the Trust Collateral Agent or Controlling Party for distribution pursuant to Section 5.6 and Section 5.8 of the Indenture, (iv) any Spread Account Release Amount with respect to such Distribution Date, (v) the proceeds of any purchase or sale of the assets of the Trust described in Section
10.1 hereof and (vi) any amount deposited in the Collection Account pursuant to
Section 5.2 herein.

         "BACKUP SERVICER" means SST and its successors and assigns.

         "BASIC DOCUMENTS" means this Agreement, the Certificate of Trust, the Trust Agreement, the Indenture, the Sale and Distribution Agreement, the Purchase and Sale Agreement, the Spread Account Agreement, the Insurance Agreement, the Note Policy, the Indemnification Agreement and other documents and certificates delivered in connection therewith.

         "BLOCKED ACCOUNT AGREEMENTS" means the Harris Blocked Account Agreement, the LaSalle Blocked Account Agreement and such other blocked account agreements with any other depository institution which the Servicer may be a party to from time to time.

         "BLOCKED ACCOUNT BANKS" means Harris Trust and Savings Bank, LaSalle Bank National Association and any other depository institution party to a Blocked Account Agreement.

         "BLOCKED ACCOUNTS" means the Harris Blocked Accounts, the LaSalle Blocked Account and any other account maintained pursuant to a Blocked Account Agreement.

         "BRANCH COLLECTION RATE" means during any Collection Period, the quotient (expressed as a percentage) of (x) the number of all Open Accounts with respect to which payments by or on behalf of Obligors were received directly by a Contributing Subsidiary or the Servicer during such Collection Period divided by (y) the total number of Open Accounts at the commencement of such Collection Period.

         "BRANCH COLLECTIONS TRIGGER EVENT" means for any Collection Period the Branch Collection Rate exceeds 15%.

         "BUSINESS DAY" means a day other than a Saturday, a Sunday or other day on which commercial banks located in the states of Delaware, Illinois, Arizona or New York are authorized or obligated to be closed.

         "CALCULATION DATE" means the close of business on the last day of each Collection Period.

         "CASH EQUIVALENTS" means cash on hand and any investments described in the definition of Eligible Investments.

         "CERTIFICATE" means the trust certificate evidencing the beneficial interest of the Certificateholder in the Trust.

         "CERTIFICATEHOLDER" means the Person in whose name the Certificate is registered.

         "CLASS" means the Class A-1 Notes and the Class A-2 Notes as the context requires.

         "CLASS A-1 NOTES" has the meaning assigned to such term in the Indenture.

         "CLASS A-2 NOTES" has the meaning assigned to such term in the Indenture.

         "CLOSING DATE" means March 8, 2002.

         "CODE" means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor law and the regulations promulgated and the rulings issued thereunder.

         "COLLATERAL AGENT" means Bank One Trust Company, N.A., in its capacity as Collateral Agent under the Spread Account Agreement.

         "COLLATERAL INSURANCE" shall have the meaning set forth in Section 4.4(e).

         "COLLECTED FUNDS" means, with respect to any Collection Period, the amount of funds in the Collection Account representing collections on the Receivables during such Collection Period, including all Net Liquidation Proceeds collected during such Collection Period (but excluding any Purchase Amounts and collections in respect of Add-On Balances not applied to Scheduled Receivables Payments in accordance with Section 4.4(c) herein).

         "COLLECTION ACCOUNT" means the account designated as such, established and maintained pursuant to Section 5.1.

         "COLLECTION PERIOD" means, with respect to the first Distribution Date, the period beginning on the close of business on the Cutoff Date and ending on the close of business on March 31, 2002. With respect to each subsequent Distribution Date, "Collection Period" means preceding calendar month. Any amount stated "as of the close of business of the last day of a Collection Period" shall give effect to the following calculations as determined as of the end of the day on such last day: (i) all applications of collections and (ii) all distributions.

         "COLLECTION RECORDS" means all manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Receivables.

         "COMPUTER TAPE" means the computer tapes or other electronic media furnished by the Seller to the Issuer and its assigns describing certain characteristics of the Receivables as of the Cutoff Date.

         "CONSOLIDATED TOTAL ADJUSTED EQUITY" of any Person means, with respect to any fiscal quarter, the sum of (x) the total shareholders' equity of such Person and its consolidated Subsidiaries that, in accordance with GAAP, is reflected on the consolidated balance sheet of such Person and its consolidated Subsidiaries for such fiscal quarter and (y) the amount of excess of revalued net assets over liabilities and stockholders' investment of such Person and its consolidated Subsidiaries as a liability that, in accordance with GAAP, is reflected on the consolidated balance sheet of such Person and its consolidated Subsidiaries for such fiscal quarter, minus the aggregate amount of such Person's intangible assets, including without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.

         "CONTINUED ERRORS" shall have the meaning set forth in Section 9.2.

         "CONSOLIDATED TOTAL FUNDED DEBT" of any Person means, with respect to any fiscal quarter, (x) all obligations of such Person and its consolidated Subsidiaries (whether "on balance sheet" or "off balance sheet") for borrowed money and all obligations of such Person and its consolidated Subsidiaries evidenced by bonds, debentures, notes or other similar instruments and (y) all obligations evidenced by bonds, debentures, notes or other similar instruments issued in respect of any securitization transaction sponsored by such person, regardless of whether included on the balance sheet of such person and its consolidated Subsidiaries in accordance with GAAP.

         "CONTRACT" means a motor vehicle retail installment sale contract.

         "CONTRIBUTING SUBSIDIARY" means any subsidiary of MFN that is also a member of Mercury Finance.

         "CONTROLLING PARTY" means, so long as no Insurer Default shall have occurred and be continuing, the Insurer and, in the event an Insurer Default shall have occurred and be continuing, the Trust Collateral Agent for the benefit of the Noteholders at the direction of the Note Majority unless such other amount is set forth herein.

         "CORPORATE TRUST OFFICE" means (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee, which at the time of execution of this agreement is One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801; Attention: Corporate Trust Administration, MFN Auto Receivables Trust 2002-A, Attention: Sterling Correia, and (ii) with respect to the Trustee and the Trust Collateral Agent, the principal office thereof at which at any particular time its corporate trust business shall be administered, which at the time of execution of this agreement is 201 North Central Avenue, 26th Floor, Phoenix, Arizona 85004; Attention: Structured Finance MFN Auto Receivables Trust 2002-A.

         "CPS" means Consumer Portfolio Services, Inc., a California corporation.

         "CPS DEFAULT" means the occurrence of any event described in Section
8.7.

         "CRAM DOWN LOSS" means, with respect to a Receivable, if a court of appropriate jurisdiction in a proceeding related to an Insolvency Event shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the Scheduled Receivables Payments to be made on a Receivable, an amount equal to (i) the excess of the outstanding balance of such Receivable immediately prior to such order over the outstanding balance of such Receivable as so reduced and/or (ii) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the excess of the outstanding balance of such Receivable immediately prior to such order over the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the Scheduled Receivables Payments as so modified or restructured. A "CRAM DOWN LOSS" shall be deemed to have occurred on the date of issuance of such order.

         "CUMULATIVE GROSS LOSS RATE" means, as of any Determination Date, the ratio, expressed as a percentage, of the aggregate amount of Gross Losses with respect to the Receivables from the Cutoff Date to the last day of the related Collection Period, divided by the Original Pool Balance.

         "CUMULATIVE NET LOSS RATE" means, as of any Determination Date, the ratio, expressed as a percentage, of the aggregate amount of Net Losses with respect to the Receivables from the Cutoff Date to the last day of the related Collection Period, divided by the Original Pool Balance.

         "CUSTODIAN" means Bank One Trust Company, N.A. and any other Person named from time to time as custodian in any Custodian Agreement acting as agent for the Trust Collateral Agent, which Person must be acceptable to the Controlling Party (the Custodian as of the Closing Date is acceptable to the Insurer as of the Closing Date).

         "CUSTODIAN AGREEMENT" means any Custodian Agreement from time to time in effect between the Custodian named therein and the Trust Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, which Custodian Agreement and any amendments, supplements or modifications thereto shall be acceptable to the Controlling Party (the Custodian Agreement which is effective on the Closing Date is acceptable to the Controlling Party).

         "CUTOFF DATE" means February 28, 2002.

         "DEALER" means a dealer who sold a Financed Vehicle and who originated and sold the related Receivable, directly or indirectly, to a Contributing Subsidiary or the Servicer under a Dealer Agreement or pursuant to a Dealer Assignment.

         "DEALER AGREEMENT" means any agreement between a Dealer and a Contributing Subsidiary or the Servicer relating to the acquisition of Receivables from a Dealer by a Contributing Subsidiary or the Servicer.

         "DEALER ASSIGNMENT" means, with respect to a Receivable, the executed assignment executed by a Dealer conveying such Receivable to a Contributing Subsidiary or the Servicer.

         "DEFICIENCY CLAIM AMOUNT" means with respect to any Determination Date, after taking into account the application to be made on the related Distribution Date of the funds in the Collection Account for the related Collection Period, an amount equal to the sum of, without duplication, (i) any shortfall in the payment of the full amounts described in clauses (i), (ii), (iii) and (v) of
Section 5.7(b) herein, (ii) the Noteholders' Parity Deficit Amount, if any, for such Distribution Date and (iii) if the related Distribution Date is the Final Scheduled Distribution Date of any Class, any remaining outstanding principal balance of such Class, to the extent that such amount is available on the related Distribution Date in accordance with the terms of the Spread Account Agreement.

         "DEFICIENCY CLAIM DATE" means, with respect to any Distribution Date, the fourth Business Day immediately preceding such Distribution Date.

         "DEFICIENCY NOTICE" shall have the meaning set forth in Section 5.5.

         "DELINQUENCY RATIO" means, as of any Determination Date, the ratio, expressed as a percentage, of (x) Aggregate Principal Balance of Receivables with respect to which either (i) part or all of one or more contractual payments is 60 days or more past due as of such Determination Date or (ii) the Obligor had been identified on the records of the Servicer as being the subject of a current bankruptcy proceeding, divided by (y) the Aggregate Principal Balance of all Receivables as of such Determination Date.

         "DELIVERY" when used with respect to Trust Account Property means:

         (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Trust Collateral Agent or its nominee or custodian by physical delivery to the Trust Collateral Agent or its nominee or custodian endorsed to, or registered in the name of, the Trust Collateral Agent or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102(a)(4) of the UCC), transfer thereof by physical delivery of such certificated security endorsed to, or registered in the name of, the Trust Collateral Agent or its nominee or custodian or endorsed in blank or by delivery to a securities intermediary (as defined in Section 8-102(a)(14) of the UCC) for credit to the related Trust Account and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Trust Collateral Agent and as being credited to such related Trust Account and the sending by such securities intermediary of a confirmation of the purchase of such certificated security by the Trust Collateral Agent, (all of the foregoing, "PHYSICAL PROPERTY"), and, in any event, any such Physical Property in registered form shall be in the name of the Trust Collateral Agent; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Trust Collateral Agent or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

         (b) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trust Collateral Agent of the purchase by the Trust Collateral Agent of such book-entry securities; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Trust Collateral Agent, indicating that such securities intermediary holds such Trust Account Property solely as agent for the Trust Collateral Agent and by such securities intermediary continuously indicating by book-entry that such Trust Account Property is credited to the related Trust Account; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Trust Collateral Agent or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

         (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of a securities intermediary of the Trust Collateral Agent and causing such registration to remain effective, the sending of a confirmation by such securities intermediary of the purchase by the Trust Collateral Agent of such uncertificated security, the causing of such securities intermediary to continuously credit such uncertificated security to the related Trust Account, the making by such securities intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Trust Collateral Agent or credited to the related Trust Account.

         (d) with respect to a "security entitlement" (as defined in Section 8-102(a)(17) of the UCC):

         if a securities intermediary (A) indicates by book entry that a "financial asset" (as defined in Section 8-102(a)(9) of the UCC) has been credited to be the Collateral Agent's "securities account" (as defined in Section 8-501(a) of the UCC), (B) receives a financial asset (as so defined) from the Collateral Agent or acquires a financial asset for the Collateral Agent, and in either case, accepts it for credit to the Collateral Agent's securities account (as so defined), (C) becomes obligated under other law, regulation or rule to credit a financial asset to the Collateral Agent's securities account, or (D) has agreed that it will comply with "entitlement orders" (as defined in Section 8-102(a)(8) of the UCC) originated by the Collateral Agent without further consent by the "entitlement holder" (as defined in Section 8-102(a)(7) of the UCC), of a confirmation of the purchase and the making by such securities intermediary of entries on its books and records identifying as belonging to the Collateral Agent of (I) a specific certificated security in the securities intermediary's possession, (II) a quantity of securities that constitute or are part of a fungible bulk of certificated securities in the securities intermediary's possession, or (III) a quantity of securities that constitute or are part of a fungible bulk of securities shown on the account of the securities intermediary on the books of another securities intermediary.

         "DEPOSITOR" shall mean the Seller in its capacity as Depositor under the Trust Agreement.

         "DETERMINATION DATE" means, with respect to any Collection Period, the fifth Business Day preceding the related Distribution Date.

         "DISTRIBUTION DATE" means, with respect to each Collection Period, the fifteenth day of the following calendar month, or, if such day is not a Business Day, the immediately following Business Day, commencing April 15, 2002.

         "DRAW DATE" means, with respect to any Distribution Date, the second Business Day immediately preceding such Distribution Date.

         "ELECTRONIC LEDGER" means the electronic master record of the retail installment sales contracts or installment loans of the Servicer.

         "ELIGIBLE ACCOUNT" means a segregated account maintained with a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating which signifies investment grade.

         "ELIGIBLE INVESTMENTS" means any one or more of the following types of investments:

         (a) direct (i) interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States; and (ii) direct interest bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, but only if, at the time of investment, such obligations are assigned the highest credit rating by each Rating Agency;

         (b) demand or time deposits in, certificates of deposit of, or bankers' acceptances issued by any depository institution or trust company organized under the laws of the United States or any State thereof (including any federal or state branch or agency of a foreign depository institution or trust company) and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Trust Collateral Agent or any agent thereof acting in its commercial capacity); PROVIDED that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are assigned the highest credit rating by each Rating Agency;

         (c) repurchase obligations pursuant to a written agreement (i) with respect to any obligation described in clause (a) above, where the Trust Collateral Agent has taken actual or constructive delivery of such obligation, and (ii) entered into with banks organized under the laws of the United States or any State thereof, the deposits of which are insured by the Federal Deposit Insurance Corporation and the short-term unsecured debt obligations of which are rated "A-1+" by Standard & Poor's and by Fitch (including, if applicable, the Trust Collateral Agent, or any agent thereof acting in its commercial capacity);

         (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State whose long-term unsecured debt obligations are assigned the highest credit rating by each Rating Agency at the time of such investment or contractual commitment providing for such investment; PROVIDED, HOWEVER, that securities issued by any particular corporation will not be Eligible Investments to the extent that an investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the Collection Account and the Note Distribution Account to exceed 10% of the value of Eligible Investments held in such accounts (with Eligible Investments held in such accounts valued at par);

         (e) commercial paper that (i) is payable in United States dollars and
(ii) is rated in the highest credit rating category by each Rating Agency;

         (f) units of money market funds rated in the highest credit rating category by each Rating Agency; or

         (g) any other demand or time deposit, obligation, security or investment (including, without limitation, a hedging arrangement) as may be acceptable to the Trust Collateral Agent, as evidenced by a writing to that effect (with a copy to each Rating Agency).

         Eligible Investments may be purchased by or through the Trust Collateral Agent or any of its Affiliates. All Eligible Investments shall be held in the name of the Trust Collateral Agent. No Eligible Investment shall have a "r" highlighter affixed to its S&P rating.

         "ELIGIBLE SERVICER" means Mercury Finance, as the initial Servicer, SST or (i) if the Insurer is the Controlling Party, any Person acceptable to the Controlling Party and (ii) if the Insurer is not the Controlling Party, another Person which at the time of its appointment as Servicer (i) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans, (ii) is legally qualified and has the capacity to service the Receivables, (iii) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans similar to the Receivables with reasonable skill and care, and (iv) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under this Agreement or otherwise has available software which is adequate to perform its duties and responsibilities under this Agreement.

         "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law and the regulations promulgated and the rulings issued thereunder.

         "ERISA AFFILIATES" means, at any time, with respect to any Person or entity, any member of such Person's or entity's "controlled group," within the meaning of Section 4001 of ERISA or Section 414(b), (c), (m), or (o) of the Code.

         "ERISA PLAN" means an employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) which is covered by Title I or IV of ERISA or subject to minimum funding standards under Section 412 of the Code or
Section 302 of ERISA, any "plan" described by Section 4975(e)(1) of the Code, and any entity deemed to hold plan assets of the foregoing under 29 C.F.R. 2510.3-101.

         "ERROR" shall have the meaning set forth in Section 9.2

         "EXTENSION RATE" means, with respect to any Distribution Date, the quotient of (x) the sum of the fractions, expressed as a percentage, for each of the three most recently ended Collection Periods, the numerator of which is the number of Receivables during the related Collection Period with respect to which the Principal Balance was extended, and the denominator of which is the number of Receivables at the commencement of the Collection Period divided by (y) three, provided that, with respect to each of the first and second Distribution Dates, the numerator and denominator of "Extension Rate" shall be computed only with respect to the Collection Periods ending after the Closing Date.

         "FEE SCHEDULE" means as to Bank One Trust Company, N.A., in its capacities as Trustee, Trust Collateral Agent and Custodian that certain (i) Bond Trustee Fee Schedule and (ii) Document Custody Fee Schedule, each dated March 8, 2002 and delivered to Seller by Bank One Trust Company, N.A.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FINAL SCHEDULED DISTRIBUTION DATE" means with respect to (i) the Class A-1 Notes, the January, 2005 Distribution Date, and (ii) the Class A-2 Notes, the March, 2008 Distribution Date.

         "FINANCED VEHICLE" means an automobile together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

         "FITCH" means Fitch Ratings, or its successor.

         "FORCE-PLACED INSURANCE" has the meaning ascribed thereto in Section 4.4(b) hereof.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

         "GROSS LOSSES" means, for any Collection Period, the sum of (i) the Aggregate Principal Balance of all Receivables which became Liquidated Receivables during such Collection Period, plus accrued and unpaid interest thereon to the end of the related Interest Period, plus (ii) the aggregate of all Cram Down Losses that occurred during the related Collection Period.

         "HARRIS BLOCKED ACCOUNTS" means the accounts maintained by Harris Trust and Savings Bank pursuant to the Harris Blocked Account Agreement.

         "HARRIS BLOCKED ACCOUNT AGREEMENT" means the Amended and Restated Blocked Account Agreement, dated as of June 28, 2001, by and among Wells Fargo Bank Minnesota, National Association, in its capacity as collateral agent thereunder, the Servicer and Harris Trust and Savings Bank.

         "INDEMNIFICATION AGREEMENT" means the Indemnification Agreement, dated as of March 8, 2002, by and among the Insurer, the Trust, the Seller, the Servicer, MFN and the Initial Purchaser.

         "INDENTURE" means the Indenture dated as of March 1, 2002, between the Issuer and Bank One Trust Company, N.A., as Trust Collateral Agent and Trustee, as the same may be amended and supplemented from time to time.

         "INDEPENDENT ACCOUNTANTS" has the meaning ascribed thereto in Section 4.11.

         "INITIAL PURCHASER" means Greenwich Capital Markets, Inc.

         "INITIAL SPREAD ACCOUNT AMOUNT" means an amount equal to 2.0% of the Original Pool Balance (which is equal to $2,665,451) PROVIDED, HOWEVER, that from and after the date on which the Controlling Party shall have received (i) notification that the proposed acquisition of MFN by Consumer Portfolio Services, Inc. ("CPS") has been terminated or (ii)(x) a certificate signed by the President of CPS that its integration of MFN is complete and (y) provided no Insurer Default shall have occurred and be continuing, written notice from the Insurer (which notice shall not be unreasonably withheld) to the Trust Collateral Agent indicating that such integration is to the satisfaction of the Insurer, the Initial Spread Account Amount shall equal 1.0% of the Original Pool Balance (which is equal to $1,332,726).

         "INSOLVENCY EVENT" means, with respect to a specified Person, (a) the filing of a petition against such Person or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation or such Person's affairs, and such petition, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

         "INSOLVENCY PROCEEDS" shall have the meaning set forth in Section 10.1(b).

         "INSURANCE ADD-ON AMOUNT" means the premium charged to the Obligor in the event that the Servicer obtains Force-Placed Insurance pursuant to Section 4.4(c).

         "INSURANCE AGREEMENT" means the Insurance and Indemnity Agreement, dated as of March 8, 2002, among the Insurer, the Trust, the Seller, the Servicer, MFN, the Trust Collateral Agent, the Owner Trustee and the other parties thereto.

         "INSURANCE AGREEMENT EVENT OF DEFAULT" means an "EVENT OF DEFAULT" as defined in the Insurance Agreement.

         "INSURANCE POLICY" means, with respect to a Receivable, any insurance policy (including the insurance policies described in Section 4.4 hereof) benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

         "INSURER" means XL Capital Assurance, Inc., a financial guaranty insurance company incorporated under the laws of the State of New York or any successor thereto, as issuer of the Note Policy.

         "INSURER DEFAULT" means the occurrence and continuance of any of the following events:

         (a) the Insurer shall have failed to make a payment required under the Note Policy in accordance with its terms;

         (b) the Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

         (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

         "INSURER OPTIONAL DEPOSIT" means, with respect to any Distribution Date, an amount delivered by the Insurer pursuant to Section 5.11, at its sole option, other than amounts in respect of a Note Policy Claim Amount, to the Trust Collateral Agent for deposit into the Collection Account for the purpose of including such amount as part of the Additional Funds Available for such Distribution Date to the extent that without such amount a draw would be required to be made on the Note Policy.

         "INSURER ISSUER SECURED OBLIGATIONS" has the meaning set forth in the Indenture.

         "INTEREST PERIOD" means, with respect to any Distribution Date, the period from and including the most recent Distribution Date on which interest has been paid (or in the case of the first Interest Period, from and including the Closing Date) to, but excluding, such Distribution Date (or in the case of the first Interest Period, April 15, 2002). In the case of the first Distribution Date, the Interest Period shall be 38 days for the Class A-1 Notes and 38 days for the Class A-2 Notes.

         "INTEREST RATE" means with respect to (i) the Class A-1 Notes, 3.809% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months) , and (ii) the Class A-2 Notes, 4.918% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months).

         "INVESTMENT EARNINGS" means, with respect to any date of determination and any Trust Account and the Spread Account, the investment earnings on amounts on deposit in such Trust Account or Spread Account on such date.

         "ISSUER" means MFN Auto Receivables Trust 2002-A.

         "LASALLE BLOCKED ACCOUNT" means the account maintained by LaSalle Bank National Association pursuant to the LaSalle Blocked Account Agreement.

         "LASALLE BLOCKED ACCOUNT AGREEMENT" means the Agreement Re: Pledge Deposit Account, dated as of July 31, 2001, by and among Wells Fargo Bank Minnesota, National Association, in its capacity as custodian agent thereunder, the Servicer and LaSalle Bank National Association.

         "LEVEL I CUMULATIVE GROSS LOSS TRIGGER EVENT" means, for any Collection Period specified below, a Cumulative Gross Loss Rate greater than the percentage set forth opposite such Collection Period:

        -------------------------------------------------------- -------------------------------------------
        Collection Period                                                Cumulative Gross Loss Rate
        -------------------------------------------------------- -------------------------------------------
        March 2002 through and including April 2002                                 6.50%
        -------------------------------------------------------- -------------------------------------------
        May 2002 through and including July 2002                                   10.75%
        -------------------------------------------------------- -------------------------------------------
        August 2002 through and including October 2002                             13.50%
        -------------------------------------------------------- -------------------------------------------
        November 2002 through and including January 2003                           17.75%
        -------------------------------------------------------- -------------------------------------------
        February 2003 through and including April 2003                             21.50%
        -------------------------------------------------------- -------------------------------------------
        May 2003 through and including July 2003                                   22.25%
        -------------------------------------------------------- -------------------------------------------
        August 2003 through and including October 2003                             27.00%
        -------------------------------------------------------- -------------------------------------------
        November 2003 through and including the Final                              30.00%
        Scheduled Distribution Date
        -------------------------------------------------------- -------------------------------------------

         "LEVEL I CUMULATIVE NET LOSS TRIGGER EVENT" means, for any Collection Period specified below, a Cumulative Net Loss Rate greater than the percentage set forth opposite such Collection Period:

        -------------------------------------------------------- -------------------------------------------
        Collection Period                                                 Cumulative Net Loss Rate
        -------------------------------------------------------- -------------------------------------------
        March 2002 through and including April 2002                                 3.50%
        -------------------------------------------------------- -------------------------------------------
        May 2002 through and including July 2002                                    6.00%
        -------------------------------------------------------- -------------------------------------------
        August 2002 through and including October 2002                              8.00%
        -------------------------------------------------------- -------------------------------------------
        November 2002 through and including January 2003                           11.00%
        -------------------------------------------------------- -------------------------------------------


                                       14

        -------------------------------------------------------- -------------------------------------------
        Collection Period                                                 Cumulative Net Loss Rate
        -------------------------------------------------------- -------------------------------------------
        February 2003 through and including April 2003                             13.50%
        -------------------------------------------------------- -------------------------------------------
        May 2003 through and including July 2003                                   15.50%
        -------------------------------------------------------- -------------------------------------------
        August 2003 through and including October 2003                             17.50%
        -------------------------------------------------------- -------------------------------------------
        November 2003 through and including January 2004                           19.50%
        -------------------------------------------------------- -------------------------------------------
        February 2004 through and including April 2004                             20.00%
        -------------------------------------------------------- -------------------------------------------
        May 2004 through and including July 2004                                   20.50%
        -------------------------------------------------------- -------------------------------------------
        August 2004 through and including the Final Scheduled                      21.00%
        Distribution Date
        -------------------------------------------------------- -------------------------------------------

         "LEVEL I DEFAULT TRIGGER EVENT" means, as of any Determination Date, the occurrence of a "termination event" or "event of default" or similar event under any warehouse lending arrangement to which any MFN Entity is a party or any other agreement evidencing an obligation of any MFN Entity for borrowed money, provided that, for the avoidance of doubt, the termination of the Receivables Financing Agreement dated as of March 1, 2001, as amended, among MFN Funding LLC, as borrower, Mercury Finance, as servicer, MFN, as performance guarantor, Deutsche Bank AG, New York Branch, as agent, the lenders party thereto, Wells Fargo Bank Minnesota, National Association, as backup servicer, custodian and collateral agent, and SST, as designated backup subservicer, immediately prior to the consummation of the proposed merger between MFN Financial Corporation and a wholly-owned subsidiary of CPS, shall not constitute a Level I Default Trigger Event so long as such merger has been consummated.

         "LEVEL I DELINQUENCY TRIGGER EVENT" means, for any Determination Date, the Delinquency Ratio is greater than 4.0%.

         "LEVEL I TRIGGER EVENT" means a Level I Cumulative Gross Loss Trigger Event, a Level I Cumulative Net Loss Trigger Event, a Level I Delinquency Trigger Event or a Level I Default Trigger Event.

         "LEVEL II CUMULATIVE GROSS LOSS TRIGGER EVENT" means, for any Collection Period specified below, a Cumulative Gross Loss Rate greater than the percentage set forth opposite such Collection Period:

        -------------------------------------------------------- -------------------------------------------
        Collection Period                                                Cumulative Gross Loss Rate
        -------------------------------------------------------- -------------------------------------------
        March 2002 through and including April 2002                                 8.75%
        -------------------------------------------------------- -------------------------------------------
        May 2002 through and including July 2002                                   13.75%
        -------------------------------------------------------- -------------------------------------------
        August 2002 through and including October 2002                             16.75%
        -------------------------------------------------------- -------------------------------------------


                                       15

        -------------------------------------------------------- -------------------------------------------
        Collection Period                                                Cumulative Gross Loss Rate
        -------------------------------------------------------- -------------------------------------------
        November 2002 through and including January 2003                           21.00%
        -------------------------------------------------------- -------------------------------------------
        February 2003 through and including April 2003                             24.50%
        -------------------------------------------------------- -------------------------------------------
        May 2003 through and including July 2003                                   25.25%
        -------------------------------------------------------- -------------------------------------------
        August 2003 through and including October 2003                             30.00%
        -------------------------------------------------------- -------------------------------------------
        November 2003 through and including the Final                              33.00%
        Scheduled Distribution Date
        -------------------------------------------------------- -------------------------------------------

         "LEVEL II CUMULATIVE NET LOSS TRIGGER EVENT" means, for any Collection Period specified below, a Cumulative Net Loss Rate greater than the percentage set forth opposite such Collection Period:

        -------------------------------------------------------- -------------------------------------------
        Collection Period                                                 Cumulative Net Loss Rate
        -------------------------------------------------------- -------------------------------------------
        March 2002 through and including April 2002                                 4.50%
        -------------------------------------------------------- -------------------------------------------
        May 2002 through and including July 2002                                    7.50%
        -------------------------------------------------------- -------------------------------------------
        August 2002 through and including October 2002                              9.50%
        -------------------------------------------------------- -------------------------------------------
        November 2002 through and including January 2003                           12.50%
        -------------------------------------------------------- -------------------------------------------
        February 2003 through and including April 2003                             15.00%
        -------------------------------------------------------- -------------------------------------------
        May 2003 through and including July 2003                                   17.00%
        -------------------------------------------------------- -------------------------------------------
        August 2003 through and including October 2003                             19.00%
        -------------------------------------------------------- -------------------------------------------
        November 2003 through and including January 2004                           21.00%
        -------------------------------------------------------- -------------------------------------------
        February 2004 through and including April 2004                             21.50%
        -------------------------------------------------------- -------------------------------------------
        May 2004 through and including July 2004                                   22.25%
        -------------------------------------------------------- -------------------------------------------
        August 2004 through and including the Final Scheduled                      22.75%
        Distribution Date
        -------------------------------------------------------- -------------------------------------------

         "LEVEL II DELINQUENCY TRIGGER EVENT" means, for any Determination Date, the Delinquency Ratio is greater than 6.0%.

         "LEVEL II TRIGGER EVENT" means a Level II Cumulative Gross Loss Trigger Event, a Level II Cumulative Net Loss Trigger Event or a Level II Delinquency Trigger Event.

         "LEVERAGE RATIO" means, on any date, the ratio of (a) the Consolidated Total Funded Debt of CPS, divided by (b) the Consolidated Total Adjusted Equity of CPS.

         "LIEN" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than liens for taxes not yet due and payable.

         "LIEN CERTIFICATE" means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable State to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any State in which the original certificate of title is required to be given to the Obligor, the term "Lien Certificate" shall mean only a certificate or notification issued to a secured party.

         "LIQUIDATED RECEIVABLE" means, with respect to any Collection Period, a Receivable as to which any of the following first occurs: (i) 90 days have elapsed since the Servicer repossessed the Financed Vehicle PROVIDED, HOWEVER, that in no case shall 5% or more of a Scheduled Receivable Payment have become 210 or more days delinquent in the case of a repossessed Financed Vehicle, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received, (iii) 5% or more of a Scheduled Receivables Payment shall have become 150 or more days delinquent, except in the case of a repossessed Financed Vehicle or (iv) the Financed Vehicle has been repossessed, sold and the proceeds received.

         "LOCKBOX ACCOUNT" means an account maintained by Mellon Bank National Association on behalf of the Trust Collateral Agent by the Lockbox Bank pursuant to Section 4.2(d).

         "LOCKBOX AGREEMENT" means the Amended and Restated Lockbox Agreement, dated as of June 28, 2001, by and among Mellon Financial Services Corporation #1, MFN, MFN Funding LLC, the Servicer and Wells Fargo Bank Minnesota, National Association and the other parties thereto.

         "LOCKBOX BANK" means Mellon Bank National Association or any other depository institution named by the Servicer and acceptable to the Controlling Party.

         "MASTER COLLECTION ACCOUNT" means the account maintained by Wells Fargo Bank Minnesota, National Association pursuant to the Master Collection Account Agreement.

         "MASTER COLLECTION ACCOUNT AGREEMENT" means the Amended and Restated Master Collection Account Agreement, dated as of March 1, 2002, by and among Wells Fargo Bank Minnesota, National Association, the Servicer, Deutsche Bank AG, New York Branch, and such other Persons as may become parties thereto, as supplemented by the Accession Agreement, dated as of March 8, 2002, between the Custodian and the Trust Collateral Agent.

         "MERCURY FINANCE" means Mercury Finance Company LLC, a Delaware limited liability company and its successors in interest to the extent permitted hereunder.

         "MERGER" means the merger of MFN with a subsidiary of CPS.

         "MFN" means MFN Financial Corporation, a Delaware corporation.

         "MFN ENTITIES" means MFN and the Contributing Subsidiaries.

         "MFN SECURITIZATION" means MFN Securitization LLC, a Delaware limited liability company and its successors in interest to the extent permitted hereunder.

         "MINIMUM CONSOLIDATED ADJUSTED EQUITY AMOUNT" means, at any time, the sum of (a) the greater (i) $102,000,000, and (ii) the Consolidated Total Adjusted Equity of CPS as reported in accordance with generally accepted accounting principals in its filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as of March 31, 2002 plus
(b) at any time after March 31, 2002, 50% of the aggregate of the cumulative consolidated net income of CPS and its consolidated Subsidiaries for each quarter in which such net income is positive less the amortization of the excess of revalued assets over liabilities and stockholders' investment reported for each fiscal quarter ending on and after March 31, 2002, as set forth in the financial statements delivered pursuant to Section 8.7(d) provided, however, that the Minimum Consolidated Adjusted Equity Amount at the end of any fiscal quarter shall not be less than the Minimum Consolidated Adjusted Equity Amount at the end of the immediately preceding fiscal quarter.

         "MONTHLY EXTENSIONS TRIGGER EVENT" means for any Collection Period specified below, the Extension Rate exceeds the percentage set forth opposite such Collection Period:

                 ---------------------------------------- ----------------------
                 Collection Period                          Extension Rate
                 ---------------------------------------- ----------------------
                 January                                         6.0%
                 ---------------------------------------- ----------------------
                 February through and including March            7.0%
                 ---------------------------------------- ----------------------
                 April                                           6.0%
                 ---------------------------------------- ----------------------
                 May                                             5.0%
                 ---------------------------------------- ----------------------
                 June through and including October              4.0%
                 ---------------------------------------- ----------------------
                 November                                        5.0%
                 ---------------------------------------- ----------------------
                 December                                        6.0%
                 ---------------------------------------- ----------------------

         "MONTHLY RECORDS" means all records and data maintained by the Servicer with respect to the Receivables, including the following with respect to each
Receivable: the account number; the originating Dealer; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number; original Principal Balance; original term; Annual Percentage Rate; current Principal Balance; current remaining term; origination date; first payment date; final scheduled payment date; next payment due date; date of most recent payment; collateral description; days currently delinquent; number of contract extensions (months) to date; amount of Scheduled Receivables Payment; and past due late charges.

         "MOODY'S" means Moody's Investors Service, or its successor.

         "MULTIEMPLOYER PLAN" means any multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

         "NET LIQUIDATION PROCEEDS" means, with respect to a Liquidated Receivable, all amounts realized with respect to such Receivable (other than amounts withdrawn from the Spread Account and drawings under the Note Policy), from whatever source, during any Collection Period net of (i) the Servicer's reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds in connection with the collection of such Receivable and the repossession and disposition of the Financed Vehicle and (ii) amounts that are required to be refunded to the Obligor on such Receivable; PROVIDED, HOWEVER, that the Net Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

         "NET LOSSES" means, for any Collection Period, the amount, if any, by which Gross Losses for such Collection Period exceed Collected Funds received during such Collection Period with respect to Liquidated Receivables.

         "NOTE DISTRIBUTION ACCOUNT" means the account designated as such, established and maintained pursuant to Section 5.1.

         "NOTE MAJORITY" means a majority by principal amount of the Noteholders.

         "NOTE OWNER" has the meaning set forth in the Indenture.

         "NOTE POLICY" means the financial guaranty insurance policy dated March 8, 2002, issued by the Insurer to the Trust Collateral Agent, as agent for the Trustee, for the benefit of the Noteholders.

         "NOTE POLICY CLAIM AMOUNT" means, for any Distribution Date, the excess, if any (without duplication and after all amounts available pursuant to the Spread Account Agreement have been deposited for collection) of (i) the sum of the Noteholders' Interest Distributable Amount and the Noteholders' Parity Deficit Amount for the related Distribution Date, together with if, such related Distribution Date was the Final Scheduled Distribution Date for any Class, the unpaid principal balance of such Class over (ii) the sum of (a) the amount actually deposited into the Note Distribution Account on such related Distribution Date and (b) the Additional Funds Available, if any, for such Distribution Date.

         "NOTE POOL FACTOR" for each Class of Notes as of the close of business on any date of determination means a figure carried out to seven decimal places equal to the outstanding principal amount of such Class of Notes divided by the original outstanding principal amount of such Class of Notes.

         "NOTEHOLDER" with respect to any Note, the Person in whose name such
Note is registered in the Note Register.

         "NOTEHOLDERS' ACCELERATED PRINCIPAL AMOUNT" means, with respect to any Distribution Date, the Noteholders' Percentage of the Accelerated Principal Amount on such Distribution Date, if any.

         "NOTEHOLDERS' INTEREST CARRYOVER AMOUNT" means, with respect to any Class of Notes and any Distribution Date, all or any portion of the Noteholders' Monthly Interest Distributable Amount for such Class of Notes for the immediately preceding Distribution Date and any outstanding Noteholders' Interest Carryover Amount which remains unpaid as of such Distribution Date, plus interest on such unpaid amount, to the extent permitted by law, at the respective Interest Rate borne by each Class of Notes from such immediately preceding Distribution Date to but excluding the Distribution Date.

         "NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date and any Class of Notes, the sum of the Noteholders' Monthly Interest Distributable Amount for such Class of Notes for such Distribution Date and the Noteholders' Interest Carryover Amount, if any, for such Class of Notes, calculated as of such Distribution Date.

         "NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date and any Class of Notes, interest accrued during the applicable Interest Period at the applicable Interest Rate for such Class of Notes on the principal amount of such Class of Notes outstanding as of the end of the prior Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date).

         "NOTEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the Noteholders' Percentage of the Principal Distributable Amount.

         "NOTEHOLDERS' PARITY DEFICIT AMOUNT" means, with respect to any Distribution Date, the excess, if any, of (x) the aggregate remaining principal balance of the Notes outstanding on such Distribution Date, after giving effect to all reductions in such aggregate principal balance to be made on such Distribution Date other than (i) the Spread Account and (ii) the Note Policy over (y) the Pool Balance at the end of the prior Collection Period.

         "NOTEHOLDERS' PERCENTAGE" means (i) for each Distribution Date prior to the Distribution Date on which the principal amount of the Notes is reduced to zero, 100%; (ii) on the Distribution Date on which the principal amount of the Notes is reduced to zero, the percentage equivalent of a fraction, the numerator of which is the outstanding Principal Balance of the Notes that remain unpaid immediately prior to such Distribution Date, and the denominator of which is the Principal Distributable Amount for such Distribution Date; and (iii) for any other Distribution Date, 0%.

         "NOTEHOLDERS' PRINCIPAL CARRYOVER AMOUNT" means, as of any date of determination, all or any portion of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Amount from the preceding Distribution Date which remains unpaid as of such date of determination.

         "NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date (other than the Final Scheduled Distribution Date for any Class of Notes), the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Amount, if any, as of the close of the preceding Distribution Date. The Noteholders' Principal Distributable Amount on the Final Scheduled Distribution Date for any Class of Notes will equal the sum of (i) the Noteholders' Monthly Principal Distributable Amount for such Distribution Date, (ii) the Noteholders' Principal Carryover Amount as of the such Distribution Date, and (iii) the excess of the outstanding principal amount of such Class of Notes, if any, over the amounts described in clauses (i) and (ii).

         "OBLIGOR" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

         "OFFICERS' CERTIFICATE" means a certificate signed by the chairman of the board, the president, any executive vice president or any vice president, any treasurer, assistant treasurer, secretary or assistant secretary of the Seller or the Servicer, as appropriate.

         "OFFICIAL BODY" means any government or political subdivision or any agency, authority, regulatory body, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "OPEN ACCOUNTS" means any motor vehicle retail installment sales contract serviced by the Servicer.

         "OPINION OF COUNSEL" means a written opinion of counsel, which opinion is satisfactory in form and substance to the Trust Collateral Agent and, if such opinion or a copy thereof is required by the provisions of this Agreement to be delivered to the Insurer, reasonably satisfactory in form and substance to the Insurer.

         "ORIGINAL POOL BALANCE" means the Pool Balance as of the Cutoff Date.

         "OTHER CONVEYED PROPERTY" means all property conveyed by the Seller to the Trust pursuant to Section 2.1(b) through (i) of this Agreement.

         "OVERCOLLATERALIZATION AMOUNT" means, as of any Distribution Date, the amount equal to (x) the Aggregate Principal Balance (less the aggregate Principal Balance of Receivables with respect to which part or all of the contractual payments is 90 days or more past due as of the related Determination
Date) minus (y) the Pro Forma Note Balance.

         "OVERCOLLATERALIZATION FLOOR" means, as of any Determination Date, the lesser of (x) 3% of the Original Pool Balance and (y) the outstanding principal amount of the Notes less the amount in the Spread Account as of such Determination Date.

         "OVERCOLLATERALIZATION PERCENTAGE" means, as of any Determination Date, 1 minus the quotient (expressed as a percentage) equal to (x) the Pro Forma Note Balance divided by (y) the Aggregate Principal Balance (less the aggregate Principal Balance of Receivables with respect to which part or all of the contractual payments is 90 days or more past due as of the related determination date).

         "OVERCOLLATERALIZATION SHORTFALL AMOUNT" means, (A) with respect to any amounts to be distributed from the collection account of any other Series to the Collection Account for the Series 2002-A Notes, as of any Determination Date, the excess, if any, of (x) (a) the greater of (i) 25% of the Aggregate Principal Balance (less the aggregate Principal Balance of Receivables with respect to which part or all of the contractual payments is 90 days or more past due as of the related Determination Date) and (ii) the Overcollateralization Floor with respect to the Series 2002-A Notes or (b) if a Level II Trigger Event with respect to the Series 2002-A Notes has occurred, the greater of (i) 45% of the Aggregate Principal Balance (less the aggregate Principal Balance of Receivables with respect to which part or all of the contractual payments is 90 days or more past due as of the related Determination Date) and (ii) the Overcollateralization Floor with respect to the Series 2002-A Notes minus (y) the Overcollateralization Amount with respect to the Series 2002-A Notes and (B) with respect to any amounts to be distributed from the Collection Account of the Series 2002-A Notes to a collection account of any other Series pursuant to
Section 5.7(b)(x), the amount defined as the "Overcollateralization Shortfall Amount" in the applicable supplement to the Spread Account Agreement for such Series.

         "OVERCOLLATERALIZATION SHORTFALL NOTICE" means, with respect to any Distribution Date, a written notice specifying the Overcollateralization Shortfall Amount for such Distribution Date.

         "OWNER TRUST ESTATE" has the meaning assigned to such term in the Trust Agreement.

         "OWNER TRUSTEE" means First Union Trust Company, National Association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors in interest or any successor Owner Trustee under the Trust Agreement.

         "PERFORMANCE GUARANTOR" means MFN.

         "PERSON" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "PHYSICAL PROPERTY" has the meaning assigned to such term in the definition of "Delivery" above.

         "POOL BALANCE" means, as of any date of determination, the Aggregate Principal Balance (excluding Purchased Receivables and Liquidated Receivables).

         "PRE-COMPUTED RECEIVABLE" means any Receivable under which the portion of a payment allocable to earned interest (which may be referred to in the related Receivable as an add-on finance charge) and the portion allocable to the Amount Financed is determined according to the sum of periodic balances or the sum of monthly balances or any equivalent method or are monthly actuarial receivables.

         "PREMIUM LETTER" means, the letter, dated as of March 8, 2002, between MFN, Mercury Finance, MFN Securitization, the Issuer, the Contributing Subsidiaries, as the Managing Member, Bank One Trust Company, N.A. as Trustee and Trust Collateral Agent and First Union Trust Company, National Association, as Owner Trustee.

         "PRINCIPAL BALANCE" means, with respect to any Receivable, as of any date, the sum of (x) the Amount Financed minus the sum of (i) all amounts received on or prior to such date allocable to principal in accordance with the terms of the Receivable and (ii) any Cram Down Loss in respect of such Receivable plus (y) the accrued and unpaid interest on such Receivable as of that date.

         "PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the amount equal to the excess, if any, of (x) the sum of (i) the principal portion of all Collected Funds received during the immediately preceding Collection Period (other than Liquidated Receivables and Purchased Receivables that are allocable to principal, including any full and partial prepayments) (ii) the Principal Balance of all Receivables that became Liquidated Receivables during the related Collection Period (other than Purchased Receivables), (iii) the principal portion of the Purchase Amounts received with respect to all Receivables that became Purchased Receivables during the related Collection Period, (iv) in the sole discretion of the Insurer, the Principal Balance of all the Receivables that were required to be purchased pursuant to Sections 3.2 and 4.7, during such Collection Period but were not purchased, (v) the aggregate amount of Cram Down Losses that shall have occurred during the related Collection Period; and (vi) following the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.4 of the Indenture since the preceding Determination Date by the Trust Collateral Agent or the Insurer (so long as no Insurer Default shall have occurred and be continuing) for distribution pursuant to Section 5.7 hereof over (y) the Step-Down Amount, if any, for such Distribution Date.

         "PRO FORMA NOTE BALANCE" means, with respect to any Distribution Date, the aggregate remaining principal balance of the Notes outstanding on such Distribution Date, after giving effect to distributions pursuant to clauses (i) through (iv) of Section 5.7(b) hereof.

         "PURCHASE AGREEMENT" means the Purchase and Sale Agreement among the Seller and Mercury Finance, dated as of March 1, 2002, pursuant to which the Seller acquired the Receivables, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "PURCHASE AMOUNT" means, with respect to a Receivable, the Principal Balance and all accrued and unpaid interest on the Receivable, after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any.

         "PURCHASED RECEIVABLE" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to
Section 4.7 or repurchased by the Seller or the Servicer pursuant to Section 3.2 or Section 10.1(a) or by the Seller pursuant to Section 3.3.

         "RATING AGENCY" means Moody's, Fitch and Standard & Poor's. If no such organization or successor maintains a rating on the Notes, "RATING AGENCY" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Seller and acceptable to the Insurer (so long as an Insurer Default shall not have occurred and be continuing), notice of which designation shall be given to the Trust Collateral Agent, the Owner Trustee and the Servicer.

         "RATING AGENCY CONDITION" means, with respect to any action, that each Rating Agency shall have been given 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer, the Insurer, the Owner Trustee and the Trust Collateral Agent in writing that such action will not result in a reduction or withdrawal of the then current rating of any Class of Notes.

         "REALIZED LOSSES" means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Net Liquidation Proceeds to the extent allocable to principal.

         "RECEIVABLE" means any Contract listed on Schedule A (which Schedule may be in electronic form).

         "RECEIVABLE FILES" means following documents (i) the fully executed original of such Receivable (ii) the original Lien Certificate (indicating the applicable Contributing Subsidiary's or Seller's interest as first lienholder) or application therefor (including a confirmation from the recording state that a Lien Certificate has been issued or recorded electronically (a "Confirmation")) or a letter from the applicable Dealer agreeing unconditionally to repurchase the related Receivable if the certificate of title or Confirmation is not received by the Servicer within 210 days (provided that the Lien Certificate or Confirmation is delivered to the Custodian upon receipt by the Servicer); each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces; and all blanks on any form have been properly filled in and each form has otherwise been correctly prepared.

         "RECORD DATE" means, with respect to each Distribution Date, the close of business on the last day of the calendar month immediately preceding such Distribution Date, unless otherwise specified in this Agreement.

         "REGISTRAR OF TITLES" means, with respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

         "REQUIRED CASH BALANCE" means, on any date, minimally $8,500,000 in unencumbered cash and Cash Equivalents; PROVIDED, HOWEVER, that beginning on September 30, 2002 the Required Cash Balance is minimally $25,000,000 on the last business day of any month during which a Securitization has occurred.

         "REQUIRED PRO FORMA NOTE BALANCE" means, with respect to any Distribution Date, a dollar amount equal to the lesser of (A) the product of (x) the Required Pro Forma Note Balance Percentage times (y) the Pool Balance (less the Aggregate Principal Balance of Receivables with respect to which part or all of the contractual payments is 90 days or more past due as of the related Determination Date) as of the end of the prior Collection Period and (B) (x) the Pool Balance (less the aggregate Principal Balance of Receivables with respect to which part or all of the contractual payments is 90 days or more past due as of the related Determination Date) as of the related Determination Date minus
(y) the Overcollateralization Floor.

         "REQUIRED PRO FORMA NOTE BALANCE PERCENTAGE" means, with respect to any Distribution Date, 1 minus the Target Overcollateralization Percentage; PROVIDED that the Required Pro Forma Note Balance Percentage will be 60% during the continuance of an uncured Level I Trigger Event; PROVIDED, FURTHER, that the Required Pro Forma Note Balance Percentage will be 0% at all times following the occurrence of a Level II Trigger Event. Any Level I Trigger Event, other than a Level I Default Trigger Event, shall be deemed cured with respect to any Distribution Date as to which the applicable Level I Trigger Event shall not have occurred or been continuing for the previous 2 Collection Periods. A Level I Default Trigger Event shall be deemed cured with respect to any Distribution Date as to which the "termination event" or "event of default" or similar event under the applicable warehouse lending arrangement has been cured in accordance with the applicable warehouse lending arrangement. A Level II Trigger Event is not curable.

         "REQUISITE SPREAD ACCOUNT AMOUNT" means, with respect to any Distribution Date, the Initial Spread Account Amount; PROVIDED, HOWEVER, if (x) a Branch Collections Trigger Event shall occur, the Requisite Spread Account Amount shall equal the Initial Spread Account Amount plus 0.35% of the Aggregate Principal Balance for each percentage (rounded up to the nearest 1.0%) that the Branch Collections Rate exceeds the trigger, (y) a Monthly Extensions Trigger Event shall occur, the Requisite Spread Account Amount shall equal the Initial Spread Account Amount plus 0.50% of the Aggregate Principal Balance for each percentage (rounded up to the nearest 1.0%) that the Extension Rate exceeds the trigger, or (z) a Settlement Event shall not have occurred by September 15, 2002, December 15, 2002 or March 15, 2003, the Requisite Spread Account Amount shall be equal to 2.0%, 8.5%, or 100.0% of the Aggregate Principal Balance, respectively, only until such time as a Settlement Event shall have occurred; PROVIDED, FURTHER the amount on deposit in the Spread Account that exceeds the Requisite Spread Account Amount (excluding amounts payable to the Seller pursuant to Section 1.05 of the Series 2002-A Supplement of the Spread Account Agreement) shall become Available Funds.

         "REVERSIONARY HOLDER" has the meaning set forth in the Spread Account Agreement.

         "SCHEDULE OF RECEIVABLES" means the schedule of all Contracts originally held as part of the Trust which is attached as Schedule A.

         "SCHEDULE OF REPRESENTATIONS" means the Schedule of Representations and Warranties attached hereto as Schedule B.

         "SCHEDULED RECEIVABLE PAYMENT" means, with respect to any Collection Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor in such Collection Period. If after the Closing Date, the Obligor's obligation under a Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940 or (iii) modifications or extensions of the Receivable permitted by Section 4.2(b), the Scheduled Receivables Payment with respect to such Collection Period shall refer to the Obligor's payment obligation with respect to such Collection Period as so modified.

         "SECURITIZATION" means (a) a financing transaction of any sort undertaken by MFN or any Affiliate of MFN secured, directly or indirectly, by any Contract or (b) any other asset securitization, secured loans or similar transactions involving any Contract or any beneficial interest therein.

         "SELLER" means MFN Securitization LLC, a Delaware limited liability company, and its successors in interest to the extent permitted hereunder.

         "SERIES" means any series of Notes other than the Series 2002-A Notes issued in a transaction sponsored by MFN and insured by the Insurer.

         "SERIES 2002-A NOTES" means the 3.809% Class A-1 Notes and the 4.918% Class A-2 Notes issued by the Issuer pursuant to the Indenture.

         "SERIES 2002-A SUPPLEMENT" means the Series 2002-A Supplement to Master Spread Account Agreement dated as of March 8, 2002, among the Insurer, the Seller, the Issuer and the Collateral Agent, as the same may be modified, supplemented or otherwise amended in accordance with its terms.

         "SERVICE CONTRACT" means, with respect to a Financed Vehicle, the agreement, if any, financed under the related Receivable that provides for the repair of such Financed Vehicle.

         "SERVICER" means Mercury Finance Company LLC, as the servicer of the Receivables, and each successor Servicer pursuant to Section 9.3.

         "SERVICER EXTENSION NOTICE" has the meaning ascribed thereto in Section 4.14.

         "SERVICER TERMINATION EVENT" means an event specified in Section 9.1.

         "SERVICER'S CERTIFICATE" means an Officers' Certificate of the Servicer delivered pursuant to Section 4.9(b), substantially in the form of Exhibit A.

         "SERVICING FEE" means, with respect to any Collection Period, the sum of (x) the fee payable to the Servicer for services rendered during such Collection Period, which shall be equal to one-twelfth of the Servicing Fee Rate multiplied by the average Pool Balance at the beginning and the end of such Collection Period plus (y) all administrative fees, expenses and charges paid by or on behalf of Obligors, including late fees, insufficient fund fees prepayment fees and liquidation fees collected on the Receivables during such Collection Period but excluding any fees or expenses related to extensions.

         "SERVICING FEE RATE" means 5% per annum.

         "SERVICING PROCEDURES AND CREDIT MANUAL" means the written credit, servicing and collection procedures used by MFN and its Affiliates in the purchase of Receivables as amended from time to time.

         "SETTLEMENT EVENT" shall mean the resolution of the legal proceedings between Consumer Portfolio Services, Inc. and Stanwich Financial Services, Corp. by entry of a final order, not subject to appeal in such a manner that the outcome would not have a material adverse effect on the operation or financial condition of CPS.

         "SIMPLE INTEREST METHOD" means the method of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest on such obligation multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment under the obligation was made.

         "SIMPLE INTEREST RECEIVABLE" means a Receivable under which the portion of the payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

         "SPREAD ACCOUNT" means the account designated as such, established and maintained pursuant to the Spread Account Agreement.

         "SPREAD ACCOUNT AGREEMENT" means the Master Spread Account Agreement dated as of June 1, 2001, as amended as of March 1, 2002 among the Insurer, the Seller, the Issuer and the Collateral Agent, and as supplemented by the Series Supplements thereto and as the same may be modified, supplemented or otherwise amended in accordance with the terms thereof.

         "SPREAD ACCOUNT RELEASE AMOUNT" means, with respect to any Distribution Date and the Spread Account, the amount on deposit in the Spread Account in excess of the Requisite Spread Account Amount and released from the Spread Account and deposited into the Collection Account pursuant to Section 3.03(b) clause SEVENTH of the Spread Account Agreement, whether attributable to Investment Earnings, the cure of a Spread Account Trigger Event or otherwise.

         "SPREAD ACCOUNT SHORTFALL" means, (A) with respect to any amounts to be distributed from the collection account of any other Series to the Collection Account for the 2002-A Notes, as of any Determination Date, the excess, if any, of (x) the Requisite Spread Account Amount over (y) the amount on deposit in the Spread Account and (B) with respect to amounts to be distributed from the Collection Account of the Series 2002-A Notes to the collection account of any other Series pursuant to Section 5.7(b)(ix), the excess, if any, of (x) the "Requisite Spread Account Amount" as defined in the applicable supplement to the Spread Account Agreement for such Series over (y) the amount on deposit in the spread account for such Series.

         "SPREAD ACCOUNT SHORTFALL NOTICE" means, with respect to any Distribution Date, a written notice specifying the amount of any Spread Account Shortfall for such Distribution Date.

         "SPREAD ACCOUNT TRIGGER EVENT" means a Branch Collections Trigger Event or a Monthly Extensions Trigger Event.

         "SST" means Systems & Services Technologies, Inc.

         "STANDARD & POOR'S" means Standard & Poor's Rating Services, a Division of The McGraw-Hill Companies, or its successor.

         "STEP-DOWN AMOUNT" means, with respect to any Distribution Date, the excess, if any, of (x) the Required Pro Forma Note Balance over (y) the Pro Forma Note Balance on such Distribution Date, calculated for this purpose only without deduction for any Step-Down Amount (i.e., assuming that the entire amount described in clause (x) of the definition of "Principal Distributable Amount" is distributed as principal on the Notes).

         "SUBSIDIARY" means, with respect to any Person, a corporation of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

         "TARGET OVERCOLLATERALIZATION PERCENTAGE" means, for any Distribution Date, 35%.

         "TRIGGER EVENT" means a Level I Trigger Event, a Level II Trigger Event or a Spread Account Trigger Event.

         "TRUST" means the Issuer.

         "TRUST ACCOUNT PROPERTY" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

         "TRUST ACCOUNTS" has the meaning assigned thereto in Section 5.1.

         "TRUST AGREEMENT" means the Declaration of Trust dated as of November 15, 2001, between the Seller and the Owner Trustee, as amended as of December 18, 2001 and as amended and restated as of March 1, 2002, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

         "TRUST COLLATERAL AGENT" means the Person acting as Trust Collateral Agent hereunder, its successors in interest and any successor Trust Collateral Agent hereunder.

         "TRUST OFFICER" means, (i) in the case of the Trust Collateral Agent, the chairman or vice-chairman of the board of directors, any managing director, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trust Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and (ii) in the case of the Owner Trustee, any officer in the corporate trust office of the Owner Trustee or any agent of the Owner Trustee under a power of attorney with direct responsibility for the administration of this Agreement or any of the Basic Documents on behalf of the Owner Trustee.

         "TRUST PROPERTY" means the property and proceeds conveyed pursuant to
Section 2.1, together with certain monies paid on or after the Cutoff Date, the Note Policy, the Collection Account (including all Eligible Investments therein and all proceeds therefrom), the Lockbox Account, the Blocked Accounts and certain other rights under this Agreement. Although the Seller has pledged the Spread Account to the Trust Collateral Agent and the Insurer pursuant to the Spread Account Agreement, the Spread Account shall not under any circumstances be deemed to be a part of or otherwise includable in the Trust or the Trust Property.

         "TRUSTEE" means the Person acting as Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

         "TRUSTEE ISSUER SECURED OBLIGATIONS" has the meaning set forth in the Indenture.

         "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction on the date of the Agreement.

         SECTION 1.2. OTHER DEFINITIONAL PROVISIONS.

                  (a) Capitalized terms used herein and not otherwise defined herein have meanings assigned to them in the Indenture, or, if not defined therein, in the Trust Agreement.

                  (b) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (c) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

                  (d) The words "HEREOF," "HEREIN," "HEREUNDER" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

                  (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                  (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                            CONVEYANCE OF RECEIVABLES

         SECTION 2.1. CONVEYANCE OF RECEIVABLES. In consideration of the Issuer's delivery to or upon the order of the Seller on the Closing Date of the Notes and Certificates and the other amounts to be distributed from time to time to the Seller in accordance with the terms of this Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in and to:

                  (a) the Receivables and all moneys received thereon after the Cutoff Date;

                  (b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles;

                  (c) any proceeds and the right to receive proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies or other insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of the Receivables;

                  (d) its rights against Dealers pursuant to Dealer Agreements;

                  (e) its rights to receive proceeds from Liquidated
Receivables;

                  (f) all rights under any Service Contracts on the related Financed Vehicles;

                  (g) the related Receivables Files;

                  (h) its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement, including all rights of the Seller under the Purchase Agreement, in respect of the delivery requirements, representations and warranties of, the indemnification from, and the cure and repurchase obligations of Mercury Finance under the Purchase Agreement; and

                  (i) the proceeds of any and all of the foregoing.

         It is the intention of the Seller that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Receivables and Other Conveyed Property from the Seller to the Issuer, conveying good title thereto free and clear of any Liens, and the beneficial interest in and title to the Receivables and the other Trust Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby is held by a court of competent jurisdiction not to be a sale, the parties intend that Seller shall have granted and Seller does hereby grant to the Issuer a first priority security interest in all of Seller's right, title, and interest in and to the Receivables, all monies received in respect thereof after the Cutoff Date and the Other Conveyed Property, and that this Agreement shall constitute a security agreement under applicable law. Prior to the Closing Date or promptly thereafter, the Seller shall cause to be filed, as a precautionary filing, a UCC financing statement covering the property subject to such transfer and assignment.

         SECTION 2.2. [RESERVED].

         SECTION 2.3. FURTHER ENCUMBRANCE OF TRUST PROPERTY.

                  (a) Immediately upon the conveyance to the Trust by the Seller of any item of the Trust Property pursuant to Section 2.1, all right, title and interest of the Seller in and to such item of Trust Property shall terminate, and all such right, title and interest shall vest in the Trust, in accordance with the Trust Agreement and Sections 3802 and 3805 of the Business Trust Statute (as defined in the Trust Agreement).

                  (b) Immediately upon the vesting of the Trust Property in the Trust, the Trust shall have the sole right to pledge or otherwise encumber, such Trust Property. Pursuant to the Indenture, the Trust shall grant a security interest in the Trust Property to the Trust Collateral Agent for the benefit of the Insurer and the Noteholders securing the repayment of the Notes. The Certificate shall represent the beneficial ownership interest in the Trust Property, and the Certificateholder shall be entitled to receive distributions with respect thereto as set forth herein.

                  (c) Following the payment in full of the Notes and the release and discharge of the Indenture, all covenants of the Issuer under Article III of the Indenture shall, until payment in full of the Certificate, remain as covenants of the Issuer for the benefit of the Certificateholder, enforceable by the Certificateholder to the same extent as such covenants were enforceable by the Noteholders prior to the discharge of the Indenture. Any rights of the Trustee under Article III of the Indenture, following the discharge of the Indenture, shall vest in Certificateholder.

                  (d) The Trust Collateral Agent shall, at such time as there are no Notes outstanding and all amounts due to the Noteholders have been paid in full, and all sums due to (i) the Trustee pursuant to the Indenture (ii) the Insurer pursuant to the Note Policy, the Insurance Agreement and this Agreement and (iii) the Trust Collateral Agent pursuant to this Agreement, have been paid, release any remaining portion of the Trust Property to the Certificateholder.

                                  ARTICLE III

                                 THE RECEIVABLES

         SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF SELLER. The Seller hereby represents and warrants that each of the representations and warranties set forth on the Schedule of Representations is true and correct on which the Issuer is deemed to have relied in acquiring the Receivables and upon which the Insurer shall be deemed to rely in issuing the Note Policy. Such representations and warranties speak as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

         SECTION 3.2. REPURCHASE UPON BREACH.

                  (a) The Seller, the Servicer, the Insurer, the Trust Collateral Agent or the Owner Trustee, as the case may be, shall provide to the other parties to this Agreement promptly, notice in writing, upon the discovery of any breach of the Seller's representations and warranties made pursuant to
Section 3.1. As of the last day of the second (or, if the Seller so elects, the first) month following the discovery by the Seller or receipt by the Seller of notice of such breach, unless such breach is cured by such date, the Seller shall have an obligation to purchase or repurchase any Receivable in which the interests of the Noteholders or the Insurer are materially and adversely affected by any such breach as of such date. The "second month" shall mean the month following the month in which discovery occurs or notice is given, and the "first month" shall mean the month in which discovery occurs or notice is given. In consideration of and simultaneously with the repurchase of the Receivable, the Seller shall remit, or cause Mercury Finance to remit to the Collection Account the Purchase Amount in the manner specified in Section 5.6 and the Issuer shall execute such assignments and other documents reasonably requested by such person in order to effect such repurchase. The sole remedies of the Issuer, the Insurer, the Owner Trustee, the Trust Collateral Agent, the Trustee or the Noteholders with respect to a breach of representations and warranties pursuant to Section 3.1 and the agreement contained in this Section shall be the repurchase of Receivables pursuant to this Section, and the indemnification obligations described in the next paragraph, subject to the conditions contained herein or to enforce the obligation of Mercury Finance to the Seller to repurchase such Receivables pursuant to the Purchase Agreement. Neither the Owner Trustee, the Trust Collateral Agent, the Insurer nor the Trustee shall have a duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase of any Receivable pursuant to this Section.

         In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by the Seller, the Seller shall indemnify the Trust, the Trustee, the Backup Servicer, the Insurer, the Noteholders, the Trust Collateral Agent, Collateral Agent and the officers, directors, agents and employees thereof, against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach by the Seller. This section shall survive the termination of this Agreement.

                  (b) Pursuant to Section 2.1 of this Agreement, the Seller conveyed to the Trust all of the Seller's right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement including the Seller's rights under the Purchase Agreement and the delivery requirements, representations and warranties and the cure or repurchase obligations of Mercury Finance thereunder. The Seller hereby represents and warrants to the Trust that such assignment is valid, enforceable and effective to permit the Trust to enforce such obligations of Mercury Finance under the Purchase Agreement.

         SECTION 3.3. [RESERVED]

         SECTION 3.4. CUSTODY OF RECEIVABLES FILES.

                  (a) In connection with the sale, transfer and assignment of the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement and simultaneously with the execution and delivery of this Agreement, the Trust Collateral Agent shall enter into the Custodian Agreement with the Custodian, dated as of March 1, 2002, pursuant to which the Trust Collateral Agent shall revocably appoint the Custodian, and the Custodian shall accept such appointment, to act as the agent of the Trust Collateral Agent as custodian of the Receivables Files which shall be delivered to the Custodian (or its bailee) as agent of the Trust Collateral Agent on or before the Closing Date (with respect to each Receivable).

                  (b) The Trust Collateral Agent may act as the Custodian, in which case the Trust Collateral Agent shall be deemed to have assumed the obligations of the Custodian specified in the Custodian Agreement. Upon payment in full of any Receivable, the Servicer will notify the Custodian pursuant to a certificate of an officer of the Servicer (which certificate shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 4.1 have been so deposited) and shall request delivery of the Receivable and Receivable File to the Servicer. From time to time as appropriate for servicing and enforcing any Receivable, the Custodian shall, upon written request of an officer of the Servicer and delivery to the Custodian of a receipt signed by such officer, cause the original Receivable and the related Receivable File to be released to the Servicer. The Servicer's receipt of a Receivable and/or Receivable File shall obligate the Servicer to return the original Receivable and the related Receivable File to the Custodian when its need by the Servicer has ceased unless the Receivable is repurchased as described in Section
3.2 or 4.7.

                                   ARTICLE IV

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

         SECTION 4.1. DUTIES OF THE SERVICER. The Servicer is hereby authorized to act as agent for the Trust and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables shall be carried out in accordance with customary and usual procedures of institutions which service motor vehicle retail installment sale contracts and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable motor vehicle receivables that it services for itself or others in accordance with MFN's Servicing Procedures and Credit Manual if MFC is the Servicer or its own customary servicing procedures for any Successor Servicer as in effect from time to time for servicing all its other comparable motor vehicle receivables. The Servicer's duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending billing statements to Obligors, reporting any required tax information to Obligors, monitoring the collateral, complying with the terms of the Lockbox Agreement and the Blocked Account Agreements, accounting for collections and furnishing monthly and annual statements to the Trust Collateral Agent, the Trustee and the Insurer with respect to distributions, generating federal income tax information, and performing the other duties specified herein.

         The Servicer shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in (i) the Dealer Agreements (and maintain possession directly or indirectly of the Dealer Agreements to the extent it is necessary to do so), (ii) the Dealer Assignments and (iii) the Insurance Policies, to the extent that such Dealer Agreements, Dealer Assignments and Insurance Policies relate to the Receivables, the related Financed Vehicles or the Obligors.

         To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies, and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Trust to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and with respect to the related Financed Vehicles. The Servicer is authorized to release Liens on Financed Vehicles in order to collect insurance proceeds with respect thereto and to liquidate such Financed Vehicles in accordance with customary standards, policies and procedures; PROVIDED, HOWEVER, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor, except that the Servicer may forego collection efforts if the amount subject to collection is de minimis and if it would forego collection in accordance with its customary practices.

         The Servicer is hereby authorized to commence, in it's own name or in the name of the Trust or the Trust Collateral Agent (provided that if the Servicer is acting in the name of the Trust Collateral Agent, the Servicer shall have obtained the Trust Collateral Agent's consent which consent shall not be unreasonably withheld), a legal proceeding to enforce a Receivable pursuant to
Section 4.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in such a legal proceeding in its own name, the Trust or the Trust Collateral Agent (on behalf of the Insurer and the Noteholders), as the case may be, shall thereupon be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Trust or the Trust Collateral Agent (on behalf of the Insurer and the Noteholders), as the case may be, to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Trust Collateral Agent (on behalf of the Insurer and the Noteholders) and the Owner Trustee, as the case may be, shall furnish the Servicer with any limited powers of attorney and other documents which the Servicer may reasonably request and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

         SECTION 4.2. COLLECTION OF RECEIVABLE PAYMENTS; MODIFICATIONS OF RECEIVABLES; LOCKBOX AGREEMENTS; BLOCKED ACCOUNT AGREEMENTS.

                  (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and otherwise act with respect to the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies and the Other Conveyed Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trust with respect thereto. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

                  (b) The Servicer may at any time agree to a modification or amendment of a Receivable in order to (i) change the Obligor's regular due date to another date within the Collection Period in which such due date occurs, (ii) re-amortize the Scheduled Receivables Payments on the Receivable following a partial prepayment of principal or (iii) convert a Pre-Computed Receivable to a Simple Interest Receivable.

                  (c) The Servicer may grant payment extensions on, or other modifications or amendments to, a Receivable (in addition to those modifications permitted by Section 4.2(b)) in accordance with its customary procedures if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Trust with respect to such Receivable, and is otherwise in the best interests of the Trust; PROVIDED, HOWEVER, that:

                           (i) in no event may a Receivable be extended more than once during the full term of such Receivable;

                           (ii) the aggregate period of all extensions on a Receivable shall not exceed six months and in no event may a Receivable be extended beyond the Collection Period immediately preceding the latest Final Scheduled Distribution Date; and

                           (iii) the Servicer shall not amend or modify a Receivable (except as provided in Section 4.2(b) and clause (i) and (ii) of this Section 4.2(c) without the prior written consent of the Insurer, or, if an Insurer Default shall have occurred and be continuing, a Note Majority;

PROVIDED FURTHER, HOWEVER, should the Backup Servicer become successor Servicer, the successor Servicer may agree to any modification or amendment of a Receivable it deems appropriate.

         The Servicer shall use its best efforts to notify or direct Obligors to make all payments on the Receivables, whether by check or by direct debit of the Obligor's bank account, to be made directly to the Lockbox or a Blocked Account. The Servicer shall require the Lockbox Bank to deposit all payments on the Receivables in a Blocked Account no later than two Business Days after receipt. The Servicer shall require the Blocked Account Banks to deposit all payments on the Receivables in the Master Collection Account no later than the Business Day after receipt and shall direct all such amounts credited to the Master Collection Account to the Collection Account, no later than the second Business Day after receipt of such payments.

         Notwithstanding any Lockbox Agreement, the Blocked Account Agreements, or any of the provisions of this Agreement relating to the Lockbox Agreement or the Blocked Account Agreements, the Servicer shall remain obligated and liable to the Trust, the Trust Collateral Agent, the Insurer and Noteholders for servicing and administering the Receivables in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof.

         In the event the Servicer shall for any reason no longer be acting as such, the Backup Servicer or successor Servicer shall thereupon assume all of the rights and, from the date of assumption, all of the obligations of the outgoing Servicer under the Lockbox Agreement, or the Blocked Account Agreements, if applicable. The Backup Servicer or any other successor Servicer shall not be liable for any acts, omissions or obligations of the Servicer prior to such succession. In such event, the successor Servicer shall be deemed to have assumed all of the outgoing Servicer's interest therein and to have replaced the outgoing Servicer as a party to each such Lockbox Agreement and Blocked Account Agreements to the same extent as if such Lockbox Agreement had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the Lockbox Bank or Blocked Account Agreements under such Lockbox Agreement or the Blocked Account Agreements. The outgoing Servicer shall, at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to each such agreement and an accounting of amounts collected and held by the Lockbox Bank and the Blocked Account Banks and otherwise use its best efforts to effect the orderly and efficient transfer of any Lockbox Agreement or Blocked Account Agreement to the successor Servicer. In the event that the Trust Collateral Agent (on behalf of the Insurer and the Noteholders) elects to change the identity of the Lockbox Bank or a Blocked Account Banks, the Servicer, at its expense, shall cause the Lockbox Bank or the Blocked Account Banks to deliver, at the direction of the Trust Collateral Agent with the consent of the Insurer (if the Insurer is the Controlling Party) (on behalf of the Insurer and the Noteholders), to the Trust Collateral Agent or a successor Lockbox Bank or the Blocked Account Bank all documents and records relating to the Receivables and all amounts held (or thereafter received) by the Lockbox Bank or the Blocked Account Banks (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of the lockbox or blocked account arrangements and the Servicer shall notify the Obligors to make payments to the Lockbox Account or Blocked Account established by the successor.

                  (d) The Servicer shall cause all payments by or on behalf of the Obligors received directly by the Servicer to be deposited into the Lockbox Account or to a Blocked Account as soon as practicable, but in no event later than the Business Day after receipt thereof.

                  SECTION 4.3. REALIZATION UPON RECEIVABLES.

                  (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable after default on such Receivable but in no event later than the date on which all or any portion of a Scheduled Receivables Payment has become 151 days delinquent; PROVIDED, HOWEVER, that the Servicer may elect not to repossess a Financed Vehicle within such time period if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 4.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers the sale of the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. All amounts received upon liquidation of a Financed Vehicle shall be remitted directly by the Servicer to the Lockbox Account or to a Blocked Account as soon as practicable, but in no event later than the Business Day after receipt thereof. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle, but only out of the cash proceeds of such Financed Vehicle, any deficiency obtained from the Obligor or any amounts received from the related Dealer, which amounts in reimbursement may be retained by the Servicer (and shall not be required to be deposited as provided in Section 4.2(d)) to the extent of such expenses. The Servicer shall pay on behalf of the Trust any personal property taxes assessed on repossessed Financed Vehicles. The Servicer shall be entitled to reimbursement of any such tax from Net Liquidation Proceeds with respect to such Receivable.

                  (b) If the Servicer elects to commence a legal proceeding to enforce a Dealer Agreement or Dealer Assignment, the act of commencement shall be deemed to be an automatic assignment from the Trust Collateral Agent (on behalf of the Insurer and the Noteholders) to the Servicer of the rights under such Dealer Agreement or Dealer Assignment for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Dealer Agreement or Dealer Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement or Dealer Assignment, the Owner Trustee and/or the Trust Collateral Agent, at the Servicer's expense, or the Seller, at the Seller's expense, shall take such steps as the Servicer deems reasonably necessary to enforce the Dealer Agreement or Dealer Assignment, including bringing suit in its name or the name of the Seller or of the Trust and the Owner Trustee and/or the Trust Collateral Agent (for the benefit of the Insurer and the Noteholders). All amounts recovered shall be remitted directly by the Servicer and deposited into the Collection Account no later than the Business Day after their receipt.

                  SECTION 4.4. INSURANCE.

                  (a) The Servicer shall verify the existence of the Insurance Policies on the Financed Vehicles at the time of acquisition in accordance with its customary servicing procedures. If the Servicer shall determine that an Obligor has failed to obtain or maintain a physical loss and damage insurance policy covering the related Financed Vehicle which satisfies the conditions set forth in clause (i)(a) of Paragraph 24 of the Schedule of Representations and Warranties (including during the repossession of such Financed Vehicle) the Servicer shall enforce the rights of the holder of the Receivable thereunder to require that the Obligor obtains such physical loss and damage insurance in accordance with its customary servicing procedures.

                  (b) The initial Servicer may, in its reasonable discretion (but shall not be obligated to), if an Obligor fails to obtain or maintain a physical loss and damage Insurance Policy, obtain insurance with respect to the related Financed Vehicle and advance on behalf of such Obligor, as required under the terms of the Insurance Policy, the premiums for such insurance (such insurance being referred to herein as "FORCE-PLACED INSURANCE"). All policies of Force-Placed Insurance shall be endorsed with clauses providing for loss payable to the Trust Collateral Agent. Any cost incurred by the Servicer in maintaining such Force-Placed Insurance shall only be recoverable out of premiums paid by the Obligors as provided in paragraph (c) of this Section 4.4.

                  (c) In connection with any Force-Placed Insurance obtained hereunder, the Servicer may, in the manner and to the extent permitted by applicable law, require the Obligors to repay the entire premium to the Servicer. The Servicer shall retain and separately administer the right to receive payments from Obligors with respect to Insurance Add-on Amounts or rebates of Force-Placed Insurance premiums. If an Obligor makes a payment with respect to a Receivable having Force-Placed Insurance, the payment shall be applied first to the Scheduled Receivables Payment and then to the Insurance Add-On Amount. Recoveries on any Receivable will be used first to pay the Principal Balance and accrued interest on such Receivable and then to pay the related Insurance Add-On Amount.

                  (d) The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Trust and the Trust Collateral Agent (on behalf of the Insurer and the Noteholders). If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Trust and the Trust Collateral Agent (on behalf of the Insurer and the Noteholders) under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Owner Trustee and/or the Trust Collateral Agent, at the Servicer's expense or the Seller, at the Seller's expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Trust, the Owner Trustee or the Trust Collateral Agent for the benefit of the Insurer and the Noteholders.

                  (e) The Servicer may, in its reasonable discretion, maintain a vendor's single interest or other collateral protection insurance policy with respect to Financed Vehicles ("COLLATERAL INSURANCE"), which policy by its terms insures against physical damage in the event any Obligor fails to maintain physical damage insurance with respect to the related Financed Vehicle.

         SECTION 4.5. MAINTENANCE OF SECURITY INTERESTS IN VEHICLES.

                  (a) Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps on behalf of the Trust as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle, including, but not limited to, obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, UCC financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Receivables. The Trust and Trust Collateral Agent (on behalf of the Insurer and the Noteholders) hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Trust and the Trust Collateral Agent (on behalf of the Insurer and the Noteholders) as necessary because of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Trust and the pledge thereof to the Trust Collateral Agent (on behalf of the Insurer and the Noteholders), the filing of UCC financing statements all as provided herein, is insufficient, without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Trust and the pledge thereof to the Trust Collateral Agent (on behalf of the Insurer and the Noteholders), the Servicer hereby agrees that each Contributing Subsidiary's designation as the secured party on the certificate of title is as an agent of the Trust.

                  (b) Upon the occurrence of an Insurance Agreement Event of Default, the Insurer may (so long as an Insurer Default shall not have occurred and be continuing) instruct the Trust Collateral Agent and the Servicer to take or cause to be taken, or, if an Insurer Default shall have occurred, upon the occurrence of a Servicer Termination Event, the Trust Collateral Agent and the Servicer shall take or cause to be taken such action as may, in the opinion of counsel to the Controlling Party, be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Trust by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Controlling Party, be necessary or prudent.

         Mercury Finance hereby agrees to pay all expenses related to such perfection or reperfection and to take all action necessary therefor. In addition, prior to the occurrence of an Insurance Agreement Event of Default, the Controlling Party may instruct the Trust Collateral Agent and the Servicer to take or cause to be taken such action as may, in the opinion of counsel to the Controlling Party, be necessary to perfect or re-perfect the security interest in the Financed Vehicles underlying the Receivables in the name of the Trust, including by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Controlling Party, be necessary or prudent; PROVIDED, HOWEVER, that if the Controlling Party requests that the title documents be amended prior to the occurrence of an Insurance Agreement Event of Default, the out-of-pocket expenses of the Servicer or the Trust Collateral Agent in connection with such action shall be reimbursed to the Servicer or the Trust Collateral Agent, as applicable, by the Controlling Party. Mercury Finance hereby appoints the Trust Collateral Agent as its attorney-in-fact to take any and all steps required to be performed by Mercury Finance pursuant to this Section 4.5(b) (it being understood that and agreed that the Trust Collateral Agent shall have no obligation to take such steps with respect to all perfection or reperfection, except as pursuant to the Basic Documents to which it is a party and to which Mercury Finance has paid all expenses), including execution of certificates of title or any other documents in the name and stead of Mercury Finance and the Trust Collateral Agent hereby accepts such appointment.

         SECTION 4.6. COVENANTS, REPRESENTATIONS, AND WARRANTIES OF SERVICER. By its execution and delivery of this Agreement, the Servicer makes the following representations, warranties and covenants to the Trust Collateral Agent, the Trustee and the Insurer on which the Trust Collateral Agent relies in accepting the Receivables, on which the Trustee relies in authenticating the Notes and on which the Insurer relies in issuing the Note Policy.

                  (a) The Servicer covenants as follows:

                           (i) LIENS IN FORCE. The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;

                           (ii) NO IMPAIRMENT. The Servicer shall not impair the rights of the Trust, the Insurer or the Noteholders in the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies or the Trust Property except as otherwise expressly provided herein;

                           (iii) NO AMENDMENTS. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with
         Section 4.2 without the prior written consent of the Insurer, or, if an Insurer Default shall have occurred and be continuing, a Note Majority; and

                           (iv) RESTRICTIONS ON LIENS. The Servicer shall not
         (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables except for the Lien in favor of the Trust Collateral Agent for the benefit of the Trustee on behalf of the Noteholders and the Insurer, the Lien imposed by the Spread Account Agreement in favor of the Collateral Agent for the benefit of the Trust Collateral Agent and the Insurer, and the restrictions on transferability imposed by this Agreement or (ii) authorize or file under the UCC of any jurisdiction any financing statement or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables or to any Other Conveyed Property, except in each case any such instrument solely securing the rights and preserving the Lien of the Trust Collateral Agent, for the benefit of the Noteholders and the Insurer.

                  (b) The Servicer represents, warrants and covenants as of the Closing Date as to itself that the representations and warranties set forth on the Schedule of Representations are true and correct.

         SECTION 4.7. PURCHASE OF RECEIVABLES UPON BREACH. The Seller, the Servicer, the Insurer, the Trust Collateral Agent or the Owner Trustee, as the case may be, shall provide to the other parties to this Agreement, promptly, notice in writing, upon the discovery of any breach of the Servicer's representations and warranties and covenants made pursuant to sections 4.5(a) or 4.6(a); PROVIDED, HOWEVER, that the failure to give any such notice shall not derogate from any obligation of the Servicer hereunder or the Seller to repurchase any Receivable. With respect to the breach of any of the Servicer's representations and warranties and covenants pursuant to Section 4.5(a) and
Section 4.6(a), unless the breach shall have been cured by the last day of the first full calendar month following the discovery by or notice to the Servicer of the breach, the Servicer shall have an obligation, to purchase or repurchase any Receivable in which the interests of the Noteholders, the Issuer or the Insurer are materially and adversely affected by the breach. The Trust Collateral Agent shall notify the other parties hereto promptly, in writing, of any failure by the Servicer to so repurchase any Receivable. In consideration of the purchase of the Receivable hereunder, the Servicer shall remit the Purchase Amount to the Collection Account on the date of such repurchase in the manner specified in Section 5.6. The sole remedies of the Issuer, the Owner Trustee, the Trust Collateral Agent, the Trustee, the Insurer or the Noteholders with respect to a breach of representations and warranties pursuant to Section 4.5(a) and Section 4.6(a) and the agreement contained in this Section shall be the repurchase of Receivables pursuant to this Section, and the indemnifications described in the next paragraph. Neither the Owner Trustee, the Trust Collateral Agent nor the Trustee shall have a duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase of any Receivable pursuant to this Section.

         In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by the Servicer, MFN shall indemnify the Backup Servicer, the Trust Collateral Agent, the Collateral Agent, the Insurer, the Trustee, the Owner Trustee and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to a breach of the covenants or representations and warranties set forth in Section 8.5(a) or Section 8.6(b).

         SECTION 4.8. TOTAL SERVICING FEE; PAYMENT OF CERTAIN EXPENSES BY SERVICER.

                  (a) On each Distribution Date, the Servicer shall be entitled to receive out of the Collection Account the Servicing Fee for the related Collection Period pursuant to Section 5.7. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer). Notwithstanding the foregoing, if the Servicer shall not be Mercury Finance, a successor to Mercury Finance as Servicer shall not be liable for taxes levied or assessed against the Trust or claims against the Trust in respect of indemnification, or the fees and expenses referred to above.

                  (b) The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer). The Servicer shall be liable for the fees and expenses of the Backup Servicer, the Lockbox Bank (and any fees under the Lockbox Agreement), the Blocked Account Banks (and any fees under the Blocked Account Agreements), the Custodian, the Trust Collateral Agent, the Collateral Agent and the Independent Accountants, to the extent such amounts have not been paid in accordance with the Sale and Servicing Agreement.

         SECTION 4.9. SERVICER'S CERTIFICATE.

                  (a) [Reserved]

                  (b) No later than 5:00 p.m. Eastern time on each Determination Date, the Servicer shall deliver electronically (followed by a fax of an executed copy) to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Insurer, the Collateral Agent, the Initial Purchaser, each Rating Agency, the Independent Accountants (as defined below) and any Note Owner upon written request of such Note Owner to the Trustee and the Owner Trustee a Servicer's Certificate substantially in the form of Exhibit A hereto executed by an officer of the Servicer containing among other things, (i) all information necessary to enable the Trust Collateral Agent to give any notice required by Section 5.5(a) and (b), to make any withdrawal and deposit required by Section 5.5 and to make the distributions required by Section 5.7(b), (ii) a listing of all Purchased Receivables and Liquidated Receivables purchased as of the related Accounting Date, identifying the Receivables so purchased, (iii) the aggregate Purchase Amounts of Receivables purchased by the Seller and the Servicer in the preceding Collection Period, (iv) all information necessary to enable the Trust Collateral Agent to send the statements to Noteholders and the Insurer required by Section 5.10, and (v) all information necessary to enable the Trust Collateral Agent to reconcile the aggregate cash flows, the Collection Account for the related Collection Period and Distribution Date, including the accounting required by Section 5.10 to prepare the applicable statements to Noteholders. Receivables purchased by the Servicer or by the Seller on the related Accounting Date and each Receivable which became a Liquidated Receivable or which was paid in full during the related Collection Period shall be identified by account number (as set forth in the Schedule of Receivables). In addition to the information set forth in the preceding sentence, the Servicer's Certificate shall also contain the following information: (a) the Delinquency Ratio, Cumulative Gross Loss Rate, Cumulative Net Loss Rate, Overcollateralization Percentage for such Determination Date; (b) whether any Trigger Event has occurred as of such Determination Date; (c) whether any Trigger Event that may have occurred as of a prior Determination Date is deemed cured as of such Determination Date; and (d) whether to the knowledge of the Servicer an Insurance Agreement Event of Default has occurred.

                  (c) Until such time that the Controlling Party gives written notice to the Servicer that such procedures are no longer required, the Servicer shall cause the Independent Accountants (as defined below), on or before each Distribution Date, to perform certain agreed upon procedures to each such Servicer's Certificate (which procedures shall be submitted for approval to the Controlling Party, which approval shall not be unreasonably withheld). In the event such independent public accountants require the Trust Collateral Agent to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 4.11, the Servicer shall direct the Trust Collateral Agent in writing to so agree; it being understood and agreed that the Trust Collateral Agent will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Trust Collateral Agent has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

         SECTION 4.10. ANNUAL STATEMENT AS TO COMPLIANCE, NOTICE OF SERVICER TERMINATION EVENT.

                  (a) The Servicer shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Insurer, the Initial Purchaser, each Rating Agency and any Note Owner upon written request of such Note Owner to the Trust Collateral Agent, on or before April 30 of each year, beginning April 30, 2003, an Officer's Certificate, to be dated as of the immediately preceding December 31, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its material obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  (b) The Seller or the Servicer shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Insurer, the Collateral Agent, the Servicer or the Seller (as applicable) and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 9.1.

         SECTION 4.11. ANNUAL INDEPENDENT ACCOUNTANTS' REPORT.

         The Servicer shall cause a firm of nationally recognized independent certified public accountants (the "INDEPENDENT ACCOUNTANTS"), who may also render other services to the Servicer, the Seller or MFN, to deliver to the Servicer, Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Collateral Agent, the Insurer, the Initial Purchaser, each Rating Agency and any Note Owner upon written request of such Note Owner to the Trustee or the Owner Trustee, on or before April 30, commencing April 30, 2003, with respect to the twelve months ended the immediately preceding December 31, a statement (the "ACCOUNTANTS' REPORT") addressed to MFN, the Servicer, the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, and to the Insurer, to the effect that such firm has audited the consolidated financial statements of MFN, in which the Servicer is included as a consolidated subsidiary, and issued its report thereon and that (1) such audit was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) the firm is independent of MFN and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants; and (3) if the Servicer has received written notice from the Insurer that the procedures required pursuant to Section 4.9(c) are no longer required, certain agreed upon procedures were applied to three randomly selected Servicer's Certificates (which procedures shall be submitted for approval to the Controlling Party, which approval shall not be unreasonably withheld). In the event such independent public accountants require the Trust Collateral Agent to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 4.11, the Servicer shall direct the Trust Collateral Agent in writing to so agree; it being understood and agreed that the Trust Collateral Agent will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Trust Collateral Agent has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

         SECTION 4.12. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING RECEIVABLES. The Servicer shall provide to representatives of the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer and the Insurer reasonable access to the documentation regarding the Receivables. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

         SECTION 4.13. MONTHLY TAPE.

                  (a) On or before each Determination Date, or upon demand by the Backup Servicer, the Servicer will deliver to the Trust Collateral Agent and the Backup Servicer a computer tape or a diskette (or any other electronic transmission acceptable to the Trust Collateral Agent, the Insurer and the Backup Servicer) in a format acceptable to the Trust Collateral Agent and the Backup Servicer containing the information with respect to the Receivables as of the preceding Accounting Date necessary for preparation of the Servicer's Certificate, including but not limited to Collection Records and Monthly Records, relating to the immediately preceding Collection Period. Such computer tape or diskette shall be available to Insurer upon request. The Backup Servicer shall use such tape or diskette (or other electronic transmission acceptable to the Trust Collateral Agent and the Backup Servicer) to (i) confirm that the Servicer's Certificate is complete, (ii) confirm that such tape, diskette or other electronic transmission is in readable form, (iii) verify the mathematical accuracy of all calculations contained within the Servicer's Certificate and
(iv) calculate and confirm (A) the aggregate amount distributable as principal on the related Distribution Date to each Class of Notes, (B) the aggregate amount distributable as interest on the related Distribution Date to each Class of Notes, (C) any amounts distributable on the related Distribution Date which are to be paid with funds (x) withdrawn from the Spread Account or (y) drawn under the Note Policy, (D) the outstanding principal amount of each Class of Notes after giving effect to all distributions made pursuant to clause (A), above, (E) the Note Pool Factor for each Class of Notes after giving effect to all distributions made pursuant to clause (A), above, and (F) the aggregate Noteholders' Principal Carryover Amount and the aggregate Noteholders' Interest Carryover Amount on such Distribution Date after giving effect to all distributions made pursuant to clauses (A) and (B), above, respectively. The Backup Servicer shall certify to the Controlling Party that it has verified the Servicer's Certificate in accordance with this Section and shall notify the Servicer, the Controlling Party and each Rating Agency of any discrepancies, in each case, on or before the second Business Day following the Distribution Date. In the event that the Backup Servicer reports any discrepancies, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the next succeeding Distribution Date, but in the absence of a reconciliation, the Servicer's Certificate shall control for the purpose of calculations and distributions with respect to the next succeeding Distribution Date. In the event that the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer's Certificate by the next succeeding

Distribution Date, the Servicer shall cause the Independent Accountants, at the Servicer's expense, to audit the Servicer's Certificate and, prior to the third Business Day, but in no event later than the fifth calendar day, of the following month reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer's Certificate for such next succeeding Determination Date. In addition, the Servicer shall deliver to the Backup Servicer its Collection Records and its Monthly Records within 15 days after demand thereof and a computer tape containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Receivables.

                  (b) [RESERVED].

                  (c) Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer shall not have any liability for any actions taken or omitted by the Servicer. The duties and obligations of the Backup Servicer shall be determined solely by the express provisions of this Agreement and no implied covenants or obligations shall be read into this Agreement against the Backup Servicer.

                  (d) The Servicer shall deliver to the Backup Servicer the Monthly Receivables Report on or before each Determination Date.

         SECTION 4.14. RETENTION AND TERMINATION OF SERVICER. The Servicer hereby covenants and agrees to act as such under this Agreement for an initial term, commencing on the Closing Date and ending on April 15, 2002, which term shall be subject to extension by written notice from the Controlling Party for successive monthly terms, until the Notes and the Certificate are paid in full and the obligations of the Insurer pursuant to the Note Policy are terminated. Each such notice (a "SERVICER EXTENSION NOTICE") shall be delivered by the Controlling Party to the Trust Collateral Agent and the Servicer. The Servicer hereby agrees that, as of the date hereof and upon its receipt of any such Servicer Extension Notice, the Servicer shall become bound, for the initial term beginning on the Closing Date and for the duration of the term covered by such Servicer Extension Notice, to continue as the Servicer subject to and in accordance with the other provisions of this Agreement. Until such time as an Insurer Default shall have occurred and be continuing, the Trust Collateral Agent agrees that if as of the tenth day prior to the last day of any term of the Servicer the Trust Collateral Agent shall not have received any Servicer Extension Notice from the Controlling Party, the Trust Collateral Agent will, within five days thereafter, give written notice of such non-receipt to the Insurer and the Servicer.

         SECTION 4.15. FIDELITY BOND. The Servicer has obtained, and shall continue to maintain in full force and effect, a fidelity bond of a type and in such amount as is customary for servicers engaged in the business of servicing automobile receivables.

                                   ARTICLE V

            TRUST ACCOUNTS; DISTRIBUTIONS; STATEMENTS TO NOTEHOLDERS

         SECTION 5.1. ESTABLISHMENT OF TRUST ACCOUNTS.

                  (a) (i) The Trust Colalteral Agent, on behalf of the Noteholders and the Insurer, shall establish and maintain an Eligible Account (the "COLLECTION ACCOUNT"), with itself and in its own name, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Noteholders and the Insurer and all records related thereto will only refer to the Trust Collateral Agent, and no information, including taxpayer identification number, relating to the Issuer shall be used. Additionally the Issuer shall not execute any documents related to such Accounts. The Collection Account shall initially be established and maintained with the Trust Collateral Agent.

                           (ii) The Trust Collateral Agent, on behalf of the Insurer and the Noteholders, shall establish and maintain with itself and in its own name an Eligible Account (the "NOTE DISTRIBUTION ACCOUNT"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Noteholders and the Insurer and all records related thereto will only refer to the Trust Collateral Agent, and no information, including taxpayer identification number, relating to the Issuer shall be used. Additionally the Issuer shall not execute any documents related to such Accounts. The Note Distribution Account shall initially be established and maintained with the Trust Collateral Agent.

                  (b) Funds on deposit in the Collection Account and the Note Distribution Account (collectively, the "TRUST ACCOUNTS") shall be invested by the Trust Collateral Agent (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Servicer (pursuant to standing instructions or otherwise). All such Eligible Investments shall be held by or on behalf of the Trust Collateral Agent for the benefit of the Noteholders and the Insurer, as applicable. Other than as permitted by the Rating Agencies and the Insurer, funds on deposit in any Trust Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the following Distribution Date. All Eligible Investments will be held to maturity.

                  (c) All Investment Earnings of moneys deposited in the Trust Accounts shall be deposited (or caused to be deposited) by the Trust Collateral Agent in the Collection Account, and any loss resulting from such investments shall be charged to such account. The Servicer will not direct the Trust Collateral Agent to make any investment of any funds held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment, in either case without any further action by any Person, and, in connection with any direction to the Trust Collateral Agent to make any such investment, if requested by the Trust Collateral Agent, the Servicer shall deliver to the Trust Collateral Agent an Opinion of Counsel, acceptable to the Trust Collateral Agent, to such effect.

                  (d) The Trust Collateral Agent shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Trust Collateral Agent's negligence or bad faith or its failure to make payments on such Eligible Investments issued by the Trust Collateral Agent, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

                  (e) If (i) the Servicer shall have failed to give investment directions in writing for any funds on deposit in the Trust Accounts to the Trust Collateral Agent by 1:00 p.m. Eastern Time (or such other time as may be agreed by the Issuer and Trust Collateral Agent) on any Business Day; or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable, or, if such Notes shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Trust Property are being applied as if there had not been such a declaration; then the Trust Collateral Agent shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in the investment described in clause (f) of the definition of Eligible Investments.

                  (f) (i) The Trust Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof and all such funds, investments, proceeds and income shall be part of the Owner Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Trust Collateral Agent for the benefit of the Noteholders and the Insurer, as the case may be. If, at any time, any of the Trust Accounts ceases to be an Eligible Account, the Trust Collateral Agent (or the Servicer on its behalf) shall within five Business Days (or such longer period as to which each Rating Agency and the Insurer may consent) establish a new Trust Account as an Eligible Account and shall transfer any cash and/or any investments to such new Trust Account. In connection with the foregoing, the Servicer agrees that, in the event that any of the Trust Accounts are not accounts with the Trust Collateral Agent, the Servicer shall notify the Trust Collateral Agent in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Account.

                  (ii) With respect to the Trust Account Property, the parties hereto agree that:

                           (A) any Trust Account Property that is held in the
                  Trust deposit account or securities accounts shall be held solely in Eligible Accounts; and each such Eligible Account shall be subject to the exclusive custody and control (within the meanings of Sections 8-106 and 9-104 of the UCC, as applicable) of the Trust Collateral Agent, and the Trust Collateral Agent shall have sole signature authority with respect thereto;

                           (B) any Trust Account Property that constitutes
                  Physical Property shall be delivered to the Trust Collateral Agent in accordance with paragraph (a) of the definition of "DELIVERY" and shall be held, pending maturity or disposition, solely by the Trust Collateral Agent or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the UCC) acting solely for the Trust Collateral Agent;

                           (C) any Trust Account Property that is a book-entry
                  security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "DELIVERY" and shall be maintained by the Trust Collateral Agent, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

                           (D) any Trust Account Property that is an
                  "UNCERTIFICATED SECURITY" under Article 8 of the UCC and that is not governed by clause (C) above shall be delivered to the Trust Collateral Agent in accordance with paragraph (c) of the definition of "DELIVERY" and shall be maintained by the Trust Collateral Agent, pending maturity or disposition, through continued registration of the Trust Collateral Agent's (or its nominee's) ownership of such security or held by a securities intermediary in the appropriate Trust Accounts for the benefit of the Trust Collateral Agent.

                  (g) The Servicer shall have the power, revocable by the Insurer or, with the consent of the Insurer by the Trustee or by the Owner Trustee with the consent of the Trustee, to instruct the Trust Collateral Agent to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer and the Trust Collateral Agent to each carry out its respective duties hereunder.

         SECTION 5.2. DEFICIENCY CLAIMS AND SHORTFALL AMOUNTS.

                  (a) In the event that the Servicer's Certificate with respect to any Determination Date shall state that there shall be a Spread Account Shortfall with respect to Series 2002-A Notes with respect to the related Distribution Date, then on the Business Day preceding such Distribution Date, the Trust Collateral Agent shall deliver to the Insurer and the Servicer, by hand delivery or facsimile transmission, a Spread Account Shortfall Notice. Such Spread Account Shortfall Notice shall indicate that, to the extent permitted by any sale and servicing agreement for any other Series, the Trust Collateral Agent shall distribute amounts from the collection account established with respect to such other Series in an aggregate amount not to exceed the Spread Account Shortfall for the Series 2002-A Notes, and shall deposit said amounts in the Collection Account on the related Distribution Date for distribution as Available Funds as provided herein. In the event the servicer's certificate with respect to any other Series shall state that there is a Spread Account Shortfall with respect to such Series, the Trust Collateral Agent shall remit such Spread Account Shortfall to deposit in the collection account for such Series on the related Distribution Date as contemplated by Section 5.7(b)(ix). Any Spread Account Shortfall Notice shall be delivered by 2:00 p.m. Eastern time, on the Business Day preceding such Distribution Date.

                  (b) In the event that the Servicer's Certificate with respect to any Determination Date shall state that there shall be an Overcollateralization Shortfall Amount with respect to Series 2002-A Notes with respect to the related Distribution Date, then on the Business Day preceding such Distribution Date, the Trust Collateral Agent shall deliver to the Insurer and the Servicer, by hand delivery or facsimile transmission, an



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

Overcollateralization Shortfall Notice. Such Overcollateralization Shortfall Notice shall indicate that, to the extent permitted by any sale and servicing agreement for any other Series, the Trust Collateral Agent shall distribute amounts from the collection account established with respect to such other Series in an aggregate amount not to exceed the Overcollateralization Shortfall Amount for the Series 2002-A Notes, and shall deposit said amounts in the Collection Account on the related Distribution Date for distribution as Available Funds as provided herein. In the event the servicer's certificate with respect to any other Series shall state that there is an Overcollateralization Shortfall Amount with respect to such Series, the Trust Collateral Agent shall remit such Overcollateralization Shortfall Amount to deposit in the collection account for such Series on the related Distribution Date as contemplated by
Section 5.7(b)(x). Any Overcollateralization Shortfall Notice shall be delivered by 2:00 p.m. Eastern time, on the Business Day preceding such Distribution Date.

                  (c) In the event that the Servicer's Certificate with respect to any Determination Date shall state that there shall be a Deficiency Claim Amount with respect to Series 2002-A Notes with respect to the related Distribution Date, then on the Business Day preceding such Distribution Date, the Trust Collateral Agent shall deliver to the Insurer and the Servicer, by hand delivery or facsimile transmission, a Deficiency Notice. Such Deficiency Notice shall indicate that, to the extent permitted by any sale and servicing agreement for any other Series, the Trust Collateral Agent shall distribute amounts from the collection account established with respect to such other Series in an aggregate amount not to exceed the a Deficiency Claim Amount for the Series 2002-A Notes, and shall deposit said amounts in the Collection Account on the related Distribution Date for distribution as Available Funds as provided herein. In the event the servicer's certificate with respect to any other Series shall state that there is an a Deficiency Claim Amount with respect to such Series, the Trust Collateral Agent shall remit such a Deficiency Claim Amount to deposit in the collection account for such Series on the related Distribution Date as contemplated by Section 5.7(b)(ix). Any a Deficiency Notice shall be delivered by 2:00 p.m. Eastern time, on the Business Day preceding such Distribution Date.

         SECTION 5.3. CERTAIN REIMBURSEMENTS TO THE SERVICER. The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer to (i) have resulted from mistaken deposits or postings or checks returned for insufficient funds or
(ii) relate to amounts due prior to, but remitted after, Cutoff Date. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Distribution Date pursuant to Section 5.7(b)(ii) upon certification by the Servicer of such amounts and the provision of such information to the Trust Collateral Agent as may be necessary to verify the accuracy of such certification; provided, however, that if the Trust Collateral Agent has not confirmed the Servicer's certification referred to above, the Insurer may request evidence satisfactory to it prior to the reimbursement of any such


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

amount to the Servicer in any Collection Period exceeding in the aggregate $75,000. In the event that the Insurer has not received evidence satisfactory to it of the Servicer's entitlement to reimbursement in excess of $75,000 pursuant to this Section, the Insurer may (unless an Insurer Default shall have occurred and be continuing) give the Trust Collateral Agent notice in writing to such effect, following receipt of which the Trust Collateral Agent shall not make a distribution to the Servicer in respect of such amount pursuant to Section 5.7, or if the Servicer prior thereto has been reimbursed pursuant to Section 5.7, the Trust Collateral Agent shall withhold such amounts from amounts otherwise distributable to the Servicer on the next succeeding Distribution Date. Notwithstanding the foregoing, the Insurer agrees to negotiate in good faith with the Servicer to resolve any dispute as to the amount of any such reimbursement within two Business Days of the Insurer's receipt of such certification. The Servicer will additionally be entitled to receive from amounts on deposit in the Collection Account with respect to a Collection Period any amounts paid by Obligors that were collected in the Lockbox Account or Blocked Accounts but that do not relate to (i) principal and interest payments due on the Receivables and (ii) any fees or expenses related to extensions due on the Receivables.

         SECTION 5.4. APPLICATION OF COLLECTIONS. All collections for the Collection Period shall be applied by the Servicer as follows:

         With respect to each Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor will reduce the total amount owed on such Receivable allocated in such a manner that is consistent with such Receivable being a Simple Interest Receivable or a Pre-Computed Receivable.

         SECTION 5.5. WITHDRAWALS FROM SPREAD ACCOUNT.

                  (a) In the event that the Servicer's Certificate with respect to any Determination Date shall state that there is a Deficiency Claim Amount then on the Deficiency Claim Date immediately preceding the related Distribution Date, the Trust Collateral Agent shall deliver to the Collateral Agent, the Owner Trustee, the Insurer and the Servicer, by hand delivery or facsimile transmission, a written notice (a "DEFICIENCY NOTICE") specifying the Deficiency Claim Amount for such Distribution Date and the Note Policy Claim Amount, if any.

                  Such Deficiency Notice shall direct the Collateral Agent to remit such Deficiency Claim Amount (to the extent of the funds available to be distributed pursuant to the Spread Account Agreement) to the Trust Collateral Agent for deposit in the Collection Account on the related Distribution Date.

                  Any Deficiency Notice shall be delivered by 12:00 noon, Eastern time, on the fourth Business Day preceding such Distribution Date.

                  (b) The amounts distributed by the Collateral Agent to the Trust Collateral Agent pursuant to a Deficiency Notice shall be deposited by the Trust Collateral Agent into the Collection Account pursuant to Section 5.6.

         SECTION 5.6. ADDITIONAL DEPOSITS.

                  (a) The Servicer and the Seller, as applicable, shall deposit or cause to be deposited in the Collection Account on the Determination Date on which such obligations are due the aggregate Purchase Amount with respect to Purchased Receivables. On or before each Draw Date, the Trust Collateral Agent shall remit to the Collection Account any amounts delivered to the Trust Collateral Agent by the Collateral Agent.

                  (b) [RESERVED].

                  (c) The proceeds of any purchase or sale of the assets of the Trust described in Section 10.1 hereof shall be deposited in the Collection Account.

         SECTION 5.7. DISTRIBUTIONS.

                  (a) [RESERVED].

                  (b) On each Distribution Date, the Trust Collateral Agent shall (based solely on the information contained in the Servicer's Certificate delivered with respect to the related Determination Date) distribute the following amounts from the Collection Account unless otherwise specified, to the extent of the sources of funds stated to be available therefor, and in the following order of priority:

                           (i) from the Available Funds, to each of the Lockbox Bank and the Blocked Account Banks, the Trustee (pursuant to the Fee Schedule), the Trust Collateral Agent (pursuant to the Fee Schedule), the Custodian (pursuant to the Fee Schedule), the Backup Servicer, and the Owner Trustee, their respective accrued and unpaid fees and expenses (to the extent such expenses have not been previously paid by the Servicer and provided that such expenses shall not exceed $250,000 in the aggregate in any calendar year to the Owner Trustee, the Lockbox Bank, the Blocked Account Banks, the Trust Collateral Agent, the Custodian, the Backup Servicer, and the Trustee; provided that in any calendar year in which the servicing duties and obligations are transferred hereunder, such amount shall be increased to $450,000 for that calendar year);

                           (ii) from the Available Funds, to the Servicer, the Servicing Fee for the related Collection Period, any amounts specified in Section 5.3, to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to Section 5.3 and to the extent not retained by the Servicer and to pay to Mercury Finance any amounts paid by Obligors during the preceding calendar month that did not relate to
         (i) principal and interest payments due on the Receivables and (ii) any fees or expenses related to extensions due on the Receivables;

                           (iii) from the Available Funds, to the Note
         Distribution Account, the Noteholders' Interest Distributable Amount;

                           (iv) from the Available Funds, to the Note
         Distribution Account, the Noteholders' Principal Distributable Amount;

                           (v) from the Available Funds to the Insurer, to the extent of any amounts owing to the Insurer (excluding any amounts owed pursuant to 5.7(b)(viii)) under the Insurance Agreement or any other Basic Document and not paid;

                           (vi) from the Available Funds, to the Spread Account, an amount, if necessary, required to increase the amount therein to the Requisite Spread Account Amount;

                           (vii) from the Available Funds, to the Note
         Distribution Account, the Noteholders' Accelerated Principal Amount;

                           (viii) from the Available Funds, to the Insurer, to the extent of any amounts owing to the Insurer as Default Premium under the Insurance Agreement and not paid;

                           (ix) from Available Funds, if with respect to any Series there exists a Deficiency Claim Amount or a Spread Account Shortfall, an amount in the aggregate up to the aggregate of the a Deficiency Claim Amount and the Spread Account Shortfall, as the case may be, for all Series, for deposit in the respective collection account pro rata in accordance with the respective a Deficiency Claim Amounts or Spread Account Shortfalls of each such Series;

                           (x) from the Available Funds, if with respect to any Series there exists an Overcollateralization Shortfall Amount, an amount in the aggregate up to the aggregate of the Overcollateralization Shortfall Amount for all Series, for deposit in the respective collection account pro rata in accordance with the respective Overcollateralization Shortfall Amounts of each such Series; and

                           (xi) from Available Funds, any remaining Available Funds to the applicable Reversionary Holders;

PROVIDED, HOWEVER, that, (A) following an acceleration of the Notes or (B) if an Insurer Default shall have occurred and be continuing and an Event of Default pursuant to Section 5.1(i), 5.1(ii), 5.1(iv), 5.1(v) or 5.1(vi) of the Indenture shall have occurred and be continuing or (C) the receipt of Insolvency Proceeds pursuant to Section 10.1(b), amounts deposited in the Note Distribution Account (including any such Insolvency Proceeds) shall be paid pursuant to Section 5.6 of the Indenture.

                  (c) On each Distribution Date, the Trust Collateral Agent shall (based solely on the information contained in the Servicer's Certificate delivered with respect to the related Determination Date, unless the Insurer shall have notified the Trust Collateral Agent in writing of any errors or deficiencies with respect thereto) distribute from the Collection Account the Additional Funds Available, if any, plus the Note Policy Claim Amount, if any, in each case then on deposit in the Collection Account, and deposit in the Note Distribution Account any excess of the Scheduled Payments (as defined in the Note Policy) due on such Distribution Date over the amount of all Available Funds deposited in the Note Distribution Account with respect to the related Distribution Date, which amount shall be applied solely to the payment of amounts then due and unpaid on the Notes in accordance with the priorities set forth in Section 5.8(a).

                  (d) In the event that the Collection Account is maintained with an institution other than the Trust Collateral Agent, the Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to Sections 5.7(b) and 5.7(c) on the related Distribution Date.


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

         SECTION 5.8. NOTE DISTRIBUTION ACCOUNT.

                  (a) On each Distribution Date (based solely on the information contained in the Servicer's Certificate), the Trust Collateral Agent shall distribute all amounts on deposit in the Note Distribution Account to Noteholders in respect of the Notes to the extent of amounts due and unpaid on the Notes for principal and interest in the following amounts and in the following order of priority:

                  (i) accrued and unpaid interest on the Notes; PROVIDED that if there are not sufficient funds in the Note Distribution Account to pay the entire amount of accrued and unpaid interest then due on each Class of Notes, the amount in the Note Distribution Account shall be applied to the payment of such interest on each Class of Notes pro rata on the basis of the amount of accrued and unpaid interest due on each Class of Notes; and

                  (ii) The Principal Distributable Amount shall be distributed as follows:

                           (1) First, to the Holders of the Class A-1 Notes
                  until the outstanding principal balance of the Class A-1 Notes has been reduced to zero; and

                           (2) Second, to the Holders of the Class A-2 Notes
                  until the outstanding principal balance of the Class A-2 Notes has been reduced to zero;

                  (b) On each Distribution Date, the Trust Collateral Agent shall send to each Noteholder the statement provided to the Trust Collateral Agent by the Servicer pursuant to Section 5.10 hereof on such Distribution Date.

                  (c) In the event that any withholding tax is imposed on the Trust's payment to a Noteholder, such tax shall reduce the amount otherwise distributable to the Noteholder in accordance with this Section. The Trust Collateral Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Noteholders sufficient funds for the payment of any tax attributable to the Trust (but such authorization shall not prevent the Trust Collateral Agent from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Noteholder shall be treated as cash distributed to such Noteholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-US Noteholder), the Trust Collateral Agent may in its sole discretion withhold such amounts in accordance with this clause (c). In the event that a Noteholder wishes to apply for a refund of any such withholding tax, the Trust Collateral Agent shall reasonably cooperate with such Noteholder in making such claim so long as such Noteholder agrees to reimburse the Trust Collateral Agent for any out-of-pocket expenses (including legal fees and expenses) incurred.


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

                  (d) Distributions required to be made to Noteholders on any Distribution Date shall be made to each Noteholder of record on the preceding Record Date either by (i) wire transfer, in immediately available funds, to the account of such Noteholder at a bank or other entity having appropriate facilities therefor or (ii) by check mailed to such Noteholder at the address of such Noteholder appearing in the Note Register. Notwithstanding the foregoing, the final distribution in respect of any Note (whether on the Final Scheduled Distribution Date or otherwise) will be payable only upon presentation and surrender of such Note at the office or agency maintained for that purpose by the Note Registrar pursuant to Section 2.4 of the Indenture.

                  (e) Subject to Section 5.1 and this section, monies received by the Trust Collateral Agent hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law, and the Trust Collateral Agent shall not be liable for any interest thereon.

         SECTION 5.9. [RESERVED].

         SECTION 5.10. STATEMENTS TO NOTEHOLDERS.

                  (a) On or prior to each Distribution Date, the Trust Collateral Agent shall provide each Noteholder of record (with a copy to the Trustee, the Owner Trustee, the Insurer, the Initial Purchaser and the Rating Agencies) a statement substantially in the form of Exhibit B hereto setting forth at least the following information as to the Notes to the extent applicable:

                  (i) the amount of such distribution allocable to principal of each Class of Notes;

                  (ii) the amount of such distribution allocable to interest on or with respect to each Class of Notes;

                  (iii) the amount of such distribution payable out of amounts withdrawn from the Spread Account or pursuant to a claim on the Note Policy;

                  (iv) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

                  (v) the aggregate outstanding principal balance of each Class of Notes and the Note Pool Factor for each such Class after giving effect to all payments allocated to principal reported under (i) above on that Distribution Date;

                  (vi) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period and/or due but unpaid with respect to such Collection Period or prior Collection Periods, as the case may be;

                  (vii) the Noteholders' Interest Carryover Amount and the Noteholders' Principal Carryover Amount, if any, and the change in those amounts from the preceding statement;

                  (viii) the amount of the aggregate Realized Losses, if any, for the second preceding Collection Period;

                  (ix) the amount of the aggregate Purchase Amounts for Receivables that have been reacquired, if any, for the related Collection Period;

                  (x) the amount of funds to be distributed according to each subclause of Section 5.7(b) herein; and

                  (xi) the amount calculated as of the related Determination Date for each of the following:

                           (A) Pro Forma Note Balance;

                           (B) Required Pro Forma Note Balance Percentage;

                           (C) Step-Down Amount; and

                           (D) Principal Distributable Amount.

Each amount set forth pursuant to paragraph (i), (ii), (iii), (vii) and (viii) above shall be expressed as a dollar amount per $1,000 of the initial principal balance of the Notes (or Class thereof).

                  (b) The Trust Collateral Agent will make available to the Noteholders and the Insurer via the Trust Collateral Agent's Internet Website, all statements described herein and, with the consent or at the direction of the Seller, such other information regarding the Notes and/or the Receivables as the Trust Collateral Agent may have in its possession, which statements and other information shall be accessible only with the use of a password provided by the Trust Collateral Agent or its agent to such Person upon receipt by the Trust Collateral Agent from such Person of a certification in the form of Exhibit C; provided, however, that the Trust Collateral Agent or its agent shall provide such password to the parties to this Agreement, the Initial Purchaser, the Insurer and each Rating Agency without requiring such certification. The Trust Collateral Agent will make no representation or warranties as to the accuracy or completeness of such documents and other information made available via its Internet Website and will assume no responsibility for any such information accurately posted. The Trust Collateral Agent's Internet Website shall be initially located at www.ABSNet.net or at such other address as shall be specified by the Trust Collateral Agent from time to time in writing to the Noteholders and the Insurer. In connection with providing access to the Trust Collateral Agent's Internet Website, the Trust Collateral Agent may require registration and the acceptance of a disclaimer. The Trust Collateral Agent shall not be liable for the dissemination of information in accordance with this Agreement.

                                   ARTICLE VI

                                 THE NOTE POLICY

                           SECTION 6.1. CLAIMS UNDER NOTE POLICY.

                  (a) In the event that the Trust Collateral Agent has delivered a Deficiency Notice with respect to any Determination Date pursuant to Section
5.5 hereof, the Trust Collateral Agent shall on the related Draw Date determine the Note Policy Claim Amount for the related Distribution Date. If the Note

Policy Claim Amount for such Distribution Date is greater than zero, the Trust Collateral Agent shall furnish to the Insurer no later than 12:00 noon Eastern time on the related Draw Date a completed Notice of Claim (as defined in (b) below) in the amount of the Note Policy Claim Amount. Amounts paid by the Insurer pursuant to a claim submitted under this Section shall be deposited by the Trust Collateral Agent into the Collection Account for payment to Noteholders on the related Distribution Date.

                  (b) Any notice delivered by the Trust Collateral Agent to the Insurer pursuant to subsection 6.1(a) shall specify the Note Policy Claim Amount claimed under the Note Policy and shall constitute a "NOTICE OF CLAIM" under the Note Policy. In accordance with the provisions of the Note Policy, the Insurer is required to pay to the Trust Collateral Agent the Note Policy Claim Amount properly claimed thereunder by 10:00 a.m., Eastern time, on the later of (i) the second Business Day following receipt on a Business Day of the Notice of Claim, and (ii) the applicable Distribution Date. Any payment made by the Insurer under the Note Policy shall be applied solely to the payment of the Notes, and for no other purpose.

                  (c) The Trust Collateral Agent shall (i) receive as attorney-in-fact of each Noteholder any Note Policy Claim Amount from the Insurer and (ii) deposit the same in the Collection Account for distribution to Noteholders. Any and all Note Policy Claim Amounts disbursed by the Trust Collateral Agent from claims made under the Note Policy shall not be considered payment by the Trust or from the Spread Account with respect to such Notes, and shall not discharge the obligations of the Trust with respect thereto. The Insurer shall, to the extent it makes any payment with respect to the Notes, become subrogated to the rights of the recipients of such payments to the extent of such payments to the extent and subject to the terms and conditions set forth in the Note Policy. To evidence such subrogation, the Note Registrar shall note the Insurer's rights as subrogee upon the register of Noteholders upon receipt from the Insurer of proof of payment by the Insurer of any Scheduled Payment (as defined in the Note Policy). The foregoing subrogation shall in all cases be subject to the rights of the Noteholders to receive all Scheduled Payments (as defined in the Note Policy) in respect of the Notes.

                  (d) The Trust Collateral Agent shall keep a complete and accurate record of all funds deposited by the Insurer into the Collection Account with respect to the Note Policy and the allocation of such funds to payment of interest on and principal paid in respect of any Note. The Insurer shall have the right to inspect such records at reasonable times upon one Business Day's prior notice to the Trust Collateral Agent.

                  (e) The Trust Collateral Agent shall be entitled to enforce on behalf of the Noteholders the obligations of the Insurer under the Note Policy. Notwithstanding any other provision of this Agreement or any Basic Document, the Noteholders are not entitled to institute proceedings directly against the Insurer.

                  (f) The Trust Collateral Agent shall not consent to any cancellation, revocation, further endorsement or modification of the Policy without the prior written consent of 100% of the Noteholders; provided, however, that the Policy may be modified without the prior written consent of 100% of the Noteholders if such modification does not have a material adverse effect on the Noteholders as evidenced by an Opinion of Counsel; provided further that with respect to any such modification, the Rating Agency Condition shall have been satisfied. Notwithstanding anything contained in this Agreement (including, without limitation, the definition of "Controlling Party" and Section 6.6) to the contrary, the Insurer shall not be entitled to exercise any voting rights on behalf of any Noteholder in connection with voting on any matter contemplated in the preceding sentence.

         SECTION 6.2. PREFERENCE CLAIMS UNDER NOTE POLICY.

                  (a) In the event that the Trust Collateral Agent has received a certified copy of an order of the appropriate court that any Scheduled Payment (as defined in the Note Policy) paid on a Note has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Trust Collateral Agent shall so notify the Insurer, shall comply with the provisions of the Note Policy to obtain payment by the Insurer of such avoided payment, and shall, at the time it provides notice to the Insurer, notify Holders of the Notes by mail that, in the event that any Noteholder's payment is so recoverable, such Noteholder will be entitled to payment pursuant to the terms of the Note Policy. The Trust Collateral Agent shall furnish to the Insurer its records evidencing the payments of principal of and interest on Notes, if any, which have been made by the Trust Collateral Agent and subsequently recovered from Noteholders, and the dates on which such payments were made. Pursuant to the terms of the Note Policy, the Insurer will make such payment on behalf of the Noteholder to the Trust Collateral Agent and not to any Noteholder directly.

                  (b) The Trust Collateral Agent shall promptly notify the Insurer of any proceeding or the institution of any action (of which an officer of the Trust Collateral Agent has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (a "PREFERENCE CLAIM") of any distribution made with respect to the Notes. Each Noteholder, by its purchase of Notes, and the Trust Collateral Agent hereby agree that so long as an Insurer Default shall not have occurred and be continuing, the Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedes as or performance bond pending any such appeal at the expense of the Insurer, but subject to reimbursement as provided in the Insurance Agreement. In addition, and without limitation of the foregoing, as set forth in Section 6.1(c), the Insurer shall be subrogated to, and each Noteholder and the Trust Collateral Agent hereby delegate and assign, to the fullest extent permitted by law, the rights of the trustee and each Noteholder in the conduct of any proceeding with respect to a Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

         SECTION 6.3. SURRENDER OF NOTE POLICY. The Trust Collateral Agent shall surrender the Note Policy to the Insurer for cancellation upon the expiration of such policy in accordance with the terms thereof.

         SECTION 6.4. OPTIONAL DEPOSITS BY THE INSURER. The Insurer shall at any time, and from time to time, have the option (but shall not be required, except in accordance with the terms of the Note Policy) to deliver amounts to the Trust Collateral Agent for deposit into the Collection Account for any purpose including that to the extent that without such amount a draw would be required to be made on the Note Policy.

         SECTION 6.5. OTHER MATTERS RELATING THE INSURER.

                  (a) The Insurer is an express third-party beneficiary of all Basic Documents.

                  (b) The Trust Collateral Agent shall provide to the Insurer copies of any report, notice, Opinion of Counsel, Officer's Certificate, request for consent or request for amendment to any document related hereto promptly upon the Trust Collateral Agent's production or receipt thereof.

                  (c) So long as there does not exist a failure by the Insurer to make a required payment under the Policy or other Insurer Default, the Insurer shall have the right to exercise all rights of the Noteholders under this Agreement without any consent of such Noteholders, and such Noteholders may exercise such rights only with the prior written consent of the Insurer, except as provided herein.

         SECTION 6.6. DIRECTION BY THE INSURER.

                  (a) Notwithstanding anything contained herein to the contrary, if a Servicer Termination Event has occurred and is continuing, so long as there has been no Insurer Default, the Insurer shall have the sole right (to the exclusion of the Noteholders) to direct the Trust Collateral Agent as to any and all remedies to be sought or taken under this Agreement and the Trust Collateral Agent shall not exercise any such remedies unless directed by the Insurer. Each Noteholder, by its purchase of a Note, shall be deemed to have consented to the Insurer rights hereunder with respect to a Servicer Termination Event. At such time as there exists and is continuing an Insurer Default the Trust Collateral Agent shall not be bound to continue to comply with any term or condition of this Agreement that requires the consent of or approval or direction from the Insurer.

                                  ARTICLE VII

                                   THE SELLER

         SECTION 7.1. REPRESENTATIONS OF SELLER. The Seller makes the following representations to the Insurer and on which the Insurer shall be deemed to have relied in executing and delivering the Note Policy and on which the Issuer is deemed to have relied in acquiring the Receivables and issuing the Notes and on which the Trustee, Collateral Agent, Trust Collateral Agent, and Backup Servicer may rely. The representations speak as of the Closing Date and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

                  (a) SCHEDULE OF REPRESENTATIONS. The representations and warranties set forth on the Schedule of Representations are true and correct.



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                  (b) ORGANIZATION AND GOOD STANDING. The Seller has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property transferred to the Trust.

                  (c) DUE QUALIFICATION. The Seller is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect the validity or enforceability of the Receivables and the Other Conveyed Property or the Seller's ability to perform its obligations hereunder and under the other Basic Documents to which it is a party.

                  (d) POWER AND AUTHORITY. The Seller has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to the Trust by all necessary limited liability company action; and the execution, delivery and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by the Seller by all necessary limited liability company action.

                  (e) VALID SALE, BINDING OBLIGATIONS. This Agreement effects a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the other Basic Documents to which the Seller is a party, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (f) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the other Basic Documents to which the Seller is a party and the fulfillment of the terms of this Agreement and the other Basic Documents to which the Seller is a party shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the limited liability company agreement of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Seller of any court or Official Body having jurisdiction over the Seller or any of its properties.

                  (g) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller, before any court or Official Body having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or any of the other Basic Documents,
(B) seeking to prevent the issuance of the Notes or the Certificate or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the other Basic Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes or the Certificate.


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                  (h) TRUE SALE. The Receivables are being transferred with the intention of removing them from the Seller's estate pursuant to Section 541 of the Bankruptcy Code, as the same may be amended from time to time.

                  (i) CHIEF EXECUTIVE OFFICE. The chief executive office of the Seller is and has been since its formation at 100 Field Drive, Suite 340, Lake Forest, Illinois, 60045.

                  (j) MERGER AND CONSOLIDATION. The Seller has not merged or consolidated with or into any entity at any time since its formation.

         SECTION 7.2. CORPORATE EXISTENCE.

                  (a) During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction where the failure to do so would materially and adversely affect the validity and enforceability of this Agreement and the other Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

                  (b) During the term of this Agreement, the Seller shall observe the applicable legal requirements for the recognition of the Seller as a legal entity separate and apart from its Affiliates, including as follows:

                  (i) the Seller shall maintain corporate records and books of account separate from those of its Affiliates;

                  (ii) except as otherwise contemplated by the Basic Documents, the Seller shall not commingle its assets and funds with those of its Affiliates;

                  (iii) the Seller shall hold such appropriate meetings of its Board of Directors as are necessary to authorize all the Seller's actions required by law to be authorized by the Board of Directors, shall keep minutes of such meetings and of meetings of its stockholder(s) and observe all other customary corporate formalities (and any successor Seller not a corporation shall observe similar procedures in accordance with its governing documents and applicable law);

                  (iv) the Seller shall at all times hold itself out to the public under the Seller's own name as a legal entity separate and distinct from its Affiliates (it being understood, however, that the Seller is a "disregarded entity" for tax purposes); and



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                  (v) all transactions and dealings between the Seller and its
         Affiliates will be conducted on an arm's-length basis.

         SECTION 7.3. LIABILITY OF SELLER; INDEMNITIES. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

                  (a) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Insurer, the Trustee, the Backup Servicer, the Collateral Agent, the Noteholders and the Trust Collateral Agent and their respective officers, directors, employees and agents thereof from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the other Basic Documents to which it is a party (except any income taxes arising out of fees paid to the Owner Trustee, the Trust Collateral Agent, the Trustee and the Insurer and except any taxes to which the Owner Trustee, the Trust Collateral Agent or the Trustee may otherwise be subject to, without regard to the transactions contemplated hereby), including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, federal or other income taxes arising out of distributions on the Notes) and costs and expenses in defending against the same.

                  (b) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Trustee, the Backup Servicer, the Collateral Agent, the Noteholders and the Trust Collateral Agent and their respective officers, directors, employees and agents thereof, from and against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller's or the Issuer's violation of federal or state securities laws in connection with the offering and sale of the Notes.

                  (c) The Seller shall indemnify, defend and hold harmless the Owner Trustee, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Insurer, the Noteholders and the Backup Servicer and their respective officers, directors, employees and agents thereof from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Basic Documents except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or gross negligence of the Owner Trustee, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Insurer and the Backup Servicer, respectively.

         Indemnification under this Section shall survive the resignation or removal of the Owner Trustee, the Trustee, the Servicer or the Trust Collateral Agent and the termination of this Agreement or the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

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

         SECTION 7.4. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, SELLER. Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; PROVIDED, HOWEVER, that (i) the Seller shall have received the written consent of the Controlling Party prior to entering into any such transaction, (ii) 100% of the equity or membership interests of the successor to the Seller shall be owned directly or indirectly by MFC, (iii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.1 shall have been breached and no Servicer Termination Event, and no event which, after notice or lapse of time, or both, would become a Servicer Termination Event shall have happened and be continuing, (iv) the Seller shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Trustee and the Insurer an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (v) the Rating Agency Condition shall have been satisfied with respect to such transaction and (vi) the Seller shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Collateral Agent, the Trustee and the Insurer an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trust Collateral Agent (for the benefit of the Insurer and the Noteholders), the Owner Trustee and the Trustee, respectively, in the Receivables to the same extent such interest is preserved and protected prior to such transaction and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and
(v) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

         SECTION 7.5. LIMITATION ON LIABILITY OF SELLER AND OTHERS. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Basic Document. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under any Basic Document.

SECTION 7.6. OWNERSHIP OF THE CERTIFICATES OR NOTES. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any other Basic Document. Notes or Certificate so owned by the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of the Basic Documents, without preference, priority, or distinction as among all of the Notes or Certificate; PROVIDED, HOWEVER, that any Notes or Certificate owned by the Seller or any Affiliate thereof, during the time such Notes or Certificate are owned by them, shall be without voting rights for any purpose set forth in the Basic Documents and will not be entitled to the benefits of the Note Policy. The Seller shall notify the Owner Trustee, the Trustee, the Trust Collateral Agent and the Insurer with respect to any other transfer of any Certificate.

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

         SECTION 7.7. CHANGE OF JURISDICTION. Seller shall not change its jurisdiction of organization without sixty (60) days prior written notice to the Trust Collateral Agent and Insurer (so long as an Insurer Default shall not have occurred and continuing), if as a result of such relocation, the applicable provisions of the UCC would require to filing of any amendment of my previously filed financing or continuation statement or of any new financing statements.

                                  ARTICLE VIII

                                  THE SERVICER

         SECTION 8.1. REPRESENTATIONS OF SERVICER. The Servicer makes the following representations to the Insurer on which the Insurer shall be deemed to have relied in executing and delivering the Note Policy and on which the Issuer is deemed to have relied in acquiring the Receivables, pledging the Receivables to the Trustee and issuing the Notes. The representations speak as of the Closing Date and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct;

                  (b) ORGANIZATION AND GOOD STANDING. The Servicer has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement;

                  (c) DUE QUALIFICATION. The Servicer is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals, in all jurisdictions where failure to do so would have a material adverse affect on its ability to perform its obligations hereunder;

                  (d) POWER AND AUTHORITY. The Servicer has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by the Servicer by all necessary limited liability company action;

                  (e) BINDING OBLIGATION. This Agreement and the other Basic Documents to which the Servicer is a party shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

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

                  (f) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the other Basic Documents to which the Servicer is a party, and the fulfillment of the terms of this Agreement and the other Basic Documents to which it is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the limited liability company agreement of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than pursuant to this Agreement and the other Basic Documents, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties;

                  (g) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the Servicer's knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the other Basic Documents, (B) seeking to prevent the issuance of the Notes or the Certificate or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, or (C) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the other Basic Documents or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes or the Certificate;

                  (h) NO CONSENTS. The Servicer is not required to obtain the consent of any other Person which has not been obtained, or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which, if not obtained, would materially and adversely affect the Servicer's ability to perform its obligation under this Agreement.

                  (i) NO TRANSFERS. None of the Contracts were transferred to the Servicer by a Contributing Subsidiary after November 10, 2001.

         SECTION 8.2. LIABILITY OF SERVICER; INDEMNITIES.

                  (a) The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.



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

                  (b) The Servicer shall defend, indemnify and hold harmless the Issuer, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, the Insurer, the Noteholders and their respective officers, directors, agents and employees, from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle related to a Receivable.

                  (c) The Servicer (when the Servicer is Mercury Finance) shall indemnify, defend and hold harmless the Issuer, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, the Insurer, the Noteholders and their respective officers, directors, agents and employees from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any income taxes or franchise taxes or other taxes based upon the net income of any such parties asserted with respect to, and as of the date of, the sale of the Receivables to the Trust or the issuance and original sale of the Notes) and costs and expenses in defending against the same.

                  The Servicer (when the Servicer is not Mercury Finance) shall indemnify, defend and hold harmless the Issuer, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, the Insurer, the Noteholders and their respective officers, directors, agents and employees from and against any taxes with respect to the sale of Receivables in connection with servicing hereunder that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any income taxes, or franchise taxes or other taxes based upon the net income of any such parties, asserted with respect to, and as of the date of, the sale of the Receivables to the Trust or the issuance and original sale of the Notes) and costs and expenses in defending against the same.

                  (d) The Servicer shall indemnify, defend and hold harmless the Issuer, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, the Insurer, the Noteholders and their respective officers, directors, agents and employees from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trust, the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer or the Insurer by reason of the breach of this Agreement by the Servicer, the negligence, misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

                  (e) MFN shall indemnify, defend and hold harmless the Issuer, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, the Insurer, the Noteholders and their respective officers, directors, agents and employees from and against any loss, liability or expense incurred by reason of the violation by Servicer or Seller of federal or state securities laws in connection with the registration or the sale of the Notes.



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

                  (f) Notwithstanding the indemnity provisions contained in this
Section 8.2, the Servicer shall not be required to indemnify the Issuer, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, the Insurer, their respective officers, directors, agents and employees or the Noteholders against any costs, expenses, losses, damages, claims or liabilities to the extent the same shall have been (i) caused by the willful misconduct or gross negligence of such party, or (ii) suffered by reason of uncollectible or uncollected Receivables not caused by the Servicer's negligence, misfeasance or bad faith.

                  (g) Indemnification under this Section 8.2 shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this
Section 8.2 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest. This section shall survive the termination of this Agreement, or the earlier removal or resignation of the Trustee, Trust Collateral Agent, Backup Servicer, the Insurer or the Collateral Agent.

         SECTION 8.3. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF THE SERVICER OR THE BACKUP SERVICER.

                  (a) Servicer shall not merge or consolidate with any other Person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to Servicer's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of Servicer contained in this Agreement, shall be acceptable to the Controlling Party as evidenced by the Controlling Party's written consent to such action, and, if an Insurer Default shall have occurred and be continuing, shall be an Eligible Servicer. Any Person (i) into which Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which Servicer shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of Servicer, or (iv) succeeding to the business of Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of Servicer under this Agreement and the other Basic Documents and, whether or not such assumption agreement is executed, shall be the successor to Servicer under this Agreement and the other Basic Documents without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; PROVIDED, HOWEVER, that nothing contained herein shall be deemed to release Servicer from any obligation hereunder Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section to the Owner Trustee, the Trustee, the Trust Collateral Agent, the Noteholders, the Insurer, the Backup Servicer, and each Rating Agency. Notwithstanding the foregoing, Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to Servicer's business, unless (w) 100% of the equity or membership interests of the successor to the Servicer shall be owned directly or indirectly by MFN Entities, (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 4.6(b) shall have been breached in any material respect (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an Insurance Agreement Event of Default or an Event of Default under the Indenture shall have occurred and be continuing, (y) Servicer shall have delivered to the Owner Trustee, the Trust Collateral Agent, Trustee, Backup Servicer, Collateral Agent, the Rating Agencies and the Insurer an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all


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

conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) Servicer shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Rating Agencies and the Insurer an Opinion of Counsel, stating in the opinion of such counsel, either
(A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust in the Receivables and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

                  (b) Any Person (i) into which the Backup Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Backup Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer or (iv) succeeding to the business of the Backup Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; PROVIDED, HOWEVER, that nothing contained herein shall be deemed to release the Backup Servicer from any obligation hereunder.

         SECTION 8.4. LIMITATION ON LIABILITY OF SERVICER, BACKUP SERVICER AND OTHERS.

                  (a) Neither Servicer, the Backup Servicer, nor any of the directors or officers or employees or agents of Servicer or the Backup Servicer shall be under any liability to the Trust or the Noteholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; PROVIDED, HOWEVER, that this provision shall not protect Servicer, the Backup Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties; PROVIDED, FURTHER, that this provision shall not affect any liability to indemnify the Trust Collateral Agent, the Insurer and the Owner Trustee for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Trust Collateral Agent, the Insurer and the Owner Trustee, in their individual capacities. The Servicer, the Backup Servicer and any director, officer, employee or agent of Servicer or Backup Servicer may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. The Backup Servicer shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise or any of its rights or powers, if the repayment of such funds or adequate written indemnity against such risk or liability is not reasonably assured to it in writing prior to the expenditure or risk of such funds or incurrence of financial liability.

                  (b) Unless acting as Servicer hereunder, the Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement or for any errors of the Servicer contained in any computer tape, certificate or other data or document delivered to the Backup Servicer hereunder or on which the Backup Servicer must rely in order to perform its obligations hereunder, and the Owner Trustee, the Trustee, the Trust Collateral Agent, the


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Collateral Agent, the Backup Servicer, the Seller and the Insurer and the
Noteholders shall look only to the Servicer to perform such obligations. The Backup Servicer, the Trust Collateral Agent, the Trustee, the Collateral Agent, the Owner Trustee and the Custodian shall have no responsibility and shall not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of their respective duties under this Agreement if such failure or delay results from the Backup Servicer acting in accordance with information prepared or supplied by a Person other than the Backup Servicer (or contractual agents) or the failure of any such other Person to prepare or provide such information. The Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability for (i) any act or failure to act of any third party (other than its contractual agents), including the Servicer or the Controlling Party, (ii) any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party (other than its contractual agents), (iii) the invalidity or unenforceability of any Receivable under applicable law or (iv) the breach or inaccuracy of any representation or warranty made with respect to any Receivable.

         SECTION 8.5. DELEGATION OF DUTIES.

                  (a) So long as an MFN Entity is the Servicer, the Servicer may delegate duties under this Agreement to an Affiliate of MFN with the prior written consent of each of the Insurer (unless an Insurer Default shall have occurred and be continuing), the Trust Collateral Agent, the Owner Trustee and the Backup Servicer. The Servicer also may at any time perform through sub-contractors the specific duties of (i) repossession of Financed Vehicles and
(ii) pursuing the collection of deficiency balances on certain Liquidated Receivables, in each case, without the consent of the Insurer, the Trust Collateral Agent, the Owner Trustee and the Backup Servicer may perform other non-material specific duties through such sub-contractors in accordance with Servicer's customary servicing policies and procedures, with the prior consent of the Insurer; PROVIDED, HOWEVER, that no such delegation or sub-contracting duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties. So long as no Insurer Default shall have occurred and be continuing, no MFN Entity or any party acting as Servicer hereunder shall appoint any subservicer hereunder without the prior written consent of the Insurer, the Trustee, and the Backup Servicer.

                  (b) If an MFN Entity is not the Servicer, such Servicer may delegate any of its duties and obligations hereunder to SST or one or more other subservicers pursuant to a sub-servicing agreement in form and substance approved by each of the Insurer (unless an Insurer Default shall have occurred and be continuing), the Trust Collateral Agent, the Owner Trustee and the Backup Servicer. Notwithstanding the foregoing, each of such Servicer and the Performance Guarantor shall remain primarily liable for the performance of the duties and obligations so delegated and each of the Insurer (unless an Insurer Default shall have occurred and be continuing), the Trust Collateral Agent, the Owner Trustee and the Backup Servicer shall have the right to look solely to the Servicer and the Performance Guarantor for performance.

                  (c) The Backup Servicer may delegate duties under this Agreement to one or more subservicers with the prior written consent of each of the Insurer (unless an Insurer Default shall have occurred and be continuing), the Trust Collateral Agent, the Owner Trustee and the Backup Servicer. Each of the Backup Servicer, the Insurer, the Trust Collateral Agent and the Owner Trustee acknowledge that in the event that the Backup Servicer becomes the


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Servicer hereunder, the Backup Servicer may enter into a subservicer agreement on terms and conditions which are consistent with (but not limited to) the terms and conditions set forth in Schedule C. The Backup Servicer may terminate the appointment of any subservicer only upon the prior written consent of the Insurer (unless an Insurer Default shall have occurred and be continuing), the Trust Collateral Agent, the Owner Trustee and the Backup Servicer.

         SECTION 8.6. SERVICER AND BACKUP SERVICER NOT TO RESIGN. Subject to the provisions of Section 8.3, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Backup Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer or the Backup Servicer, as the case may be, and the Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Note Majority (if an Insurer Default shall have occurred and be continuing) does not elect to waive the obligations of the Servicer or the Backup Servicer, as the case may be, to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer or Backup Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Trust Collateral Agent, the Owner Trustee and the Insurer (unless an Insurer Default shall have occurred and be continuing). No resignation of the Servicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing, the Backup Servicer or an entity acceptable to the Insurer shall have assumed the responsibilities and obligations of the Servicer or, if an Insurer Default shall have occurred and be continuing, the Backup Servicer or a successor Servicer that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Servicer. No resignation of the Backup Servicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing, an entity acceptable to the Insurer shall have assumed the responsibilities and obligations of the Backup Servicer or, if an Insurer Default shall have occurred and be continuing, a Person that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Backup Servicer; PROVIDED, HOWEVER, that
(i) in the event a successor Backup Servicer is not appointed within 60 days after the Backup Servicer has given notice of its resignation and has provided the Opinion of Counsel required by this Section, the Backup Servicer may petition a court for its removal, and (ii) the Backup Servicer may resign with the written consent of the Insurer.

         SECTION 8.7. FINANCIAL CONDITION OF CPS. In the event and only for so long as any MFN Entity, Mercury Finance, the Seller or any other Affiliate of MFN is the Servicer, and the Merger has been completed, the occurrence of any of the events in subsections (a) through (c) below shall constitute a CPS Event of
Default:

                  (a) CASH BALANCE. CPS shall fail to maintain the Required Cash Balance;

                  (b) LEVERAGE RATIO. CPS shall fail to maintain a Leverage Ratio, at and as of the end of each fiscal quarter of CPS, of not more than 8 times;

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                  (c) CONSOLIDATED TOTAL ADJUSTED EQUITY. CPS permits its
Consolidated Total Adjusted Equity to be less than the Minimum Consolidated Total Adjusted Equity Amount at such time; and

                  In addition, MFN shall use its reasonable best efforts to furnish, or cause to be furnished, to the Initial Purchaser and the Insurer:

                  (i) as soon as available and in any event within 90 days (or next succeeding Business Day if the last day of such period is not a Business Day) after the end of each fiscal year, a copy of the audited consolidated financial statements for such year for CPS and its consolidated Subsidiaries, setting forth in each case in comparative form the figures for the previous fiscal year, certified, without qualification by Independent Accountants acceptable to the Purchaser and the Insurer which certificate shall state that such financial statements fairly present the financial condition of CPS and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as of and for the fiscal year then ended, and each other report or statement sent to shareholders or publicly filed by CPS;

                  (ii) as soon as available and in any event within 45 days (or next succeeding Business Day if the last day of such period is not a Business Day) after the end of each of the first three quarters of each fiscal year of CPS, a consolidated balance sheet of CPS and its consolidated Subsidiaries as of the end of such quarter and including the prior comparable period, and a consolidated statement of income and of cash flow of CPS and its consolidated Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer or chief accounting officer of CPS identifying such documents as being the documents described in this paragraph (ii) and stating that the information set forth therein fairly presents the financial condition of CPS and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as of and for the periods then ended, subject to year-end adjustments consisting only of normal, recurring accruals;

                  (iii) as soon as available, any letters prepared by CPS' Accountants addressed to CPS' management regarding the financial statements and internal controls of CPS.

                                   ARTICLE IX

                                     DEFAULT

         SECTION 9.1. SERVICER TERMINATION EVENT. For purposes of this Agreement, each of the following shall constitute a "SERVICER TERMINATION EVENT":

                  (a) Any failure by the Servicer or, so long as any MFN Entity is the Servicer, any MFN Entity to deliver to the Trust Collateral Agent for distribution to Noteholders any proceeds or payment required to be so delivered under the terms of this Agreement that continues unremedied for a period of two Business Days after written notice is received by the Servicer from the Trust Collateral Agent or (unless an Insurer Default shall have occurred and be continuing) the Insurer or after discovery of such failure by an officer of the Servicer; or

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                  (b) Failure by the Servicer to deliver to the Trust Collateral
Agent and (so long as an Insurer Default shall not have occurred and be continuing) the Insurer the Servicer's Certificate by 12:00 Noon, Eastern Time, on the second Business Day after each Determination Date; or

                  (c) Failure on the part of the Servicer to observe in all material respects its covenants and agreements set forth in Section 8.3(a); or

                  (d) Failure on the part of the Servicer or, so long as any MFN Entity or an Affiliate of MFN is the Servicer, any MFN Entity to duly observe or perform in any material respect any other covenants or agreements of the Servicer or, so long as any MFN Entity or an Affiliate of MFN is the Servicer, any MFN Entity set forth in this Agreement, which failure (i) materially and adversely affects Noteholders (determined without regard to the availability of funds under the Note Policy), or the Insurer (unless an Insurer Default shall have occurred and be continuing), and (ii) continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trust Collateral Agent or the Insurer (or, if an Insurer Default shall have occurred and be continuing by any Noteholder); or

                  (e) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer or MFN (if any MFN Entity or an Affiliate of MFN is the Servicer) in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or ordering the winding up or liquidation of the affairs of the Servicer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or

                  (f) The commencement by the Servicer or MFN (if any MFN Entity or an Affiliate of MFN is the Servicer) of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing; or

                  (g) Any representation, warranty or statement of the Servicer or MFN (if any MFN Entity is the Servicer) made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a


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material adverse effect on the Trust, the Insurer or the Noteholders and, within
30 days after the earlier of knowledge thereof by an officer of the Servicer and the date written notice thereof shall have been given to the Servicer by the Trust Collateral Agent or the Insurer (or, if an Insurer Default shall have occurred and be continuing, a Noteholder), the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or

                  (h) So long as an Insurer Default shall not have occurred and be continuing, the Insurer shall have failed to deliver a Servicer Extension Notice pursuant to Section 4.14 and the period covered by the most recent Servicer Extension Notice delivered by the Insurer shall have expired; or

                  (i) So long as an Insurer Default shall not have occurred and be continuing, an Event of Default occurs under the Indenture;

         SECTION 9.2. CONSEQUENCES OF A SERVICER TERMINATION EVENT. If a Servicer Termination Event shall occur and be continuing, the Insurer or, if an Insurer Default shall have occurred and be continuing either the Trust Collateral Agent, (to the extent it has knowledge thereof) or a Note Majority, by notice given in writing to the Servicer (and to the Trust Collateral Agent if given by the Insurer or the Noteholders) may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice or upon termination of the term of the Servicer, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Notes, the Certificate or the Other Conveyed Property or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer (or such other successor Servicer appointed by the Controlling Party); if the terminated Servicer is not MFC, the Controlling Party will appoint a Successor Servicer.

         The successor Servicer shall have (i) no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer
(ii) no obligation to perform any repurchase or advancing obligations, if any, of the Servicer, (iii) no obligation to pay any taxes required to be paid by the Servicer, (iv) no obligation to pay any of the fees and expenses of any other party involved in this transaction and (v) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer including the original Servicer. The indemnification obligations of the Backup Servicer, upon becoming a successor Servicer are expressly limited to those instances of gross negligence or willful misconduct of the Backup Servicer in its role as successor Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the Other Conveyed Property and related documents to show the Trust Collateral Agent (for the benefit of the Insurer and the Noteholders) as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files, Monthly Records and Collection Records and a computer tape in readable form


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containing all information necessary to enable the successor Servicer to service the Receivables and the Other Conveyed Property. If requested by the Controlling Party, the successor Servicer shall terminate the Lockbox Agreement or as Blocked Account Agreement and direct the Obligors to make all payments under the Receivables directly to the successor Servicer (in which event the successor Servicer shall process such payments in accordance with Section 4.2(e)), or to a lockbox or blocked account established by the successor Servicer at the direction of the Controlling Party, at the terminated Servicer's expense. The terminated Servicer shall grant the Trust Collateral Agent, the successor Servicer and the Controlling Party reasonable access to the terminated
Servicer's premises at the terminated Servicer's expense.

Notwithstanding anything contained in this Agreement to the contrary, the Backup Servicer as successor Servicer and any of its agents are authorized to accept and rely on all of the accounting, records (including computer records) and work of the prior Servicer relating to the Receivables (collectively, the "PREDECESSOR SERVICER WORK PRODUCT") without any audit or other examination thereof, and such successor Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Servicer. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, "ERRORS") exist in any predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the successor Servicer making or continuing any Errors (collectively, "CONTINUED ERRORS"), the successor Servicer shall have no duty, responsibility, obligation or liability for such Continued Errors; PROVIDED, HOWEVER, that the successor Servicer agrees to use its best efforts to prevent further Continued Errors. In the event that the successor Servicer becomes aware of Errors or Continued Errors, it shall, with the prior consent of the Insurer, use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors. Any successor Servicer shall be entitled to recover its costs thereby expended in accordance with Section 5.7(b) of this Agreement.

         SECTION 9.3. APPOINTMENT OF SUCCESSOR.

                  (a) On and after the time the Servicer receives a notice of termination pursuant to Section 9.2 or upon the resignation of the Servicer pursuant to Section 8.6, the Backup Servicer (unless the Insurer shall have exercised its option pursuant to Section 9.3(b) to appoint an alternate successor Servicer) shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement except as otherwise stated herein. The Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to term-to-term servicing as referred to in
Section 4.14 and to termination under Section 9.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer.

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                  (b) The Controlling Party may exercise at any time its right to appoint as Backup Servicer or as successor to the Servicer a Person other than the Person serving as Backup Servicer at the time, and (without limiting its obligations under the Note Policy) shall have no liability to the Trust Collateral Agent, Mercury Finance, the Seller, the Person then serving as Backup Servicer, any Noteholders or any other Person if it does so. Notwithstanding the above, if the Backup Servicer shall be legally unable or unwilling to act as Servicer, and an Insurer Default shall have occurred and be continuing, the Backup Servicer, the Trust Collateral Agent or a Note Majority may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending appointment pursuant to the preceding sentence, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 8.6, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 9.2, the resignation of the Servicer pursuant to Section 8.6 or the non-extension of the servicing term of the Servicer, as referred to in Section 4.14. If upon the termination of the Servicer pursuant to Section 9.2 or the resignation of the Servicer pursuant to Section 8.6, the Controlling Party appoints a successor Servicer other than the Backup Servicer, the Backup Servicer shall not be relieved of its duties as Backup Servicer hereunder.

                  (c) Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if the Servicer had not resigned or been terminated hereunder. If any successor Servicer is appointed as a result of the Backup Servicer's refusal (in breach of the terms of this Agreement) to act as Servicer although it is legally able to do so, the Insurer and such successor Servicer may agree on reasonable additional compensation to be paid to such successor Servicer by the Backup Servicer, which additional compensation shall be paid by such breaching Backup Servicer in its individual capacity and solely out of its own funds; PROVIDED, HOWEVER, it being understood and agreed that the Insurer shall give prior notice to the Backup Servicer with respect to the appointment of such successor and the payment of additional compensation, if any. If any successor Servicer is appointed for any reason other than the Backup Servicer's refusal to act as Servicer although legally able to do so, the Insurer and such successor Servicer may agree on additional compensation to be paid to such successor Servicer, which additional compensation shall be payable as provided in the Spread Account Agreement and shall in no event exceed $150,000 in the aggregate. If, any successor Servicer is appointed for any reason other than the Backup Servicer's refusal to act as Servicer although legally able to do so, the Backup Servicer shall not be liable for any Servicing Fee, additional compensation or other amounts to be paid to such successor Servicer in connection with its assumption and performance of the servicing duties described herein.

         SECTION 9.4. NOTIFICATION TO NOTEHOLDERS. Upon any termination of, or appointment of a successor to, the Servicer, the Trust Collateral Agent shall give prompt written notice thereof to each Noteholder and to the Rating Agencies.



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         SECTION 9.5. WAIVER OF PAST DEFAULTS. So long as no Insurer Default shall have occurred and be continuing, the Insurer (or, if an Insurer Default shall have occurred and be continuing, the Note Majority) may, on behalf of all Noteholders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

         SECTION 9.6. NO REMEDY EXCLUSIVE. No right or remedy herein conferred upon or reserved to the Trust Collateral Agent, the Noteholders or the Insurer is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law, in equity or otherwise (but, in each case, shall be subject to the provisions of this Agreement limiting such remedies), and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Controlling Party, and the exercise of or beginning of the exercise of any right or power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.

                                   ARTICLE X

                      TERMINATION AND OPTIONAL REPURCHASES

         SECTION 10.1. OPTIONAL PURCHASE OF ALL RECEIVABLES.

                  (a) On the last day of any Collection Period as of which the Pool Balance shall be less than or equal to 10% of the Original Pool Balance, the Seller shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts; PROVIDED, HOWEVER, that the amount to be paid for such purchase (as set forth in the following sentence) shall be sufficient to pay the full amount of interest then due and payable on the Notes and the Certificate plus any amounts then due and owing to the Insurer pursuant to the Insurance Agreement and the Premium Letter. To exercise such option, the Seller shall deposit pursuant to Section 5.6 in the Collection Account an amount equal to the aggregate Purchase Amount for the Receivables, plus the appraised value of any other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Seller, the Insurer and the Trust Collateral Agent, and shall succeed to all interests in and to the Trust.

                  (b) Upon any sale of the assets of the Trust pursuant to
Section 8.1 of the Trust Agreement, the Servicer shall instruct the Trust Collateral Agent to deposit the proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the "INSOLVENCY PROCEEDS") in the Collection Account.

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                  (c) Notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee, the Trustee, the Collateral Agent, the Backup Servicer, the Trust Collateral Agent, the Insurer and the Rating Agencies as soon as practicable after the Servicer has received notice thereof.

                  (d) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes and all amounts outstanding owed to the Insurer pursuant to the Insurance Agreement and Premium Letter, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Trust Collateral Agent pursuant to this Agreement.

                                   ARTICLE XI

                      ADMINISTRATIVE DUTIES OF THE SERVICER

         SECTION 11.1. ADMINISTRATIVE DUTIES.

                  (a) DUTIES WITH RESPECT TO THE INDENTURE. The Servicer shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture. The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture, including, without limitation, pursuant to Sections 2.7, 3.5, 3.6, 3.7, 3.9, 3.10, 3.17, 5.1, 5.4, 7.3, 8.3,
9.2, 9.3, 11.1 and 11.15 of the Indenture.

                  (b) DUTIES WITH RESPECT TO THE ISSUER.

                  (i) In addition to the duties of the Servicer set forth in this Agreement or any of the other Basic Documents, the Servicer shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the other Basic Documents or under state and federal tax and securities laws, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Basic Documents, including, without limitation, pursuant to Sections 2.6 and
         2.11 of the Trust Agreement. In accordance with the directions of the Issuer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Receivables and Other Conveyed Property (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer.


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                  (ii) Notwithstanding anything in this Agreement or any of the other Basic Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee and the Trust Collateral Agent in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to an Owner (as defined in the Trust Agreement) as contemplated this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Trust Collateral Agent pursuant to such provision.

                  (iii) Notwithstanding anything in this Agreement or the other Basic Documents to the contrary, the Servicer shall be responsible for performance of the duties of the Issuer set forth in Section 5.1(a) of the Trust Agreement with respect to, among other things, accounting and reports to Owners (as defined in the Trust Agreement); PROVIDED, HOWEVER, that once prepared by the Servicer, the Owner Trustee shall retain responsibility for the distribution of the Schedule K-1s necessary to enable the Certificateholder to prepare its federal and state income tax returns.

                  (iv) The Servicer shall perform the duties of the Servicer specified in Section 9.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Servicer under this Agreement or any of the Basic Documents.

                  (v) The Servicer shall perform the duties, but not any of the payment obligations, of the Issuer specified in the Insurance Agreement.

                  (vi) The Servicer shall perform the duties, but not any of the payment obligations, of the Issuer specified in the Spread Account Agreement.

                  (vii) In carrying out the foregoing duties or any obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; PROVIDED, HOWEVER, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer's opinion, no less favorable to the Issuer in any material respect.

         (c) TAX MATTERS. The Servicer shall prepare and file, on behalf of the Seller, all tax returns, tax elections, financial statements and such annual or other reports attributable to the activities engaged in by the Issuer as are necessary for preparation of tax reports, including without limitation forms 1099. All tax returns will be signed by the Seller.

         (d) NON-MINISTERIAL MATTERS. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee and the Trustee of the proposed action and the Owner Trustee and, with respect to items (A), (B), (C) and (D) below, the Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

                           (A) the amendment of or any supplement to the
                  Indenture;

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                           (B) the initiation of any claim or lawsuit by the
                  Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

                           (C) the amendment, change or modification of this
                  Agreement or any of the other Basic Documents;

                           (D) the appointment of successor Note Registrars,
                  successor Paying Agents and successor Trustees pursuant to the Indenture or the appointment of successor Servicers or the consent to the assignment by the Note Registrar, Paying Agent or Trustee of its obligations under the Indenture; and

                           (E) the removal of the Trustee or the Trust
                  Collateral Agent.

         (e) EXCEPTIONS. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders or Certificateholders under the Basic Documents, (2) sell the Trust Estate Property pursuant to Section 5.4 of the Indenture, (3) take any other action that the Issuer directs the Servicer not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

         (f) The Backup Servicer or any successor Servicer shall not be responsible for any obligations or duties of the servicer under this Section 11.1.

         SECTION 11.2. RECORDS. The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer at any time during normal business hours.

         SECTION 11.3. ADDITIONAL INFORMATION TO BE FURNISHED TO THE ISSUER. The Servicer shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         SECTION 12.1. AMENDMENT.

         (a) This Agreement may be amended from time to time by the parties hereto, with the consent of the Trustee (which consent may not be unreasonably withheld), with the prior written consent of the Insurer (so long as no Insurer Default has occurred and is continuing) but without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement, which amendment shall be consistent with the provisions of this Agreement or the Insurance Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel delivered to Owner Trustee and the Trustee, adversely affect in any material respect the interests of any Noteholder; PROVIDED,

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FURTHER, that if an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interests of the Insurer; PROVIDED, HOWEVER, if any party to this Agreement is unable to sign any amendment due to its dissolution, winding up or comparable circumstances, then the consent of the Noteholders representing at least 51% of the total current outstanding principal amount of Notes shall be sufficient to amend this Agreement without such party's signature.

                  This Agreement may also be amended from time to time by the parties hereto, with the consent of the Insurer (so long as no Insurer Default has occurred and is continuing), the consent of the Trustee, and with the consent of the Holders of Notes evidencing not less than a majority of the outstanding principal amount of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; PROVIDED, HOWEVER, that subject to the express rights of the Insurer under the Basic Documents, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholder or (b) reduce the aforesaid percentage of the Note Majority required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes of each class affected thereby and the Certificateholder; PROVIDED, FURTHER, that if an Insurer Default has not occurred and is continuing, such action shall not materially adversely affect the interest of the Insurer; provided, however, if any party to this Agreement is unable to sign any amendment due to its dissolution, winding up or comparable circumstances, then the consent of the Noteholders representing at least 51% of the total current outstanding principal amount of Notes shall be sufficient to amend this Agreement without such party's signature.

                  Promptly after the execution of any such amendment or consent, the Trust Collateral Agent shall furnish written notification of the substance of such amendment or consent to each Noteholder, the Trustee, the Owner Trustee, the Insurer and the Rating Agencies.

                  It shall not be necessary for the consent of Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of any action by Noteholders shall be subject to such reasonable requirements as the Trustee or the Owner Trustee, as applicable, may prescribe.

                  Prior to the execution of any amendment to this Agreement, the Owner Trustee, the Trustee, Trust Collateral Agent, Collateral Agent, the Insurer and the Backup Servicer shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 12.2(h)(1) has been delivered. The Owner Trustee, the Trust Collateral Agent, the Backup Servicer, and the Trustee may, but shall not be obligated to, enter into any such amendment which affects the Issuer's, the Owner Trustee's, the Trust Collateral Agent's, the Backup Servicer's or the Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

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         (b) Notwithstanding anything to the contrary contained in Section
12.1(a) above, the provisions of the Agreement relating to (i) the Spread Account Agreement, the Spread Account, the Requisite Spread Account Amount, a Trigger Event or any component definition of a Trigger Event and (ii) any additional sources of funds which may be added to the Spread Account or uses of funds on deposit in the Spread Account may be amended in any respect by the Seller, the Servicer, the Insurer and the Collateral Agent (the consent of which shall not be withheld or delayed with respect to any amendment that does not adversely affect the Collateral Agent) without the consent of, or notice to, the Noteholders.

         SECTION 12.2. PROTECTION OF TITLE TO TRUST.

         (a) The Seller shall authorize the Trust Collateral Agent to file such financing statements and continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the interests of the Trust Collateral Agent in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Insurer, the Owner Trustee and the Trust Collateral Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

         (b) Neither the Seller nor the Servicer shall change its name, identity corporate structure or jurisdiction of organization in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of 9-506 of the UCC, unless it shall have given the Insurer, the Owner Trustee, the Trust Collateral Agent and the Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements. Promptly upon such filing, the Seller or the Servicer, as the case may be, shall deliver an Opinion of Counsel in form and substance reasonably satisfactory to the Insurer, stating either (A) all financing statements and continuation statements have been authorized and filed that are necessary fully to preserve and protect the interest of the Trust and the Trust Collateral Agent in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

         (c) [RESERVED]

         (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

         (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, the Servicer's master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Trust in such Receivable and that such Receivable is owned by the Trust. Indication of the Trust's interest in a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the related Receivable shall have been paid in full or repurchased.

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         (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust.

         (g) Upon request, the Servicer shall furnish to the Insurer, the Owner Trustee or to the Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificate furnished before such request indicating removal of Receivables from the Trust.

         (h) The Servicer and the Seller shall deliver to the Insurer, the Owner Trustee and the Trustee:

                           (1) promptly after the execution and delivery of the
                  Agreement and, if required pursuant to Section 12.1, of each amendment, an Opinion of Counsel stating that, in the opinion of such Counsel, in form and substance reasonably satisfactory to the Insurer, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trustee in the Receivables (for the benefit of the Insurer), and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

                           (2) within 90 days after the beginning of each
                  calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been authorized and filed that are necessary fully to preserve and protect the interest of the Trust and the Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest. Each Opinion of Counsel referred to in clause (1) or
                  (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

         SECTION 12.3. NOTICES. All demands, notices and communications upon or to the Seller, the Servicer, the Owner Trustee, the Insurer, the Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered, or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt

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         in the case of the Seller to MFN Securitization LLC, 100 Field Drive,
Lake Forest, Illinois 60045, Attention: Treasury, Telecopier No.: (847) 295-3526, Confirmation No.: 847-295-8600, ext. 129;

         in the case of the Servicer to Mercury Finance Company LLC, 100 Field Drive, Lake Forest, Illinois 60045, Attention: Treasury, Telecopier No.: (847) 295-3526, Confirmation No.: 847-295-8600, ext. 129;

         in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office of the Owner Trustee;

         in the case of the Trustee, the Trust Collateral Agent or the Collateral Agent, at the Corporate Trust Office, in the case of the Insurer, to XL Capital Assurance, Inc., 250 Park Avenue, 19th Floor, New York, New York 10177, Attention: Surveillance, Telecopier No.: (646) 658-5955, Confirmation
No.: (646) 658-5900;

         (in each case in which notice or other communication to the Insurer refers to a Servicer Termination Event, a claim on the Note Policy, a Deficiency Notice pursuant to Section 5.5 of this Agreement or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the General Counsel and the Head-Financial Guaranty Group and shall be marked to indicate "URGENT MATERIAL ENCLOSED");

         in the case of Fitch, to Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: Asset Backed Surveillance, Telecopier No.: (212) 635-0476;

         in the case of Standard & Poor's, to Standard & Poor's Ratings Group, 55 Water Street, New York, New York 10041-0003, Attention: Asset Backed Surveillance Department, Telecopier No.: (212) 208-1582;

         in the case of Moody's, to Moody's Investors Services, 99 Church Street, 4th Floor, New York, New York 10007, Attention: ABS Monitoring Department.

         in the case of SST, to Systems & Services Technologies, Inc., 4315 Pickett Road, St. Joseph, Missouri 64503, Attention: General Counsel, Telecopier
No.: (816) 671-2038

         Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

         SECTION 12.4. ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.4 and 8.3 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may


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not be assigned by the Seller or the Servicer without the prior written consent of the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Trustee and the Insurer (or if an Insurer Default shall have occurred and be continuing the Holders of Notes evidencing not less than 66% of the principal amount of the outstanding Notes).

         SECTION 12.5. LIMITATIONS ON RIGHTS OF OTHERS. The provisions of this Agreement are solely for the benefit of the parties hereto, the Trustee, the Insurer, the Noteholders and the Certificateholders, as third-party beneficiaries. The Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and directly enforce such provisions of this Agreement. Except as expressly stated otherwise herein, any right of the Insurer to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Insurer in its sole and absolute discretion. The Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Note Policy) upon delivery of a written notice to the Owner Trustee. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION 12.6. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 12.7. SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 12.8. HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 12.9. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 12.10. ASSIGNMENT TO TRUSTEE. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Trustee.

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         SECTION 12.11. NONPETITION COVENANTS.

         (a) Notwithstanding any prior termination of this Agreement, the Servicer, the Backup Servicer, and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

         (b) Notwithstanding any prior termination of this Agreement, the Servicer and the Backup Servicer shall not, prior to the date that is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce to, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against the Seller under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

         SECTION 12.12. LIMITATION OF LIABILITY OF OWNER TRUSTEE AND TRUSTEE.

         (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by First Union Trust Company, National Association, not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall First Union Trust Company, National Association in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles V, VI and VII of the Trust Agreement.

         (b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Bank One Trust Company, N.A., not in its individual capacity but solely as Trust Collateral Agent and in no event shall Bank One Trust Company, N.A., have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

         (c) In no event shall Bank One Trust Company, N.A., in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Business Trust Statute, common law, or the Trust Agreement.

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         SECTION 12.13. INDEPENDENCE OF THE SERVICER. For all purposes of this
Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuer, the Trust Collateral Agent, Backup Servicer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by this Agreement, the Servicer shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

         SECTION 12.14. NO JOINT VENTURE. Nothing contained in this Agreement
(i) shall constitute the Servicer and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

                                  ARTICLE XIII

                              PERFORMANCE GUARANTY

         SECTION 13.1. TERMS OF PERFORMANCE GUARANTY.

         (a) For value received, and in consideration of the financial accommodation accorded to the Performance Guarantor by the Issuer under this Agreement, the Performance Guarantor hereby fully, unconditionally, and irrevocably guarantees to the Issuer, the Seller, the Backup Servicer, the Trust Collateral Agent and the Insurer (x) the due performance of all obligations, and punctual payment of all amounts payable by the Servicer, for so long as any MFN Entity is the Servicer, when and as such obligations hereunder and under the Purchase Agreement shall become due and, in the case of any payments, payable,
(y) the due performance of all obligations, and punctual payments of all amounts payable by Mercury Finance in connection with Sections 4.4 and 5.1 of the Purchase Agreement at any time an MFN Entity is not the Servicer and (z) at all times, the due performance of all obligations, and punctual payments of all amounts payable by the Seller in connection with Section 3.2 or 3.3 herein. The Performance Guarantor will ensure the performance and payment of every act, duty, obligation, agreement and responsibility of the Servicer (for so long as any MFN Entity is the Servicer) herein and under the Purchase Agreement.

         (b) In case of the inability of the Servicer, for so long as any MFN Entity is the Servicer, or the inability of the Seller, both to the extent set forth above, to punctually perform any such act, duty, obligation, responsibility or agreement or to pay punctually any such amounts, the Performance Guarantor hereby agrees, upon written demand by the Trust Collateral Agent (on behalf of the Insurer and the Noteholders), to, as applicable, (i) perform any such act, duty, obligation, responsibility or agreement and (ii) pay or cause to be paid any such amount, punctually when and as the same shall become due and, in the case of any payment, payable.

         (c) The Performance Guarantor hereby agrees that its obligations under this Section 13.1 constitute a guarantee of performance and payment by the Servicer, and the Seller as set forth in Section 13.1 above its obligations hereunder when due and not of collection provided that this Article XIII shall in no event be understood to mean or imply a guarantee of collection of the Receivables.

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

         (d) The Performance Guarantor hereby agrees that its obligations under this Section 13.1 shall be unconditional, irrespective of the validity, regularity or enforceability of this Agreement against the Servicer and the Seller as set forth in Section 13.1 above, the absence of any action to enforce the Servicer's obligations under this Agreement, any waiver or consent by the parties hereto with respect to any provisions thereof or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than the defenses of statute of limitations or payment, which are not waived); PROVIDED, HOWEVER, that Performance Guarantor shall be entitled to exercise any right that the Servicer could have exercised under this Agreement to cure any default in respect of its obligations under this Agreement, but only to the extent such right is provided to the Seller under this Agreement.

         (e) The Performance Guarantor hereby waives (i) promptness, diligence, presentment, demand of payment, protest, order and, except as set forth in paragraph (a) hereof, notice of any kind in connection with this Agreement and this Section 13.1; (ii) any requirement that the parties hereto exhaust any right to take any action against the Servicer or any other person prior to or contemporaneously with proceeding to exercise any right against the Performance Guarantor under this Section 13.1 and (iii) any right of reimbursement or subrogation with respect to any amounts paid by it pursuant to this Section 13.1 until such time as all obligations owed by the parties hereto are paid in full.

         SECTION 13.2. COVENANTS OF THE PERFORMANCE GUARANTOR. The Performance Guarantor covenants to the Issuer, the Seller, the Servicer, the Backup Servicer, the Trust Collateral Agent and the Insurer as follows:

         (a) LIENS IN FORCE. The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by such Receivable, except upon payment in full of such Receivable or as otherwise contemplated herein;

         (b) NO IMPAIRMENT. The Performance Guarantor shall do nothing to impair the rights of the Issuer, the Seller, the Servicer, the Backup Servicer, the Trust Collateral Agent, the Insurer and/or the Noteholders in the Receivables, the Dealer Agreements, the Dealer Assignments or the Insurance Policies;

         (c) NO AMENDMENTS. The Performance Guarantor shall not extend or otherwise amend the terms of any Receivable, except in accordance with Section 4.2, without the prior written consent of the Controlling Party;

         (d) RESTRICTIONS ON LIENS. The Performance Guarantor shall not: (i) create or incur or agree to create or incur, or consent to cause (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables or of any Other Conveyed Property except for the Lien in favor of the Trust Collateral Agent for the benefit of the Noteholders and the Insurer, the lien imposed by the Spread Account Agreement in favor of the Collateral Agent for the benefit of the Trust Collateral Agent and Insurer, and the restrictions on transferability imposed by this Agreement or (ii) authorize or file under the UCC of any jurisdiction any


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financing statement or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables or to any Other Conveyed Property, except in each case any such instrument solely securing the rights and preserving the Lien of the Trust Collateral Agent, for the benefit of the Insurer and the Noteholders. The Performance Guarantor will take no action to cause any Receivable to be evidenced by an instrument (as such term is defined in the relevant UCC);

         (e) COMPLIANCE WITH LAWS. The Performance Guarantor shall comply in all material respects with the laws of each state in which a Receivable is located, including, without limitation, all federal and state laws regarding the collection and enforcement of consumer debt, in respect of which the failure to comply would adversely affect the interest of the Issuer, the Seller, the Servicer, the Backup Servicer, the Trust Collateral Agent and the Insurer in any Receivable or adversely affect its ability to perform its obligations under this Agreement or under any other Basic Document to which it is a party (in any capacity);

         (f) NOTICE OF RELOCATION. The Performance Guarantor shall give the Trust Collateral Agent at least 60 days prior written notice of any relocation of its principal executive office or change in its jurisdiction of organization if, as a result of such relocation or change in jurisdiction, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement;

         (g) PRESERVATION OF EXISTENCE. The Performance Guarantor shall observe all procedures required by its organizational documents and by-laws and preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would materially and adversely affect (1) the interests under the Basic Documents of the Issuer, the Seller, the Servicer, the Backup Servicer, the Trust Collateral Agent and the Insurer, (2) the collectibility of any Receivable or (3) its ability to perform its obligations hereunder or under any of the other Basic Documents.

         (h) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Performance Guarantor shall maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof) and keep and maintain, all documents, books and records of account (in which complete entries will be made in accordance with GAAP consistently applied), and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of all collections of and adjustments to each Receivable).

         (i) DOCUMENTS. The Performance Guarantor shall comply in all material respects with each of the terms of the Basic Documents to which it is a party (in any capacity) and shall not cancel or terminate any of the Basic Documents to which it is party or subject (in any capacity), or consent to or accept any cancellation or termination of any of such agreements, or amend or otherwise modify any term or condition of any of the Basic Documents to which it is party or subject (in any capacity) or give any consent, waiver or approval under any such agreement, or waive any default under or breach of any of the Basic Documents to which it is party (in any capacity) or take any other action under any such agreement not contemplated by the terms thereof, unless (in each case) the Insurer (so long as no Insurer Default has occurred and is continuing) the Trust Collateral Agent shall have consented thereto and such consent shall not be unreasonably withheld.

         (j) SEPARATE EXISTENCE. The Performance Guarantor shall take all reasonable steps (including, without limitation, all steps that the Trust Collateral Agent and the Insurer (so long as no Insurer Default has occurred) may from time to time reasonably request) to maintain the Performance Guarantor's identity as a separate legal entity from the Seller and to make it manifest to third parties that the Performance Guarantor is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof. Without limiting the generality of the foregoing, the Performance Guarantor shall:

                  (i) maintain or cause to be maintained by an agent of the Seller under the Seller's control physical possession of all its books and records;

                  (ii) account for and manage its liabilities separately from those of the Seller, including, without limitation, payment of all payroll and other administrative expenses and taxes from its own assets;

                  (iii) maintain its assets separately from the Seller;

                  (iv) maintain offices through which its business is conducted separate from those of the Seller (PROVIDED that, to the extent that the Performance Guarantor and any of its Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs and expenses among them, and each such entity shall bear its fair share of such expenses);

                  (v) not commingle its funds with those of the Seller except to the extent contemplated herein, or use its funds for other than the Performance Guarantor's uses; and

                  (vi) ensure that any financial reports required of the Performance Guarantor shall comply with GAAP and shall be issued separately from, but may be consolidated with, any reports prepared by the Seller.

         SECTION 13.3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PERFORMANCE GUARANTOR. The Performance Guarantor represents and warrants to the Issuer, the Seller, the Servicer, the Backup Servicer, the Trust Collateral Agent and the Insurer as follows:

         (a) ORGANIZATION AND GOOD STANDING. The Performance Guarantor has been duly organized and is validly existing as a corporation under the laws of the State of Delaware and in good standing under the laws of the State of Delaware, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted. The Performance Guarantor had at all relevant times and now has, power, authority and legal right to enter into and perform its obligations under this Agreement and under the other Basic Documents to which it is a party (in any capacity).

         (b) DUE QUALIFICATION. The Performance Guarantor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so would have a material adverse effect on its ability to perform its obligations hereunder or under any other Basic Document to which it is a party (in any capacity);

         (c) POWER AND AUTHORITY. The Performance Guarantor has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party (in any capacity) and to carry out its terms and their terms, respectively; and the execution, delivery and performance of this Agreement and the Basic Documents to which the Performance Guarantor is a party (in any capacity) have been duly authorized by the Performance Guarantor by all necessary corporate action;

         (d) BINDING OBLIGATION. This Agreement and the other Basic Documents to which the Performance Guarantor is a party (in any capacity) have been duly executed and delivered, and this Agreement and the other Basic Documents to which the Performance Guarantor is a party (in any capacity) constitute legal, valid and binding obligations of the Performance Guarantor enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

         (e) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the other Basic Documents to which the Performance Guarantor is a party (in any capacity), and the fulfillment of the terms of this Agreement and the other Basic Documents to which it is a party (in any capacity), shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under its certificate of incorporation or bylaws, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Performance Guarantor is a party or by which it is bound or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Performance Guarantor of any court or other Official Body, having jurisdiction over the Performance Guarantor or any of its properties, or in any way materially adversely affect the interest of the Issuer, the Seller, the Servicer, the Backup Servicer, the Trust Collateral Agent and the Insurer in any Receivable, or adversely affect the Performance Guarantor's ability to perform its obligations under this Agreement or under any of the other Basic Documents to which it is a party (in any capacity);

         (f) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the Performance Guarantor's knowledge, threatened against the Performance Guarantor, before any court or other Official Body having jurisdiction over the Performance Guarantor or its properties (A) asserting the invalidity of this Agreement or any of the other Basic Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (C) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Performance Guarantor of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, or (D) that could reasonably be expected to, if adversely determined, have a material adverse effect on the interest of the Issuer, the Insurer, the Noteholders, and the Trust Collateral Agent in any Receivable;

         (g) ERISA. Each ERISA Plan maintained by the Performance Guarantor or any of its ERISA Affiliates is in compliance in all material respects with its terms and with all applicable laws, including without limitation, ERISA and the Code. There is no Lien on any of the Receivables or Other Conveyed Property placed by the Pension Benefit Guaranty Corporation or resulting from the application of Section 412(n) of the Code or Section 302(f) of ERISA in favor of any ERISA Plan maintained by the Performance Guarantor or any of its ERISA Affiliates. None of the Receivables or Other Conveyed Property has been pledged as security for any ERISA Plan maintained by the Performance Guarantor or any of its ERISA Affiliates. No Multiemployer Plan to which the Performance Guarantor or any of its ERISA Affiliates is required to contribute is insolvent or in reorganization. Neither the Performance Guarantor nor any of its ERISA Affiliates has incurred or expects to incur any liability (including any direct, contingent or secondary liability) to or on account of any ERISA Plan or Multiemployer Plan pursuant to Section 409, 502(i), 515, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code;

         (h) INVESTMENT COMPANY STATUS. The Performance Guarantor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such act;

         (i) NO CONSENTS. The Performance Guarantor is not required to obtain the consent of any other Person which has not been obtained, or any consent, license, approval or authorization of, or registration or declaration with, any Official Body in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Basic Documents to which it is party (in any capacity) which, if not obtained, would materially and adversely affect the interest of the Issuer, the Seller, the Servicer, the Backup Servicer, the Trust Collateral Agent and the Insurer of any Receivable or materially and adversely affect the Performance Guarantor's ability to perform its obligations under this Agreement or under any other Basic Document to which it is a party (in any capacity);

         (j) CHIEF EXECUTIVE OFFICE. Its chief executive office is located at 100 Field Drive, Suite 340, Lake Forest, Illinois 60045;

         (k) ELIGIBILITY. The representations and warranties with respect to each Receivable set forth in Schedule B hereto are true and correct;

         (l) REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. Each of the representations and warranties of the Performance Guarantor contained in this Agreement and the other Basic Documents is true and correct in all material respects and the Performance Guarantor hereby makes each such representation to, and for the benefit of, the Issuer, the Seller, the Servicer, the Backup Servicer, the Trust Collateral Agent and the Insurer as if the same were set forth in full herein;

         (m) INFORMATION TRUE AND COMPLETE. All reports, certificates, financial statements, spreadsheets and other data pertaining to the performance or servicing of the Receivables heretofore or hereafter furnished or made available by or on behalf of the Performance Guarantor to any party hereto in connection with this Agreement or any transaction contemplated hereby, when considered together, are and will be true and complete in all material respects and do not and will not omit to state a material fact necessary to make the statements contained therein not misleading;

         (n) FINANCIAL OR OTHER CONDITION. There has been no material adverse change in the condition (financial or otherwise), business operations, results of operations, or properties of the Performance Guarantor since December 31, 2001;

         (o) COMPLIANCE WITH LAWS. The Performance Guarantor has complied in all material respects and will comply in all material respects with all applicable laws, rules, regulations, judgments, agreements, decrees and orders with respect to its business and properties with respect to which the failure to comply would materially and adversely affect the interest of the Issuer, the Seller, the Servicer, the Backup Servicer, the Trust Collateral Agent and the Insurer in any Receivable or materially and adversely affect the Performance Guarantor's ability to perform its obligations under this Agreement or under any other Basic Document to which it is a party;

         (p) TAXES. The Performance Guarantor has filed and will file on a timely basis all tax returns (including, without limitation, foreign, federal, state, local and otherwise) required to be filed, is not liable for taxes payable by any other Person (except for members of MFN's consolidated tax group) and has paid and will pay or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from the Performance Guarantor except where such taxes are being contested in good faith in appropriate proceedings. No tax lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such tax, assessment or other governmental charge. Any taxes, fees and other governmental charges payable by the Performance Guarantor in connection with the execution and delivery of this Agreement and the other Basic Documents and the transactions contemplated hereby or thereby including the transfer of each Receivable and Other Conveyed Property to the Seller have been paid or shall have been paid if and when due at or prior to the Closing Date;

         (q) SOLVENCY. The Performance Guarantor is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Basic Documents. The Performance Guarantor, after giving effect to the transactions contemplated by this Agreement and the other Basic Documents, will have adequate funds to conduct its business in the foreseeable future;

         (r) TAX TREATMENT. For federal income tax purposes, each Receivable and the related Other Conveyed Property will be treated as owned by the Servicer as the sole member of the Seller;

         (s) SEPARATE EXISTENCE. The Seller is operated as an entity with assets and liabilities distinct from those of the Performance Guarantor and any other Affiliates of the Seller, and the Performance Guarantor hereby acknowledges that the Issuer, the Seller, the Servicer, the Backup Servicer, the Trust Collateral Agent and the Insurer are entering into the transactions contemplated by this Agreement in reliance upon the Seller's identity as a separate legal entity from the Performance Guarantor and each such Affiliate. Since its formation, the Seller has been (and will be) operated in such a manner as to comply with the covenants set forth in Section 7.2 and there is not now, nor will there be at any time in the future, any agreement or understanding between the Performance Guarantor and the Seller (other than as expressly set forth herein) providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges; and

         (t) BASIC DOCUMENTS. The Performance Guarantor has furnished to the Trust Collateral Agent true, correct and complete copies of each Basic Document to which the Performance Guarantor is a party; each of which is in full force and effect. Neither the Performance Guarantor nor any Affiliate party thereto is in default of any of its obligations thereunder in any material respect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                                  MFN AUTO RECEIVABLES TRUST 2002-A
                                  By:  First Union Trust Company, National
                                       Association, not in its individual
                                       capacity but solely as Owner Trustee on
                                       behalf of the Trust.

                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                  MFN SECURITIZATION LLC, Seller,

                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                  MERCURY FINANCE COMPANY LLC, Servicer,

                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                  MFN FINANCIAL CORPORATION, Performance
                                  Guarantor,

                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                  SYSTEMS & SERVICES TECHNOLOGIES, INC.,
                                  as Backup Servicer,

                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:

Acknowledged and accepted by BANK ONE TRUST COMPANY, N.A.
not in its individual capacity but solely as Trust
Collateral Agent

By: /s/ Gregory G. Cross
    -----------------------------------------
     Gregory G. Cross
     Vice President

                                   SCHEDULE A

                             SCHEDULE OF RECEIVABLES






                                   Schedule A
                                     Page 1

                                   SCHEDULE B

                         REPRESENTATIONS AND WARRANTIES
                     OF THE SELLER AND THE INITIAL SERVICER

         1. CHARACTERISTICS OF RECEIVABLES. The Receivables (i) were originated directly by a Contributing Subsidiary or Servicer with the consumer or were originated by a Dealer in the ordinary course of such dealer's business, and such Dealer or such Contributing Subsidiary or Servicer had all necessary licenses and permits to originate Receivables, and, if originated by a Dealer, were purchased by a Contributing Subsidiary or Servicer from such Dealer under an existing Dealer Agreement with a Contributing Subsidiary or Servicer and were validly assigned by such Dealer to such Contributing Subsidiary or Servicer,
(ii) were fully and properly executed by the parties thereto and contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, and (iii) are fully amortizing Simple Interest Receivables or Pre-Computed Receivables which provide for level monthly payments (provided that the payment in the first collection period and the final collection period of the life of the Receivable may be minimally different from the level payment) which, if made when due, shall fully amortize the amount financed over the original term.

         2. FRAUD OR MISREPRESENTATION. Each Receivable was originated, by a Dealer and was sold by the Dealer to a Contributing Subsidiary or the Servicer, and if sold by a Dealer to a Contributing Subsidiary, was contributed by such Contributing Subsidiary to Mercury Finance. Each Receivable was subsequently sold by Mercury Finance to the Seller without any fraud or misrepresentation on the part of such Dealer, Mercury Finance or Seller in any case.

         3. COMPLIANCE WITH LAW. All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Moss-Magnuson Warranty Act, the Federal Reserve Board's Regulations "B" and "Z" (including amendments to the Federal Reserve's Official Staff Commentary to Regulation Z, effective October 1, 1998, concerning negative equity loans), the Soldiers' and Sailors' Civil Relief Act of 1940, each applicable state Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of the Receivables and the Financed Vehicles, have been complied with in all material respects, and each Receivable and the sale of the Financed Vehicle evidenced by each Receivable complied in all material respects at the time it was originated or made and now complies in all material respects with all applicable legal requirements.

         4. ORIGINATION. Each Receivable was originated in the United States.

         5. BINDING OBLIGATION. Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the

                                   Schedule B
                                     Page 1
availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after the Cutoff Date of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended; and all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

         6. NO GOVERNMENT OBLIGOR. No Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

         7. OBLIGOR BANKRUPTCY. At the Cutoff Date no Obligor had been identified on the records of Mercury Finance as being the subject of a current bankruptcy proceeding.

         8. SCHEDULE OF RECEIVABLES. The information set forth in the Schedule of Receivables has been produced from the Electronic Ledger and was true and correct in all material respects as of the close of business on the Cutoff Date.

         9. MARKING RECORDS. By the Closing Date the Seller will have caused the portions of the Electronic Ledger relating to the Receivables to be clearly and unambiguously marked to show that the Receivables have been sold to the Seller by the Servicer and resold by the Seller to the Trust in accordance with the terms of the Sale and Servicing Agreement.

         10. COMPUTER TAPE. The Computer Tape made available by the Seller to the Trust and the Insurer (provided that the Insurer requested such Computer
Tape) on the Closing Date was complete and accurate as of the Cutoff Date and includes a description of the same Receivables that are described in the Schedule of Receivables.

         11. ADVERSE SELECTION. No selection procedures adverse to the Noteholders or the Insurer were utilized in selecting the Receivables from those receivables owned by the Seller which met the selection criteria contained in the Sale and Servicing Agreement.

         12. CHATTEL PAPER. The Receivables constitute chattel paper within the meaning of the UCC as in effect in the States of Delaware and New York, as applicable.

         13. ONE ORIGINAL. There is only one original executed copy of each Receivable.

         14. RECEIVABLE FILES COMPLETE. There exists a Receivable File pertaining to each Receivable and such Receivable File is in the Custodian's possession as of the Closing Date.

         15. RECEIVABLES IN FORCE. No Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part. No terms of any Receivable originated after December 31, 1999 have been (i) waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File or (ii) modified as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.


                                   Schedule B
                                     Page 2

         16. LAWFUL ASSIGNMENT. No Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement or pursuant to transfers of the Notes.

         17. GOOD TITLE. Immediately prior to the conveyance of the Receivables to the Trust pursuant to this Agreement the Seller was the sole owner thereof and had good and indefeasible title thereto, free of any Lien and, upon execution and delivery of this Agreement by the Seller, the Trust shall have good and indefeasible title to and will be the sole owner of such Receivables, free of any Lien. No Dealer has a participation in, or other right to receive, proceeds of any Receivable. The Seller has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements or Dealer Assignments or to payments due under such Receivables.

         18. SECURITY INTEREST IN FINANCED VEHICLE. Each Receivable created or shall create a valid, binding and enforceable first priority security interest against the Seller in favor of the Issuer (or its predecessor in interest in such Receivable) in the Financed Vehicle. The Lien Certificate and original certificate of title for each Financed Vehicle show, or if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle the Lien Certificate will be received within 210 days of the Closing Date and will show a Contributing Subsidiary named as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle. With respect to each Receivable for which the Lien Certificate has not yet been returned from the Registrar of Titles, the Seller has applied for or received written evidence from the related Dealer that such Lien Certificate showing a Contributing Subsidiary as first lienholder has been applied for and the Seller's security interest by assignment has been validly assigned by the Seller to the Trust pursuant to this Agreement. Immediately after the sale, transfer and assignment thereof by the Seller to the Trust, each Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of the Trust Collateral Agent as secured party, which security interest is prior to all other Liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle). As of the Cutoff Date there were no Liens or claims for taxes, work, labor or materials affecting a Financed Vehicle which are or may be Liens prior or equal to the Liens of the related Receivable.

         19. ALL FILINGS MADE. All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Trust a first priority perfected lien on, or ownership interest in, the Receivables and the proceeds thereof and the Other Conveyed Property have been made, taken or performed.

         20. NO IMPAIRMENT. The Seller has not done anything to convey any right to any Person that would result in such Person having a right to payments due under the Receivable or otherwise to impair the rights of the Trust, the Insurer, the Trustee, the Trust Collateral Agent and the Noteholders in any Receivable or the proceeds thereof.


                                   Schedule B
                                     Page 3

         21. RECEIVABLE NOT ASSUMABLE. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations to a Contributing Subsidiary with respect to such Receivable.

         22. NO DEFENSES. No Receivable is subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any Receivable.

         23. NO DEFAULT. There has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 30 days), and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. As of the Cutoff Date no Financed Vehicle had been repossessed.

         24. INSURANCE. At the time of a purchase of a Receivable by a Contributing Subsidiary from a Dealer, each Financed Vehicle is required to be covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) its maximum insurable value or (b) the principal amount due from the Obligor under the related Receivable, (ii) naming the applicable Contributing Subsidiary and its successors and assigns as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Each Receivable requires the Obligor to maintain physical loss and damage insurance, naming the applicable Contributing Subsidiary and its successors and assigns as additional insured parties, and each Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so.

         25. PAST DUE. At the Cutoff Date no Receivable was more than 30 days past due and no Receivable would have been more than 30 days past due at the Cutoff Date but for an "allowable delinquency transaction" granted during the month of February 2002 pursuant to the Servicing Procedures and Credit Manual and no funds have been advanced by any Contributing Subsidiary, Mercury Finance, the Seller, any Dealer, or anyone acting on behalf of any of them in order to cause any Receivable to qualify under this clause.

         26. REMAINING PRINCIPAL BALANCE. At the Cutoff Date the Principal Balance of each Receivable set forth in the Schedule of Receivables is true and accurate in all material respects.

         27. CERTAIN CHARACTERISTICS OF RECEIVABLES. (A) Each Receivable had a remaining maturity, as of the Cutoff Date, of at least 3 months and not more than 60 months; (B) each Receivable had an original maturity of at least 6 months and not more than 60 months; (C) each Receivable had an original Principal Balance of at least $500 and not more than $25,000; (D) each Receivable had a remaining Principal Balance as of the Cutoff Date of at least $500 and not more than $25,000; (E) each Receivable has an Annual Percentage Rate of at least 8% and not more than 40%; and (F) each Receivable originated after December 31, 1999 was originated in accordance with MFN's underwriting guidelines in effect at the time of origination.


                                   Schedule B
                                     Page 4

         28. NOT REWRITTEN. No Receivable is a "restructured" or "rewritten" Receivable pursuant to the Servicing Procedures and Credit Manual.

         29. ADDITIONAL REPRESENTATIONS AND WARRANTIES.

                  A. As of the Cut-Off Date, such Receivable is secured by a Financed Vehicle that has not been repossessed without reinstatement.

                  B. Each Obligor listed on the Contract related to a Receivable had a mailing address within the United States on the date of origination of such Contract.

                  C. The Obligor under the Contract related to a Receivable does not have the unilateral right to substitute, exchange or add any Financed Vehicle under such Contract.

                  D. The sale, transfer, assignment and conveyance of such Receivable by the Servicer pursuant to the Purchase Agreement, by the Seller pursuant to this Agreement and by the Issuer pursuant to the Indenture is not subject to and will not result in any tax, fee or governmental charge payable by the Servicer, the Seller, the Issuer or the Indenture Trustee to any federal, state or local government ("Transfer Taxes") other than the Transfer Taxes which have or will be paid by the Servicer or the Seller as due.

                  E. To the best of the Seller's knowledge, no Obligor is a Person who is a lessor or a seller of equipment of a type similar to the Financed Vehicle.

                  F. Such Contract does not constitute a "consumer lease" under either (a) the UCC as in effect in the jurisdiction whose law governs the related Contract or (b) the Consumer Leasing Act, 15 U.S.C. 1667.

                  G. The Servicer and the Seller have duly fulfilled all material obligations to be fulfilled under or in connection with the origination, acquisition and assignment of such Receivable and the other Trust Property, including, without limitation, giving and obtaining all necessary notices, consents, licenses, registrations and approvals required under applicable law or otherwise where the failure to do so would have had a material adverse effect on the Issuer's ability to own and pledge its interest in the Trust Property or to effect the acquisition of such Receivable and the other Trust Property by the Issuer and the subsequent pledge of the Trust Property to the Indenture Trustee, and have not done anything that would impair the rights of the Issuer, the Indenture Trustee, the Noteholders or the Insurer to payments relating thereto.

                  H. There are no amounts owing by the Originator to any Dealer in connection with the origination of any Receivable and such Dealer has no right, title or interest in or to such Receivable.



                                   Schedule B

                                   SCHEDULE C

                   SERVICING AGREEMENT AND SUMMARY OF SERVICES
                              FOR BACK UP SERVICER

SECTION       COMMENT
-------       -------

1.1 The definition of Lockbox Agreement should be revised to permit SST to utilize its current lock-box account through Commerce Bank, N.A.

4.1 The parties shall define the applicable servicing duties and standards of care upon the appointment of SST as the successor servicer. SST shall have no duties under the Basic Documents other than the Sale and Servicing Agreement.

              SST shall not be bound to perform pursuant to the MFN Servicing Procedures and Credit Manual.

              SST shall not administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements or the Dealer Assignments.

              SST shall be reimbursed for all fees and expenses related to insurance tracking services and related to any action necessary to enforce Insurance Policies, as required.

4.2(d)        SST shall utilize its existing lock-box account through Commerce
              Bank, N.A.

4.3(a)        SST shall have no duty with respect to recourse against Dealers.

              All reimbursable expense items payable to SST are set forth in the attached Annex A.

4.3(b)        Not applicable to SST.

4.4(a) SST shall be reimbursed for all fees and expenses related to insurance tracking services, as required.

4.4(b)(c)     Under no circumstances shall SST be required to utilize
              Force-Placed Insurance.

4.4(d) SST shall be reimbursed for all fees and expenses related to any action necessary to enforce Insurance Policies, as required. SST shall only initiate such actions upon the instructions of the Agent.

4.4(e)        Not applicable to SST.

4.5(a) The parties shall define the applicable servicing duties and standards of care upon the appointment of SST as the successor servicer.

                                   Schedule C

4.5(b) SST shall be reimbursed for all fees and expenses associated with perfection or re-perfection of security interests in the Financed Vehicles that exceed $500 in any given month.

4.7           SST shall not repurchase any Receivable.

4.8 The fees and reimbursable expenses payable to SST are set forth in the attached Annex A.

4.9(b) SST shall not be responsible to provide the information required pursuant to subsections (i), (ii), (iii), (iv), (b), (c) or (d); rather, SST shall provide reasonable assistance as requested in connection with reporting this information.

4.9(c)        Not applicable to SST.

4.11 SST shall only be required to provide a copy of its annual audited financial statements and its annual SAS-70 audit report.

4.13(a) SST shall deliver a monthly tape containing the required information subject to the exclusions identified in the above comments in Section 4.9(b).

              SST shall only pay the costs associated with such an audit to the extent the discrepancy is resolved in favor of the Backup Servicer.

4.14 SST shall receive the termination fee set forth in the attached Annex A in the event a Servicer Termination Notice is issued to SST and there is no applicable Servicer Termination Event. The Controlling Party shall provide SST with a minimum of 60 days prior written notice of its election to not renew any term.

5.1(b),(c),(e),(f) Not applicable to SST.

8.1 The parties shall define the applicable servicing duties and standards of care upon the appointment of SST as the successor servicer. SST shall have no duties under the Basic Documents other than the Sale and Servicing Agreement.

8.1(a)        Not applicable to SST.

9.2 In the event the prior Servicer fails or refuses to pay such expenses, SST shall be reimbursed directly from Collected Funds.

              Insert the following:

              SST may accept and reasonably rely on all accounting and servicing records and other documentation provided to SST by or at the direction of the prior Servicer, or any party providing services related to the Financed Vehicles or the account of any Obligor. SST shall have no duty, responsibility, obligation or liability (collectively "liability") for the acts or omissions of any such party. The prior Servicer, Seller or any MFN Entity, jointly and

                                   Schedule C
                                     Page 2
              severally, agree to indemnify and hold SST, its respective officers, employees and agents harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that SST may sustain in any way related to the negligence or misconduct of any such party with respect to the Receivables or the account of any Obligor. If any error, inaccuracy or omission (collectively "error") exists in any information provided to SST and such errors cause or materially contribute to SST making or continuing any error (collectively "continuing errors"), SST shall have no liability for such continued errors; provided, however, that this provision shall not protect SST against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in discovering or correcting any error or in the performance of its duties contemplated herein.

              In the event the SST becomes aware of errors and/or continued errors, which in the opinion of SST impairs its ability to perform its services hereunder, SST may undertake such data or records reconstruction as it deems appropriate to correct such errors and/or continued errors and to prevent future continued errors. SST shall be entitled to recover its costs thereby expended.

              In the event the prior Servicer, the Seller or any MFN Entity fails or refuses to provide SST with the indemnities set forth in this section within 30 days following receipt of written demand for indemnity from SST, SST shall receive or be entitled to recover the indemnities due it directly from Collected Funds.

11.1          Not applicable to SST.

Misc. The parties acknowledge and agree that SST shall only be bound by the provisions of the Sale and Servicing Agreement that reasonably apply to a third party servicer. All other provisions shall have no operation or effect in regards to the duties or responsibilities of SST.


                                   Schedule C
                                     Page 3


                                   ANNEX A TO
                                   SCHEDULE C

                         FEES, EXPENSES & DISTRIBUTIONS
I.         FEES

           A.       BACKUP SERVICING
                                                                             $10,000
           1.       One-time Set-up and Data
                    Mapping Fee

           2.       Monthly Fee(1,2)                  THE GREATER OF:        6        bsp or
                                                                             $5,000   per month


           B.       SUCCESSOR SERVICING

           1.       One-time Boarding Fee                                    $5       per contract

           2.       Monthly Fee(1,2)                  THE GREATER OF:        500      bsp or
                                                                             $16      per month

           3.       Minimum Monthly Fee                                      $2,000   per month

           4.       Termination Fee:

                    SST shall be entitled to a termination fee equal to the greater of $50,000.00 or the fees received by SST for the month preceding the month in which a notice of termination is delivered; provided, that no such termination fee shall be payable if (i) SST is terminated due to a Servicer Termination Event other than as provided in section 9.1(h); or (ii) the notice of termination is delivered after SST has performed as the successor servicer over a period greater than six (6) months.

--------------------

(1) Basis points are annualized (i.e., applicable basis points/12), and shall be based on the beginning of month outstanding principal balance for each Receivable.

(2) SST shall receive this fee for all "Active Contracts" for any full or partial month where it functions as the Servicer. Active Contract is defined as any contract other than: (i) prepaid, fully satisfied contracts; (ii) contracts in which the asset has been liquidated and SST has posted the liquidation proceeds or any other anticipated proceeds (e.g., credit enhancement insurance); or (iii) contracts in which SST has completed all work in connection with processing and receiving insurance payoffs. There shall be a $0.50 monthly servicing fee for each contract that is no an Active Contract until such time as SSt is duly instructed to write the obligor's balance down to $0.00.


                                   Schedule C
                                     Page 4

II.      EXPENSES

         A.       BACKUP AND TRANSFER EXPENSES

         SST shall be reimbursed for all costs and expenses incurred in connection with its Backup Servicing Duties and the transfer of contracts to SST for successor servicing. Such costs and expenses include, but are not limited to, those related to travel, obligor mailings, freight and file shipping.

         B.       SUCCESSOR SERVICING EXPENSES

         SST shall be reimbursed for all out-of-pocket expenses including, but not limited to, those associated with asset recovery, liquidation, travel, legal proceedings related to replevin actions or Obligor bankruptcies, mailing and statement costs, title processing, bank charges and insurance tracking, if any. Additionally, SST shall receive an administrative fee amounting to 8% of the funds advanced by SST to cover any such expenses during any monthly collection period. In order to avoid this administrative fee, the Agent (or another appropriate party) may at any time during the term establish and fund an advance account. Any such advance account must be fully funded on a monthly basis in an amount sufficient to cover the out-of-pocket expenses projected by SST for each subsequent monthly collection period.

III.     MISCELLANEOUS

         A.       ADMINISTRATIVE FEES/SERVICING CHARGES

         As successor servicer, SST shall receive all administrative fees, including extension processing fees, NSF fees and late charges received by SST during any monthly collection period.

         B.       DEFICIENCY COLLECTIONS

         SST may provide deficiency collections services on a contingency fee basis pursuant to a separate agreement.



                                   Schedule C

                                     ANNEX B
                                  TO SCHEDULE C

                             SST SUMMARY OF SERVICES

The following outlines the services to be provided by SST. The procedures identified herein are to be implemented at the discretion of SST depending on the needs and circumstances of the individual account.

         A.       MAIL CENTER

                  o Maintain integrity of all deliveries and provide audit trail.

                  o Maintain security of payment instrument, including cash.

                  o Subject to dual-control cash management (Mail Center and Payment Processing Department).

                  o        Process recorded by security camera.

                  o Incoming mail other than cash or checks forwarded to appropriate department.

         B.       BOARDING & FILING

                  o Loan data boarded electronically by Data Processing Department.

                  o Loan package receipted and checked for payment instrument which is returned to Mail Center.

                  o Documents sorted into proper order as defined by "Boarding Check List."

                  o Perfection of Interest ("POI") documents verified for completeness.

                  o        Loan package referenced against client check list.

                  o Originator defined "Critical Errors" returned to Company for resolution.

                  o "Warning Errors" flagged on systems during boarding for resolution.

                  o Loan package documents scanned (or imaged) after all information verified.

                  o Original contract will be scanned and copied; copy in file and original in docket envelope.

                  o Titles received later by Mail Center are sent to Title Department for processing and forwarded to Boarding Department for scanning and storage in a fire proof vault.

                                   Schedule C
                                     Page 6

                  o All documents are stored in a limited access file room

                  o No documents may leave the file room unless securitized, sold or paid off.

         C.       PAYMENT PROCESSING

                  o All payments remitted by mail are opened in the Mail Center in the presence of representatives of the Payment Processing Department and the Mail Center.

                  o All payment instruments with the exception of insurance proceeds, drafts, post dated checks and research items must be posted the same day received.

                  o Substitution of collateral, reversals and unwinds are processed per Company guidelines.

                  o Obligor payments and Western Union Quick Collect payments transmitted from the lockbox concentration account are processed electronically.

                  o Obligor Payments transmitted through military allotments. ACH and EFT are also processed electronically.

         D.       CUSTOMER SERVICE

                  o Screen all obligor calls other than those directly dialed to collector.

                  o Provide audit trail on the system of all obligor transactions.

                  o        Process all name and address changes.

                  o        Process payoff requests.

                  o Process authorized and obligor signed "Due Date Change Agreements" initiated by the collector in accordance with underlying client rules.

                  o Process authorized and obligor signed "Payment Extension Agreements" initiated by the collector in accordance with underlying client rules.

                  o Begin process to verify address on "Returned Mail" before transferring to Collections.

                  o Attempt to contact all new obligors with a scripted "Welcome Call."

                  o        Process all loan closure procedures.

         E.       COLLECTIONS

                  o Provide audit trail on the system of all obligor contacts.

                                   Schedule C
                                     Page 7

                  o        First attempt to contact at 3 days delinquent.

                  o Pre-Collector randomly assigned 3 - 10 day delinquent accounts as well as screening incoming collection calls.

                  o Collector efforts focus on back-end collections beginning with day 10 of delinquency.

                  o Collector assigned an obligor's account for the life of the contract (Cradle-to-Grave).

                  o Collector responsible for between 425 and 450 active obligor accounts with a book of 60 to 80 delinquent accounts at any given time.

                  o A Collection supervisor is responsible for 8 to 10 collectors.

                  o Collector can only recommend an action - must be approved by supervisor.

                  o Collector shall use its "best efforts" to collect all outstanding sums due on every delinquent account in a timely and efficient manner through contact by phone, by letter and by outside field call.

                  o Various payment instruments are utilized to expedite payment of delinquent accounts including but not limited to SpeedPay/PhonePay, Western Union Quick Collect, Quick Collect by Credit Card, MoneyGram ExpressPayment as well as ACH.

                  o If collector determines an obligor is or may become a "skip", both internal skip tracing procedures will be exercised and outside assistance may be contracted - appropriate comments are included and the account flagged.

                  o If collector detects a pending Bankruptcy filed, appropriate comments are included, the account flagged and transferred to Special Recoveries.

                  o If collector has exhausted all legally permissible collection methods without success and the collateral is in jeopardy, a request for repossession shall be initiated immediately but generally no later than 61 days delinquent.

                  o All appropriate obligor account developments are reported to one or more nationally recognized credit reporting agencies.

         F.       SPECIAL RECOVERIES

                  o        Provide audit trail on the system.

                                   Schedule C
                                     Page 8

                  o At such time as a vehicle has been authorized for repossession, the account will be assigned to a licensed and insured regional repossession agency or skip tracing company.

                  o Upon receipt of notification that a repossession has occurred, the obligor and any co-borrower or guarantor will be mailed a Notice of Intent to Sell Repossessed or Surrendered Vehicle ("NOI") for the appropriate state, and shall therein provide the obligor with an opportunity to reinstate or redeem the vehicle.

                  o The repossession agency shall deliver the vehicle to the specified location, at which time an inspection agent may be engaged to assess physical damage to the vehicle, and may arrange for repairs.

                  o Assuming no reinstatement or redemption by the obligor, the appropriate method of resale/liquidation shall be determined.

                  o Special Recoveries will manage all aspects of collateral liquidation and interact with Title Department to transfer titles.

                  o Following liquidation all receipts and disbursements that may exist for the applicable obligor account shall be posted.

                  o Special Recoveries will apply for all insurance premium and service contract refunds as well as all insurance claims as specified in the various policies including but not limited to obligor's physical damage, VSI, GAP, RDI, etc.

                  o Upon notification of Bankruptcy, Special Recoveries will obtain the name, address and telephone number of the obligor's attorney; filing date; state and court district; case number and type (7 or 13); and all contact with obligor will cease until the account has been released from "BK" or approval from obligor's attorney.

                  o Upon notification of legal action, the Servicing Legal Department within Special Recoveries shall assume responsibility and authority until resolved by management or Corporate General Counsel.

         G.       ADDITIONAL SERVICES

                  o Physical files, records and electronic files for audit or inspection on premise shall be made available so long as such audit or inspection does not unreasonably interfere with normal operations.

                  o Upon request a copy of the annual audit of financial statements shall be provided within 90 days of completion of said annual audit.

                                   Schedule C
                                     Page 9

                  o Provide client with monthly servicer statement accounting for all receipts and disbursements.

                  o Produce statement file used by vendor to generate and distribute obligor statements 14 days prior to due date.




                                   Schedule C
                                     Page 10

                                    EXHIBIT A

                             SERVICER'S CERTIFICATE

                                    EXHIBIT B

                        FORM OF STATEMENT TO NOTEHOLDERS

                                    EXHIBIT C

                             INVESTOR CERTIFICATION






                                                                  Date:


Bank One Trust Company, N.A.
201 North Central Avenue
26th Floor
Phoenix, Arizona 85004

Attention:        Structured Finance
                  MFN Auto Receivables Trust 2002-A

         In accordance with Section 5.10 of the Sale and Servicing Agreement (the "Agreement"), with respect to the MFN Auto Receivables Trust 2002-A, Class A-1 and A-2 Asset-Backed Notes (the "Notes"), the undersigned hereby certifies and agrees as follows:

         1. The undersigned is a beneficial owner of $_________ in principal balance of the Class ___ Notes.

         2. The undersigned is requesting a password pursuant to Section 5.10 of the Agreement for access to certain information (the "information") on the Trust Collateral Agent's website.

         3. In consideration of the Trust Collateral Agent's disclosure to the undersigned of the Information, or the password in connection therewith, the undersigned will keep the information confidential (except from such outside persons as are assisting it in connection with the related Notes, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Trust Collateral Agent, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

         4. The undersigned will not use or disclose the information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Note pursuant to Section 5 of the Securities Act.

         5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Trust Collateral Agent for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

         6. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

         IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereby by its duly authorized officer, as of the day and year written above.


                                      ------------------------------------------
                                      Beneficial Owner


                                      By:
                                          --------------------------------------
                                      Title:
                                             -----------------------------------
                                      Company:
                                              ----------------------------------
                                      Phone:
                                            ------------------------------------



                                      C-2